UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Wintrust Financial Corporation
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WINTRUST FINANCIAL CORPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 27, 2021

To the Shareholders of Wintrust Financial Corporation:
You are cordially invited to attend the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Wintrust Financial Corporation (the “Company”) to be held via live audio webcast on Thursday, May 27, 2021, at 9:00 a.m. Central Time, at https://web.lumiagm.com/212949112 (Password: win2021) for the following purposes:
1.To elect the 12 nominees for director named in this Proxy Statement to hold office until the 2022 Annual Meeting of Shareholders or until a successor has been elected and qualified;
2.To consider a proposal to amend and restate the Company’s Employee Stock Purchase Plan to increase the number of shares of common stock that may be offered under the plan by 200,000;
3.To approve, on an advisory (non-binding) basis, the Company’s executive compensation as described in this Proxy Statement;
4.To ratify the appointment of Ernst & Young LLP to serve as the independent registered public accounting firm for fiscal year 2021; and
5.To transact such other business as may properly come before the meeting and any adjournment thereof.
The record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting was the close of business on April 1, 2021.
Two of our current directors, Christopher J. Perry and Ingrid S. Stafford, are not standing for re-election this year. Mr. Perry and Ms. Stafford have been valued members of our Board of Directors since 2009 and 1998, respectively. We ask that you join us in thanking them for their service to the Company.
IMPORTANT NOTE: We are sensitive to the public health and travel concerns our shareholders may have regarding the coronavirus (COVID-19) pandemic and the protocols that federal, state, and local governments may impose. In light of the unique circumstances associated with COVID-19, the Board of Directors has determined that it is prudent again this year to conduct the Annual Meeting virtually. The attached Proxy Statement includes important information regarding the virtual Annual Meeting, including what you need to do in order to participate.
By order of the Board of Directors,
Kathleen M. Boege
Corporate Secretary
April 8, 2021
WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, IT IS IMPORTANT THAT YOU VOTE BY ONE OF THE METHODS NOTED IN THE ATTACHED PROXY STATEMENT.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 27, 2021: This Notice of the Annual Meeting, Proxy Statement and the 2020 Annual Report on Form 10-K are Available at: https://materials.proxyvote.com/97650W

WINTRUST FINANCIAL CORPORATION
9700 West Higgins Road, Suite 800
Rosemont, Illinois 60018
PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD THURSDAY, MAY 27, 2021
These proxy materials are furnished in connection with the solicitation by the Board of Directors (the “Board” with individual members of the Board each being referred to herein as a “Director”) of Wintrust Financial Corporation, an Illinois corporation (“Wintrust” or the “Company”), of proxies to be used at the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment of such meeting. In accordance with rules and regulations of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we furnish proxy materials, which include this Proxy Statement (this “Proxy Statement”) and the accompanying proxy card, Notice of Annual Meeting, and Annual Report on Form 10-K for fiscal year ended December 31, 2020, to our shareholders by making such materials available on the Internet unless otherwise instructed by the shareholder. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice, which is first being mailed to shareholders on or about April 16, 2021.
ABOUT THE MEETING
When and where is the Annual Meeting?
The Annual Meeting will be held via live audio webcast on Thursday, May 27, 2021 at 9:00 a.m. Central Time at https://web.lumiagm.com/212949112 (Password: win2021). This year’s Annual Meeting will again be conducted virtually, for the health and safety of our shareholders, management and Board, in light of public health concerns regarding the coronavirus (COVID-19) pandemic. Please do NOT travel to the Company’s corporate headquarters for the Annual Meeting.
You may attend the Annual Meeting, ask questions, and vote your shares during the Annual Meeting at https://web.lumiagm.com/212949112 (Password: win2021). As always, you are encouraged to vote your shares prior to the Annual Meeting. To participate in the Annual Meeting, shareholders will need the 11-digit control number that appears on your Notice or proxy card. In the event that you do not have a control number, please contact your broker, bank or other nominee as soon as possible so that you can be provided with a control number to gain access to the meeting. Please see below under the heading “How do I vote if I hold my shares through a broker, bank or other nominee?” for additional instructions if you hold your shares through a broker, bank or other nominee.
Online check-in will begin at 8:45 a.m. Central Time. We encourage you to access the Annual Meeting prior to the start time, leaving ample time for the check-in process. If you encounter any technical difficulties accessing the virtual Annual Meeting or during the Annual Meeting, please call the technical support number that will be posted on the virtual Annual Meeting login page at https://web.lumiagm.com/212949112 (Password: win2021).
A replay of the entire meeting will be available on the Company’s website at www.wintrust.com under “Investor Relations.” We intend to hold an in-person annual meeting of shareholders in subsequent years once public health concerns regarding the COVID-19 pandemic have subsided.
What is the purpose of the Annual Meeting?
At the Annual Meeting, shareholders will act upon the matters described in the Notice of Annual Meeting that accompanies this Proxy Statement, including the election of the 12 nominees for Director named in this Proxy Statement, a proposal to amend and restate the Company’s Employee Stock Purchase Plan (“ESPP”) to increase the number of shares that may be offered under the ESPP, a proposal approving (on an advisory basis) the Company’s executive compensation as described in this Proxy Statement, and the ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2021.

Who may vote at the Annual Meeting?
Only record holders of our Common Stock, no par value per share (“Common Stock”), as of the close of business on April 1, 2021 (the “Record Date”), will be entitled to vote at the meeting. On the Record Date, the Company had outstanding approximately 57,022,202 shares of Common Stock. Each outstanding share of the Common Stock entitles the holder to one vote.
May shareholders ask questions at the virtual Annual Meeting?
Yes. Shareholders will have the ability to submit written questions during the virtual Annual Meeting. Such questions must be confined to matters properly before the Annual Meeting and of general Company relevance.
What constitutes a quorum?
The Annual Meeting will be held only if a quorum is present. A quorum will be present if a majority of the shares of the Common Stock issued and outstanding on the Record Date are represented, online or by proxy, at the Annual Meeting. Shares represented by properly completed proxy cards marked “abstain” or returned without voting instructions are counted as present for the purpose of determining whether a quorum is present at the Annual Meeting. Also, if shares are held by brokers who submit a proxy but are prohibited from exercising discretionary authority for beneficial owners who have not given voting instructions on certain matters (“broker non-votes”), those shares will be counted as present for the purpose of determining whether a quorum is present at the Annual Meeting.
How do I submit my vote?
If you are a shareholder of record, you can vote by:
•attending the Annual Meeting virtually and voting electronically during the Annual Meeting, using the 11-digit control number that appears on your Notice or proxy card;
•using your telephone, according to the instructions on the Notice or proxy card;
•visiting www.voteproxy.com and then following the instructions on the screen; or
•signing, dating and mailing in your proxy card which may be obtained by calling 888-proxyna (888-776-9962) or by emailing info@astfinancial.com.
The deadline for voting by telephone or on the Internet is 11:59 p.m. Eastern Time on May 26, 2021. Proxy cards submitted by mail must be received by the close of business on May 26, 2021.
How do I vote if I hold my shares through a broker, bank or other nominee?
If you hold your shares through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available. If you hold your shares through a broker, bank or other nominee and would like to vote online during the virtual Annual Meeting, you must first obtain a valid legal proxy issued in your name from the institution that holds your shares and then register in advance to attend the virtual Annual Meeting.
Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form. After obtaining a valid legal proxy from your broker, bank or other nominee, you must then register to attend the virtual Annual Meeting, by submitting proof of your legal proxy reflecting the number of your shares along with your name and email address to American Stock Transfer & Trust Company, LLC. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:
American Stock Transfer & Trust Company LLC
Attn: Proxy Tabulation Department
6201 15th Avenue
Brooklyn, NY 11219

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 12, 2021. You will receive a confirmation of your registration by email after we receive your registration materials.
Can I change or revoke my vote after I return my proxy card?
Yes. If you are a shareholder of record, you may change your vote by:
•returning a later-dated proxy card;
•entering a new vote by telephone or on the Internet (prior to 11:59 p.m. Eastern Time on May 26, 2021);
•voting electronically during the virtual Annual Meeting; or
•delivering written notice of revocation to the Company’s Corporate Secretary by mail at 9700 West Higgins Road, Suite 800, Rosemont, Illinois 60018.
If you vote by phone or Internet, you may change your vote if you do so prior to 11:59 p.m. Eastern Time on May 26, 2021. Any later-dated proxy card or revocation sent by mail must be received by the close of business on May 26, 2021. If you hold your shares through an institution, that institution will instruct you as to how your vote may be changed.
Who will count the votes?
The Company’s Inspector of Election, American Stock Transfer & Trust Company, LLC, will count the votes.
Will my vote be kept confidential?
Yes. As a matter of policy, shareholder proxies, ballots and tabulations that identify individual shareholders are kept secret and are available only to the Company, its tabulator and inspectors of election, who are required to acknowledge their obligation to keep your votes confidential.
Who pays to prepare, mail and solicit the proxies?
The Company pays all of the costs of preparing, mailing and soliciting proxies. The Company asks brokers, banks, voting trustees and other nominees and fiduciaries to forward proxy materials to the beneficial owners and to obtain authority to execute proxies. The Company will reimburse the brokers, banks, voting trustees and other nominees and fiduciaries upon request. In addition to solicitation by mail, telephone, facsimile, Internet or personal contact by its officers and employees, the Company has retained the services of Morrow Sodali LLC, 470 West Avenue, Third Floor, Stamford, Connecticut 06902, to solicit proxies for a fee of  $7,000 plus expenses.
What are the Board’s recommendations as to how I should vote on each proposal?
The Board recommends a vote:
•FOR the election of each of the 12 Director nominees named in this Proxy Statement;
•FOR the proposal to amend and restate the Company’s ESPP to increase the number of shares of Common Stock that may be offered under the plan by 200,000;
•FOR the approval, on an advisory (non-binding) basis, of the Company’s executive compensation as described in this Proxy Statement; and
•FOR the ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2021.
How will my shares be voted if I sign, date and return my proxy card?
If you sign, date and return your proxy card and indicate how you would like your shares voted, your shares will be voted as you have instructed. If you sign, date and return your proxy card but do not indicate how you would like your shares voted, your proxy will be voted:

•FOR the election of each of the 12 Director nominees named in this Proxy Statement;
•FOR the proposal to amend and restate the Company’s ESPP to increase the number of shares of Common Stock that may be offered under the plan by 200,000;
•FOR the approval, on an advisory (non-binding) basis, of the Company’s executive compensation as described in this Proxy Statement; and
•FOR the ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2021.
With respect to any other business that may properly come before the meeting, or any adjournment of the meeting, that is submitted to a vote of the shareholders, including whether or not to adjourn the meeting, your shares will be voted in accordance with the best judgment of the persons voting the proxies.
How will broker non-votes be treated?
A broker non-vote occurs when a broker who holds its customer’s shares in street name submits proxies for such shares, but indicates that it does not have authority to vote on a particular matter. Generally, this occurs when brokers have not received any instructions from their customers. In these cases, the brokers, as the holders of record, are permitted to vote on “routine” matters only, but not on other matters. In this Proxy Statement, brokers who have not received instructions from their customers would only be permitted to vote on:
•the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2021.
Brokers who have not received instructions from their customers would not be permitted to vote on the remaining proposals to be presented at the Annual Meeting, which are considered “non-routine” matters. Broker non-votes will have no impact on the voting results with regard to such proposals.
We will treat broker non-votes as present to determine whether or not we have a quorum at the Annual Meeting, but they will not be treated as entitled to vote on the “non-routine” matters described above, for which the broker indicates it does not have discretionary authority.
How will abstentions be treated?
For purposes of determining whether or not we have a quorum at the Annual Meeting, if you vote to abstain, your shares will be counted as present at the Annual Meeting.
If you abstain from voting for one or more of the nominees for Director, this will have the same effect as a vote against such nominee. If you abstain from voting on the proposal to amend and restate the Company’s ESPP, the advisory (non-binding) proposal approving the Company’s executive compensation as described in this Proxy Statement, or on the ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2021, your abstention will have the same effect as a vote against the proposal or proposals on which you abstain from voting.
What if other matters come up during the Annual Meeting?
If any matters other than those referred to in the Notice of Annual Meeting properly come before the Annual Meeting, the individuals named in the proxy card will vote the proxies held by them in accordance with their best judgment. The Company is not aware of any business other than the items referred to in the Notice of Annual Meeting that may be considered at the Annual Meeting.
Your vote is important. Whether or not you plan to attend the Annual Meeting by virtual means, prompt voting will be appreciated. Registered shareholders can vote their shares via the Internet or by using a toll-free telephone number. Instructions for using these convenient services are provided on the proxy card. Of course, you may still vote your shares by submitting the proxy card. A proxy card may be obtained as instructed above under “How do I submit by vote?” If you chose to vote by mail, we ask that you complete, sign, date and return the proxy card promptly in the postage-paid envelope.

BOARD OF DIRECTORS, COMMITTEES AND GOVERNANCE
Board of Directors
Overview
The Board provides oversight with respect to our overall performance, strategic direction and key corporate policies. It approves major initiatives, advises on key financial and business objectives, and monitors progress with respect to these matters. Members of the Board are kept informed of our business by various reports and documents provided to them on a regular basis, including operating and financial reports made at Board and committee meetings by the Chief Executive Officer (“CEO”) and other officers. The Board has seven standing committees. The principal responsibilities of the standing committees are described under the applicable committee headings below. Additionally, the independent Directors meet in regularly scheduled executive sessions, with and without management present, at each meeting of the Board and its committees.
Corporate Governance Practices
We believe that a culture of strong corporate governance is a critical component of our success. Our Board continually evaluates corporate governance developments and strives to adopt “best practices” including:
•Annual election of Directors.
•Independent Chairman of the Board.
•Independent Board. Our Board is comprised of all independent Directors, except our CEO.
•Majority vote standard for election of our Directors.
•Independent Board committees. Each of our committees (other than the Executive Committee) is made up entirely of independent Directors. Each standing committee operates under a written charter that has been approved by the respective committee, the Nominating and Corporate Governance Committee (the “Nominating Committee”) and the Board.
•Regular executive sessions of independent Directors. At each meeting of the Board and each of its Committees, the Directors meet without management present in regularly scheduled executive sessions of independent Directors.
•Regular Board self-evaluation process. The Board and each committee evaluate its performance on an annual basis.
•Regular Board education and training. Each Director is required to complete annually a robust suite of online training modules administered by the Company, including courses focused on financial institution compliance and regulatory frameworks. In addition to the completion of comprehensive new Director onboarding sessions, each Director is encouraged to participate in training sessions provided by third parties to public company directors, focusing on corporate governance matters as well as subjects relevant to the committees on which a particular Director serves.
•Service by the majority of our Directors on the boards of our subsidiary banks or other operating subsidiaries. We believe this dual service gives our Directors a robust view into our operations and performance.
•Limitation on other outside board service. We limit our Directors to serve on no more than four other public company boards.
•Retirement Age. We have a policy that we will not nominate a candidate for Director if he or she has attained the age of 76 before the election.
•Robust code of ethics. Our corporate code of ethics applies to all of our employees, including our Directors and executive officers. We also have an additional code of ethics applicable to our senior financial officers.
•Robust role for the Board in risk oversight. Our Board and its committees play an active and ongoing role in the management of the risks of our business.

•Stock ownership guidelines for Directors and named executive officers. Our Directors and named executive officers each must maintain a significant ownership of our Common Stock in order to increase alignment of their interests with those of our shareholders.
•Prohibition on hedging, short selling and pledging. Our Directors and executive officers are prohibited from engaging in selling short our Common Stock, engaging in hedging or offsetting transactions regarding our Common Stock, including the use of puts, calls, swaps, collars or other derivative securities designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any securities of the Company, or pledging our Common Stock.
•No shareholder rights plan (poison pill).
Meetings
The Board met eight times in 2020. Each member of the Board attended more than 91.7% of the total number of meetings of the Board and the committees on which he or she served. We encourage, but do not require, our Board members to attend annual meetings of shareholders. All of our Board members currently in office attended our virtual 2020 Annual Meeting of Shareholders.
Board Leadership Structure
The Board has a non-executive Chairman. This position is independent from management. The Chairman leads the Board meetings as well as meetings of the independent Directors. The CEO is a member of the Board and participates in its meetings. The Board believes that this leadership structure is appropriate for the Company at this time because it allows for independent oversight of management, increases management accountability and encourages an objective evaluation of management’s performance relative to compensation. In addition, the Board recognizes that acting as Chairman of the Board is a particularly time-intensive responsibility. Separating these roles allows the CEO to focus solely on his duties, which the Board believes better serves the Company. Separation of the roles of Chairman and CEO also promotes risk management, enhances the independence of the Board from management, and mitigates potential conflicts of interest between the Board and management. In order to ensure continuity of leadership, the Company has a policy set forth in its Corporate Governance Guidelines providing that each non-executive Chairman may serve for a term of not more than nine (9) consecutive years, subject to the requirement that he or she be re-elected as Chairman annually by the Board. The Nominating Committee has proposed, and the Board has agreed, that pending his re-election, H. Patrick Hackett, Jr. will continue to serve as non-executive Chairman of the Board following the Annual Meeting.
The Board’s Role in Risk Oversight
Our Board has an active and ongoing role in the management of the risks of our business. This role has two fundamental elements: (1) ensuring that management of the Company has implemented an appropriate system to manage risks by identifying, assessing, mitigating, monitoring and communicating about risks; and (2) providing effective risk oversight through the Board and its committees.
The Board believes the first element of its risk oversight role is fulfilled through the Company’s extensive risk assessment and management program designed to identify, monitor, report and control the Company’s risks, which are broken down into various categories deemed relevant to the Company and its business operations. The Enterprise Risk Management Program is administered by the Company’s Executive Vice President — Chief Risk Officer, who provides reports to the Board, the Audit Committee and the Risk Management Committee on a regular basis and other committees of the Board as needed.
The second element of the Board’s oversight role is fulfilled primarily by the full Board regularly receiving written and oral reports from management on the status of various categories of Company risk, including cybersecurity risks, and on the Company’s overall risks as well as any material changes or developments in risk profiles or experiences. In connection with the COVID-19 pandemic, the Board has been convening regularly to consider and discuss updates on the Company’s management of the COVID-19 crisis, including with regard to the Company’s operations, financial position and liquidity, communications strategy and employee matters, among other items. The Board also periodically receives reports regarding regulatory priorities and reviews regulatory examination reports of the Company to remain informed on issues and observations raised by regulatory authorities regarding the risk categories of the Company.

In addition to the full Board’s direct oversight, the Board’s committees provide oversight of various risks created by the Company’s operations. The Audit Committee provides oversight of the monitoring of risk, generally, and oversight of financial, regulatory, operational and legal risks, in particular. The Risk Management Committee monitors, among other things, overall enterprise risk management, credit, interest rate, liquidity and market risks. The Finance Committee provides oversight of risks related to strategic transactions and reviews risks associated with the Company’s capital planning strategy and liquidity. The Information Technology & Information Security Committee (“IT/IS Committee”) provides oversight of risks related to the Company’s information technology and information security strategy, infrastructure, systems, business continuity planning and disaster recovery plans and testing. The IT/IS Committee and the Audit Committee coordinate regarding oversight of the Company’s information security programs. The Nominating Committee provides risk oversight relating to the Company’s board and governance. The Compensation Committee provides oversight of risks related to the Company’s compensation of its employees. In addition, the Audit Committee, Finance Committee and Risk Management Committee have each undertaken to monitor relevant portions of the risks relating to the capital stress testing process.
Codes of Ethics
The Board has adopted our Corporate Code of Ethics applicable to all Directors, officers and employees, and our Senior Financial Officer Code of Ethics (together with the Corporate Code of Ethics, the “Codes”) each of which is available on the Company’s website at www.wintrust.com by choosing “Investor Relations” and then choosing “Corporate Governance.” To assist in enforcement of the Codes, we maintain Wintrust’s Ethicspoint, a toll-free hotline and Internet-based service through which confidential complaints may be made by employees regarding actual or alleged illegal or fraudulent activity; questionable accounting, internal controls or auditing matters; conflicts of interest, dishonest or unethical conduct; disclosures in the Company’s reports filed with the SEC, bank regulatory filings and other public disclosures that are not full, fair, accurate, timely or understandable; violations of our Codes; and/or any other violations of laws, rules or regulations. Any complaints submitted through this process are presented to the Audit Committee on a regular, periodic basis or more frequently as needed. The Company will post on its website any amendments to, or waivers from, the Codes as they apply to its Directors and executive officers to the extent required by the rules of the SEC or the Nasdaq stock market (“NASDAQ”).
Shareholder Communications
Any shareholder or other interested parties who desire to contact the non-employee Directors or the other members of our Board may do so by writing to: Wintrust Financial Corporation, Board of Directors, c/o the Corporate Secretary, Wintrust Financial Corporation, 9700 West Higgins Road, Suite 800, Rosemont, Illinois 60018. Copies of written communications received at this address will be provided to the Board, the applicable committee chair or the non-employee Directors as a group unless such communications are considered, in consultation with the non-employee Directors, to be improper for submission to the intended recipient(s). All communications will be forwarded to the Chair of the Nominating Committee unless the communication is specifically addressed to another member of the Board, in which case, the communication will be forwarded to that Director. Shareholders also may obtain a copy of any of the documents posted to the website free of charge by calling (847) 939-9000 and requesting a copy. Information contained on Wintrust’s website is not deemed to be a part of this Proxy Statement.

Committee Membership
The following table summarizes the current membership of the Board and each of its committees as of the date of this Proxy Statement:

Board of Directors	Nominating and Corporate Governance Committee	Audit Committee	Compensation Committee	Risk Management Committee	Finance Committee	Information Technology/ Information Security Committee	Executive Committee
Peter D. Crist	Chair		Member		Member		Member
Bruce K. Crowther	Member		Chair		Member		Member
William J. Doyle	Member		Member		Member
Marla F. Glabe		Member		Member		Member
H. Patrick Hackett, Jr. (Chair)	Member		Member		Member		Chair
Scott K. Heitmann		Member		Chair		Member	Member
Deborah L. Hall Lefevre						Chair	Member
Christopher J. Perry	Member				Chair		Member
Ingrid S. Stafford		Member		Member		Member
Gary D. Sweeney		Member	Member	Member
Karin Gustafson Teglia		Chair		Member		Member	Member
Alex E. Washington, III	Member				Vice Chair	Member
Edward J. Wehmer							Member
The Nominating Committee has proposed, and the Board has agreed, that the membership of the Board and each of its committees following the Annual Meeting, assuming each Director nominee is elected, shall be as follows:

Board of Directors	Nominating and Corporate Governance Committee	Audit Committee	Compensation Committee	Risk Management Committee	Finance Committee	Information Technology/ Information Security Committee	Executive Committee
Peter D. Crist	Chair		Member		Member		Member
Bruce K. Crowther	Member		Chair		Member		Member
William J. Doyle	Member		Member		Member
Marla F. Glabe		Member		Member		Member
H. Patrick Hackett, Jr. (Chair)	Member		Member		Member		Chair
Scott K. Heitmann		Member		Chair		Member	Member
Deborah L. Hall Lefevre						Chair	Member
Suzet M. McKinney*		Member		Member
Gary D. Sweeney		Member	Member	Member
Karin Gustafson Teglia		Chair		Member		Member	Member
Alex E. Washington, III	Member				Chair	Member	Member
Edward J. Wehmer							Member
* Dr. McKinney is a nominee for election to the Board at the Annual Meeting.

The Board adopted the charter of each of the Nominating Committee, the Audit Committee, the Compensation Committee, the Risk Management Committee, the Finance Committee, the IT/IS Committee and the Executive Committee, copies of which are available at www.wintrust.com by choosing “Investor Relations” and then choosing “Corporate Governance.” Our Corporate Governance Guidelines are also available on the Company’s website under the same heading.
Nominating and Corporate Governance Committee
The Board has established the Nominating Committee which is responsible for the following, among other responsibilities:
•determining criteria for the selection and qualification of the members of the Board and reviewing with the Board the appropriate skills and characteristics required of the Board members;
•identifying, evaluating and recommending candidates to fill positions on the Board;
•seeking out possible candidates and otherwise aid in attracting highly qualified candidates to serve on the Board and coordinating with the CEO to the extent the Nominating Committee deems appropriate;
•evaluating the independence of each member of the Board and establishing procedures for the regular ongoing reporting by Directors of any developments that may be deemed to affect their independence status or qualification to serve as a Director;
•considering any resignation submitted by a Director who has experienced a significant change to his or her personal circumstances;
•reviewing the corporate governance guidelines and code of ethics and recommending modifications thereto to the Board;
•advising the Board with respect to the size, composition and individual members of the various committees of the Board and the functions of the Board and its committees;
•establishing and implementing self-evaluation procedures for the Board and its committees;
•assessing and reviewing with management the overall effectiveness of the organization of the Board and the conduct of its business and making appropriate recommendations to the Board with regard thereto;
•reviewing shareholder proposals submitted for business to be conducted at an annual meeting;
•in consultation with the Audit Committee, reviewing related-party transactions;
•reviewing annually Director compensation and recommending modifications thereto to the Board;
•reviewing insurance policies and indemnification arrangements applicable to the Directors and executive officers and recommending modifications thereto to the Board;
•considering from time to time the overall relationship of the Board and management;
•overseeing the Company’s workforce strategy, including management development, diversity and inclusion initiatives;
•overseeing the Company’s environmental and social responsibility efforts and progress;
•reviewing and assessing annually the adequacy of the Executive Committee Charter and, if appropriate, recommending changes to the Board for approval; and
•reviewing and assessing annually the adequacy of the Nominating Committee Charter and, if appropriate, recommending changes to the Board for approval.

The Board has determined that each member of the Nominating Committee has no material relationship with the Company and is otherwise independent under the applicable NASDAQ listing standards. During 2020, the Nominating Committee met four times.
Nomination of Directors
The Nominating Committee seeks nominees from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. In doing so, the Nominating Committee considers a wide range of factors in evaluating the suitability of director candidates, including a general understanding of finance and other disciplines relevant to the success of a publicly-traded company in today’s business environment, understanding of our business, education and professional background. The following personal characteristics are considered minimum qualifications for Board membership under the Corporate Governance Guidelines approved by the Board: integrity and accountability, the ability to provide informed judgments on a wide range of issues, financial literacy, a good reputation in the business community, a talent for networking and referring business to the Company, a history of achievements that reflects high standards for themselves and others, and willingness to raise tough questions in a manner that encourages open discussion. Under the Corporate Governance Guidelines adopted by the Board, Directors are expected to own Common Stock having a value of at least four times the annual retainer fee, which is $115,000 for fiscal year 2021, within four years of becoming a Director, and to limit board service at other companies to no more than four other public company boards.
The Nominating Committee believes in an expansive definition of diversity that includes differences of experience, education and talents, among other things. While the Nominating Committee does not have a formal policy in this regard, the diversity of the Board is a consideration in evaluating candidates for the Board, among others, as set forth in our Corporate Governance Guidelines.
The Nominating Committee also evaluates the performance of Directors and assesses the effectiveness of committees and the Board as a whole. The effectiveness of the nomination process is evaluated by the Board each year as part of its self-evaluation process and by the Nominating Committee as it evaluates and identifies director candidates.
The Nominating Committee does not have any single method for identifying director candidates but will consider candidates suggested by a wide range of sources. Dr. Suzet M. McKinney, who is standing for election to the Board for the first time at the Annual Meeting, was originally recommended as a candidate for Director by several non-management Directors of the Company, in light of her qualifications and prior service as a board member of subsidiaries of the Company. The Nominating Committee, in accordance with its customary process, duly considered the qualifications of Dr. McKinney and recommended the nomination of Dr. McKinney for election to the Board at the Annual Meeting.
The Nominating Committee will consider director candidates recommended by our shareholders and will apply the same standards in considering director candidates recommended by shareholders as it applies to other candidates. Once the Nominating Committee receives a recommendation from a shareholder, it may request additional information from the candidate about the candidate’s independence, qualifications and other information that would assist the Nominating Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in the Company’s proxy statement, if nominated.
Shareholders may also directly nominate a candidate for Director pursuant to the advance notice provisions of the Company’s By-laws. Nominations must be received in writing at the principal executive offices of the Company and addressed to Wintrust Financial Corporation, Nominating and Corporate Governance Committee, c/o Corporate Secretary, 9700 West Higgins Road, Suite 800, Rosemont, Illinois 60018 and otherwise satisfy the requirements set forth in the Company’s By-laws.
Audit Committee
The Board has established an Audit Committee for the purpose of overseeing our accounting and financial reporting processes and the audits of our financial statements and evaluating and monitoring the risk profile of the Company. In addition, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the following, in addition to other responsibilities:
•being directly responsible for the appointment, termination, compensation and oversight of the work of the independent auditors, including an assessment of the qualifications and independence of the independent auditors;

•reviewing the adequacy and effectiveness of the Company’s disclosure controls and procedures and management reports thereon;
•discussing with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;
•overseeing the Company’s internal audit function;
•reviewing with management and the independent auditors, the financial statements, footnotes and related disclosures to be included in the Company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q;
•reviewing results of quarterly interim financial statements and the financial disclosure in the Company’s earnings press releases, registration statements, or current reports;
•in consultation with the Nominating Committee, reviewing related-party transactions;
•reviewing the status of the Company’s Information Security Program, including updates to risk assessments, results of audit testing and details of any security breaches or violations, as well as any changes to the program;
•monitoring and discussing with management and the internal auditors, as it deems appropriate, the Company’s risk assessment and risk management policies;
•reviewing the status and results of regulatory examinations;
•reviewing compliance with the Codes and insider trading policy; and
•reviewing and assessing annually the adequacy of the Audit Committee Charter and, if appropriate, recommending changes to the Board for approval.
The Audit Committee has established a policy to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year. Once pre-approved, the services and pre-approved amounts are monitored against actual charges incurred and modified if appropriate.
To serve on the Audit Committee, Directors must meet financial competency standards and heightened independence standards set forth by the SEC and NASDAQ. In particular, each Audit Committee member:
•must be financially literate;
•must not have received any consulting, advisory, or other compensatory fees from the Company (other than in his or her capacity as a Director);
•must not be the Company’s affiliate or the affiliate of any of the Company’s subsidiaries; and
•must not serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such Director to effectively serve on the Audit Committee.
Furthermore, at least one member of the Audit Committee must be an “audit committee financial expert” as defined by SEC rules.
The Board has determined that each member of the Audit Committee (and Director nominee Dr. McKinney) has no material relationship with the Company and each is otherwise independent under the applicable NASDAQ listing standards and meets the financial competency and heightened independence standards set forth above. The Board has determined that each of Mses. Glabe, Stafford and Teglia, Director nominee Dr. McKinney, and Messrs. Heitmann and Sweeney qualify as audit committee financial experts. During 2020, the Audit Committee met five times.

Compensation Committee
The Board has established a Compensation Committee which is responsible for the following, among other responsibilities:
•establishing, in consultation with senior management, the Company’s overall compensation philosophy and overseeing the development and implementation of compensation programs and policies;
•reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and other senior management, evaluating the performance of the CEO and other senior management in light of those goals and objectives, and, either as a committee or together with the other independent members of the Board, setting the CEO’s and other senior management’s compensation levels based on this evaluation;
•reviewing and approving in advance employment agreements, salary levels, salary increases and bonuses for executive and senior officers of the Company and, if appropriate, senior officers of its subsidiaries, including salaries and awards to newly-hired executives and senior officers of the Company;
•reviewing the Company’s compensation programs to assess the extent to which such practices encourage risk-taking (including compliance with the Company’s Volcker Rule Compliance Policy) or earnings manipulation, and taking any appropriate remedial actions;
•administering the Company’s stock incentive and employee stock purchase programs;
•reviewing and recommending for Board approval additional executive compensation and employee benefit programs;
•reviewing with the CEO senior management promotions and employment of senior management candidates;
•conferring with the CEO and other senior management regarding succession planning for senior executive officers and making any such recommendations to the Board;
•reviewing and approving changes to be made to severance programs and forms of employment agreements and change-in-control agreements;
•pre-approving all services provided by any independent compensation consultant retained to participate in the evaluation of executive compensation, other than services performed in connection with non-employee Director compensation;
•reviewing the results of any advisory shareholder votes on executive compensation (say-on-pay votes), and considering whether to recommend adjustments to the Company’s executive compensation policies and practices as a result of such votes;
•recommending for approval by the Board how frequently the Company should conduct advisory shareholder votes on executive compensation, taking into account the results of any prior shareholder votes regarding the frequency of such votes;
•developing and implementing policies with respect to the recovery or “clawback” of any excess compensation, including stock options, paid to any of the Company’s executive officers based on erroneous data; and
•reviewing and assessing annually the adequacy of the Compensation Committee Charter and, if appropriate, recommending changes to the Board for approval.
The Board has determined that each member of the Compensation Committee has no material relationship with the Company and each is otherwise independent under the applicable NASDAQ listing standards. During 2020, the Compensation Committee met six times. The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee.

Compensation Committee Interlocks and Insider Participation
During the fiscal year ended December 31, 2020, there were no compensation committee interlocks or insider participation.
Risk Management Committee
The Board has established a Risk Management Committee which is responsible for the following, among other responsibilities:
•reviewing and approving the Enterprise Risk Management Policy;
•reviewing and approving the Risk Appetite Statement;
•reviewing summary reports regarding the Company’s risk profile relative to the Risk Appetite Statement and associated metrics and risk tolerances;
•reviewing the Company’s independent loan review plan and loan review results;
•reviewing measures taken by the Company to identify, measure, monitor, manage and report its risks in the areas of credit, liquidity, interest rates and other market risks, operational risk, vendors, and financial models;
•reviewing measures taken by the Company to identify, measure, monitor, manage and report its risks in the areas of information technology and information security, in cooperation with the IT/IS Committee;
•reviewing measures taken by the Company to identify, measure, monitor, manage and report its risks in the areas of legal and regulatory compliance, in cooperation with the Audit Committee of the Board;
•reviewing the Company’s capital position including the Company’s annual capital planning and stress testing processes and results, in cooperation with the Finance Committee of the Board;
•reviewing and approving additional policies as may be assigned to the Committee pursuant to the Company’s Enterprise Risk Management Policy, subject to the Board’s reservation of its authority to review and approve any such policies;
•reviewing the status and results of regulatory examinations, any significant issues arising out of such examinations and related responses from management or the Board with respect to their impact on risk management practices;
•meeting periodically with the Chief Risk Officer in separate executive sessions and discussing, among other items, the corporate risk management function’s independent responsibilities, budget and staffing;
•coordinating with other committees of the Board and management committees as appropriate concerning risk management issues within the other committees’ respective areas of responsibility;
•reviewing reports on special or emerging risk topics as deemed appropriate; and
•reviewing and assessing annually the adequacy of the Risk Management Committee Charter and, if appropriate, recommending changes to the Risk Management Committee Charter to the Board for approval.
The Board has determined that each member of the Risk Management Committee (and Director nominee Dr. McKinney) has no material relationship with the Company and each is otherwise independent under the applicable NASDAQ listing standards. During 2020, the Risk Management Committee met four times.

Finance Committee
The Board has established a Finance Committee to provide guidance to management regarding strategic opportunities and related financing transactions. In addition, the Finance Committee assists the Board in fulfilling its responsibilities with respect to the following, among other responsibilities:
•reviewing the capital plan and cash position of the Company, and providing advice and guidance on the sources and uses of capital and expected returns on capital deployed;
•reviewing and approving key strategic initiatives to determine if they are aligned with the Risk Appetite Statement;
•reviewing and approving capital policies including the Capital Plan, the Capital Adequacy and Planning Policy and the Capital Contingency Plan;
•reviewing and approving results of capital and earnings business plan, annual budget and forecasts;
•reviewing and approving components of the capital stress testing process including stress test results;
•reviewing holding company/intercompany capital actions, linking to current and forecasted capital levels;
•reviewing and approving action plans to remediate gaps identified in the capital management process;
•reviewing the Company’s financial policies, capital structure, strategy for obtaining financial resources, tax-planning strategies and use of cash flow;
•reviewing and making recommendations with respect to any share repurchase programs and dividend policy;
•reviewing proposed mergers, acquisitions, joint ventures and divestitures involving the Company and its subsidiaries;
•reviewing and making recommendations with respect to private equity and other strategic investments;
•reviewing and making recommendations with respect to issuing equity and debt securities;
•providing advice to management with respect to the financial aspects of transactions by subsidiaries of the Company that require a vote by the Company, as a shareholder of such subsidiaries; and
•reviewing and assessing annually the adequacy of the Finance Committee Charter and, if appropriate, recommending changes to the Board for approval.
The Board has determined that each member of the Finance Committee has no material relationship with the Company and each is otherwise independent under the applicable NASDAQ listing standards. During 2020, the Finance Committee met five times.
Information Technology/Information Security Committee
The Board has established an IT/IS Committee to provide guidance to management regarding information technology and information security. In addition, the IT/IS Committee assists the Board in fulfilling its responsibilities with respect to the following, among other responsibilities:
•reviewing and approving the Company’s information technology strategic plan and planning process;
•assessing the likelihood, frequency and severity of cyber attacks and data breaches;
•reviewing and approving the development and implementation of the Company’s information technology and information security programs and policies in context of the Company’s risk profile;
•reviewing the scope and effectiveness of the Company’s material information technology and information security infrastructure, including strategies for the design, development, implementation and maintenance of new technologies and systems;

•reviewing the strategies and measures taken by the Company to identify, assess, monitor, control and mitigate its risks in the areas of information technology and information security;
•reviewing and approving the data management strategy for the Company;
•overseeing any independent third-party assessments of the Company’s information technology and information security programs and policies and data management strategy;
•reviewing the effectiveness of business continuity/disaster recovery following cyber attacks, including adequate insurance coverage and incident response plans and testing; and
•reviewing annually the adequacy of the IT/IS Committee Charter and, if appropriate, recommending changes to the charter to the Board for approval.
The Board has determined that each member of the IT/IS Committee has no material relationship with the Company and each is otherwise independent under the applicable NASDAQ listing standards. During 2020, the IT/IS Committee met four times.
Executive Committee
The Board has established an Executive Committee to provide guidance and counsel to the Company’s management team on significant matters and to take action on behalf of the Board between meetings of the Board or when it is not feasible to convene a meeting of the full Board for timely consideration of the actions proposed to be taken. The Executive Committee may exercise all authority of the Board including, without limitation, the approval of acquisition, financing and other business transactions not involving the issuance of Company stock or approval by shareholders, except as otherwise prohibited by law.
The Board has determined that each member of the Executive Committee, except for Mr. Wehmer, has no material relationship with the Company and is otherwise independent under the NASDAQ listing standards. During 2020, the Executive Committee did not meet.
DIRECTOR COMPENSATION
The Company seeks to compensate its non-employee Directors in a manner that attracts and retains qualified candidates to serve on the Board and to compensate such Directors for their service on the Board in an amount that is commensurate with their role and involvement. In setting non-employee Director compensation, the Nominating Committee and the Board consider the significant amount of time the Directors expend in fulfilling their duties as well as the skill level required. Following the Nominating Committee’s annual consideration of Director compensation matters, the 2020 non-employee director compensation program did not change as compared to 2019.
To strengthen the alignment of interests between Directors and shareholders, the Board maintains a minimum stock ownership guideline for Directors, which requires Directors to own Common Stock (or Common Stock equivalents) having a value of at least four times the then-current annual retainer fee paid to non-employee Directors. For 2020, this resulted in an ownership requirement of  $460,000. This minimum stock ownership is required to be met within four years of joining the Board. In the event the annual retainer fee is increased, Directors will have four years to meet the new ownership guideline.
As of the Record Date, all of the Company’s non-employee Directors either own sufficient shares to meet the stock ownership guideline or are on target to meet the minimum stock ownership guideline within the prescribed time frame.
Compensation for Non-employee Directors
For their service to the Company, non-employee Directors are entitled to an annual retainer fee (the “Annual Retainer”), attendance fees for committee meetings and certain Board meetings, and a payment for service as a chairman of the Board or of certain committees (other than the Annual Retainer, “Other Director Fees”). Additionally, non-employee Directors who serve as a director of any of the Company’s subsidiaries are entitled to compensation for such service. Directors who are employees of the Company receive no additional compensation for their service on the Board.
Annual Retainer. In 2020, the Company paid an Annual Retainer to non-employee Directors of $115,000. As explained further below, this amount may be paid in cash or in shares of the Company’s Common Stock.

Board Meeting Attendance Fees. The Company does not pay an attendance fee for meetings of the Board; however, in the event the Company holds more than six Board meetings in one year, non-employee Directors will receive per meeting fees of  $2,000 for in-person attendance, or $1,500 for telephonic attendance, for each such additional Board meeting the Director attends.
Committee Meeting Attendance Fees. In order to properly reward non-employee Directors who sit on committees for their efforts and contributions, non-employee Directors receive an attendance fee for service on a committee of the Board. Non-employee Directors receive $1,700 per committee meeting attended, except for Audit Committee members, who receive a $2,000 per meeting attendance fee.
Chairmanships. In 2020, each of the Chair of the Audit Committee, the Chair of the Compensation Committee, the Chair of the Finance Committee, the Chair of the IT/IS Committee, the Chair of the Nominating Committee, and the Chair of the Risk Management Committee were entitled to an additional annual fee of  $25,000. In 2020, the Company paid the Chairman of the Board an additional annual fee of $60,000.
Subsidiary Directorships. Non-employee Directors who serve on the boards of directors of our subsidiaries are entitled to compensation for such service. No independent member of the Company’s Board serves on more than one subsidiary board other than Mses. Glabe and Teglia and Mr. Heitmann. Director nominee McKinney also serves on more than one subsidiary board.
Directors Deferred Fee and Stock Plan
The 2005 Directors Deferred Fee and Stock Plan (“Director Plan”) is a program that allows non-employee Directors to receive their Director fees in either cash or Common Stock. Under the Director Plan, Directors may also choose to defer the receipt of the Annual Retainer delivered in the form of Common Stock or defer the receipt of Other Director Fees in the form of cash or Common Stock.
A Director will receive all fees in cash unless he or she elects to receive such fees in shares of the Company’s Common Stock. The number of shares of Common Stock to be issued will be determined by dividing the fees earned during a calendar quarter by the fair market value (as defined in the Director Plan) of the Common Stock on the last trading day of the preceding quarter.
Under the Director Plan, a Director may elect to defer receipt of shares of Common Stock received as an Annual Retainer or as Other Director Fees. If a Director elects to defer his or her receipt of fees paid in Common Stock, the Company will maintain on its books deferred stock units (“Units”) representing an obligation to issue shares of Common Stock to the Director. The number of Units credited will be equal to the number of shares that would have been issued but for the deferral election. Additional Units will be credited at the time dividends are paid on the Common Stock. The number of additional Units to be credited each quarter will be computed by dividing the amount of the dividends that would have been received if the Units were outstanding shares by the fair market value of the Common Stock on the last trading day of the preceding quarter. Because Units represent a right to receive Common Stock in the future, and not actual shares, there are no voting rights associated with them. In the event of an adjustment in the Company’s capitalization or a merger or other transaction that results in a conversion of the Common Stock, corresponding adjustments will be made to the Units. The Director will be a general unsecured creditor of the Company for purposes of the Common Stock to be paid in the future. The shares of Common Stock represented by the Units will be issued to the Director in accordance with the deferral election of the Director.
The Director Plan also permits deferral of Other Director Fees in cash. If a Director elects to defer receipt of Other Director Fees in cash, the Company will maintain on its books a deferred compensation account representing an obligation to pay the Director cash in the future. The amount of the Director’s fees will be credited to a Director’s deferred compensation account as of the date such fees otherwise would be payable to the Director. All amounts in such account will accrue interest based on the 91-day Treasury Bill discount rate, adjusted quarterly, until paid. Accrued interest will be credited at the end of the quarter. No funds will actually be set aside for payment to the Director and the Director will be a general unsecured creditor of the Company for the purposes of the amount in his or her deferred compensation account. The amount in the deferred compensation account will be paid to the Director in accordance with the deferral election of the Director.
All deferrals under the Director Plan will be deferred until the 15th of January following the retirement of such Director from the Board and each of its subsidiaries, or, at the election of the Director at the time of deferral, until the first, second, third, fourth or fifth anniversary of such retirement.

2020 Director Compensation Table
The table below summarizes the compensation paid by the Company to non-employee Directors for the fiscal year ended December 31, 2020.

(a) Name	(b) Fees Earned or Paid in Cash ($)(1)	(c) Stock Awards ($)	(d) Option Awards ($)	(e) Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	(f) All Other Compensation ($)(2)	(g) Total ($)
Peter D. Crist	169,000	—	—	—	68,799	237,799
Bruce K. Crowther	167,300	—	—	—	40,260	207,560
William J. Doyle	144,000	—	—	—	6,435	150,435
Marla F. Glabe	143,800	—	—	—	17,215	161,015
H. Patrick Hackett, Jr.	198,900	—	—	—	3,185	202,085
Scott K. Heitmann	166,600	—	—	—	37,396	203,996
Deborah L. Hall Leferve	148,800	—	—	—	2,708	151,508
Christopher J. Perry	155,600	—	—	—	28,895	184,495
Ingrid S. Stafford	150,817	—	—	—	29,934	180,751
Gary D. “Joe” Sweeney	147,200	—	—	—	12,300	159,500
Karin Gustafson Teglia	156,683	—	—	—	16,761	173,444
Alex E. Washington, III(3)	75,583	—	—	—	18,125	93,708
(1)Represents fees for services as non-employee Directors of the Company. During 2020, certain Directors elected to receive fees in Common Stock, in lieu of cash payments, as follows:

Name	Fees Earned in Common Stock ($)
Peter D. Crist	169,000
Bruce K. Crowther	140,000
William J. Doyle	144,000
Marla F. Glabe	143,800
Scott K. Heitmann	56,000
Deborah L. Hall Lefevre	148,800
Christopher J. Perry	155,600
Ingrid S. Stafford	62,708
Karin Gustafson Teglia	156,683
Alex E. Washington, III	66,000
As of December 31, 2020, Directors held unissued Units under the Director Plan as follows: Mr. Crist: 57,203 Units; Mr. Crowther: 38,700 Units; Mr. Doyle: 8,082 Units; Ms. Glabe: 3,718 Units; Mr. Hackett: 2,892 Units;

Mr. Heitmann: 11,567 Units; Ms. Lefevre: 4,753 Units; Mr. Perry: 28,638 Units; Ms. Stafford: 13,303 Units; Ms. Teglia: 5,004 Units; and Mr. Washington: 2,591 Units.
(2)Includes fees paid in cash and stock, both currently paid and deferred, for services as directors of the Company’s subsidiaries. Also includes dividends earned on fees deferred as described above. Directors with $10,000 or more in “All Other Compensation” for the fiscal year ended December 31, 2020 were: Mr. Crist ($59,949 in dividends earned and $8,850 in fees for service as a director of one of the Company’s subsidiaries); Mr. Crowther ($40,260 in dividends earned); Ms. Glabe ($1,415 in dividends earned and $15,800 in fees for service as a director or member of the executive advisory committee of five of the Company’s subsidiaries or divisions); Mr. Heitmann ($11,796 in dividends earned and $25,600 in fees for service as a director of four of the Company’s subsidiaries); Mr. Perry ($28,895 in dividends earned); Ms. Stafford ($13,634 in dividends earned and $16,300 in fees for service as a director of one of the Company’s subsidiaries); Mr. Sweeney ($12,300 in fees for service as a director of one of the Company’s subsidiaries); Ms. Teglia ($2,561 in dividends earned and $14,200 in fees for service as a director of two of the Company’s subsidiaries); and Mr. Washington ($1,025 in dividends earned and $17,100 in fees for service as a director of two of the Company’s subsidiaries).
(3)Mr. Washington joined the Board on May 28, 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT
The following table sets forth the beneficial ownership of the Common Stock as of the Record Date (except as otherwise indicated), with respect to (i) each Director, nominee for Director and each NEO (as defined herein) of the Company; (ii) all Directors and executive officers of the Company as a group and (iii) significant shareholders known to the Company to beneficially own in excess of 5% of the Common Stock. The table below also provides information regarding ownership of restricted stock units and deferred shares held by such persons. Unless otherwise indicated, the listed person has sole voting and dispositive power.

	Amount of Common Stock Beneficially Owned(1)	Total Percentage Beneficial Ownership(1)	Other Ownership
			Restricted Stock Units(2)	Deferred Shares(3)	Total Ownership(4)	Total Percentage Ownership(4)
Directors
Peter D. Crist	—	*	—	58,184	58,184	*
Bruce K. Crowther	644	*	—	39,470	40,114	*
William J. Doyle	131	*	—	8,677	8,808	*
Marla F. Glabe	13,111	*	—	655	13,766	*
H. Patrick Hackett, Jr.	32,084	*	—	2,907	34,991	*
Scott K. Heitmann	9,827	*	—	11,855	21,682	*
Deborah L. Hall Lefevre	—	*	—	5,378	5,378	*
Christopher J. Perry	20,000	*	—	29,412	49,412	*
Ingrid S. Stafford	12,132	*	—	11,973	24,105	*
Gary D. “Joe” Sweeney	7,223	*	—	—	7,223	*
Karin Gustafson Teglia	2,634	*	—	5,784	8,418	*
Alex E. Washington, III	117	*	—	3,230	3,347	*
Edward J. Wehmer**	112,528	*	71,566	34,748	218,842	*
Director Nominee Not Currently Serving
Suzet M. McKinney	—	*	—	—	—	*
Named Executive Officers
David A. Dykstra	150,727	*	43,290	—	194,017	*
Richard B. Murphy	36,725	*	3,304	—	40,029	*
Timothy S. Crane	30,496	*	2,979	—	33,475	*
David L. Stoehr	12,342	*	2,365	—	14,707	*
Total Existing Directors & Executive Officers (20 persons)	519,920	*	128,689	212,273	860,882	1.50%
Significant Shareholders
BlackRock, Inc.(5)	5,216,475	9.1%	—	—	5,216,475	9.1%
The Vanguard Group, Inc.(6)	5,121,035	8.89%	—	—	5,121,035	8.89%
FMR, LLC(7)	4,717,542	8.185%	—	—	4,717,542	8.185%

*    Less than 1%.
**    Mr. Wehmer is also a named executive officer.

(1)Beneficial ownership and percentages are calculated in accordance with SEC Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) as of the Record Date. Totals include options & warrants exercisable within 60 days of the Record Date, including as follows: Mr. Crane: 8,046; Mr. Murphy: 3,778.
(2)Includes vested and unvested restricted stock units representing shares that are not issuable within 60 days of the Record Date. Does not include unvested performance-based restricted stock units. The executive officers do not have voting power with respect to the shares listed in this column.
(3)Includes deferred Units held in our Director Plan. For Mr. Wehmer, includes deferred performance-based restricted stock units that have vested. For Ms. Glabe and Ms. Stafford, includes 655 and 61 shares of Common Stock, respectively, issuable pursuant to Ms. Glabe’s and Ms. Stafford’s election to receive earned Director fees in the form of Common Stock. None of the shares in this column are issuable within 60 days of the Record Date. Neither the directors nor the executive officers have voting power with respect to the shares listed in this column.
(4)Total includes beneficial ownership of Common Stock as of the Record Date, plus the restricted stock units and deferred shares as indicated in the table.
(5)Based solely on information obtained from a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 1, 2021 reporting beneficial ownership as of December 31, 2020. According to this report, BlackRock’s business address is 55 East 52nd Street, New York, New York 10055. BlackRock has indicated that it holds shares of our Common Stock together with certain of its subsidiaries. BlackRock has sole voting power with respect to 4,912,617 of these shares and sole dispositive power with respect to 5,216,475 of these shares.
(6)Based solely on information obtained from a Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) with the SEC on February 10, 2021 reporting beneficial ownership as of December 31, 2020. According to this report, Vanguard’s business address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Vanguard has indicated that it holds shares of our Common Stock together with certain of its subsidiaries. Vanguard has shared voting power with respect to 37,750 of these shares, sole dispositive power with respect to 5,036,467 shares and shared dispositive power with respect to 84,568 of these shares.
(7)Based solely on information obtained from a Schedule 13G/A filed by FMR LLC (“FMR”) and Abigail P. Johnson with the SEC on February 8, 2021 reporting beneficial ownership as of December 31, 2020. Ms. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. According to this report, FMR’s business address is 245 Summer Street, Boston, Massachusetts 02210. FMR has indicated that it holds shares of our Common Stock together with certain of its subsidiaries. FMR has sole voting power with respect to 46,187 of these shares and sole dispositive power with respect to 4,717,542 of these shares. Ms. Johnson has indicated that she also has sole dispositive power with respect to these 4,717,542 shares.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s Directors and executive officers and any person who beneficially owns greater than 10% of the Common Stock to file reports of holdings and transactions in the Common Stock with the SEC.
Based solely on a review of the Section 16(a) reports furnished to use with respect to 2020 and written representations from our Directors and executive officers, we believe that all Section 16(a) filing requirements applicable to each covered person were satisfied during 2017 and during the subsequent period through the date of this Proxy Statement, except that the Company determined that 780 shares of Common Stock purchased by Mr. Sweeney through an externally managed brokerage account during 2020 were inadvertently disclosed late on a Form 4 filed with the SEC on April 6, 2021.
RELATED PARTY TRANSACTIONS
Director Independence
A Director is independent if the Board affirmatively determines that he or she has no material relationship with the Company other than serving as a Director of the Company and he or she otherwise satisfies the independence requirements of the NASDAQ listing standards. A Director is “independent” under the NASDAQ listing standards if the Board affirmatively determines that the Director has no material relationship with us directly or as a partner, shareholder or officer of an organization that has a relationship with us. Direct or indirect ownership of even a significant amount of our stock by a Director who is otherwise independent will not, by itself, bar an independence finding as to such Director.
The Board has reviewed the independence of our current Directors and nominees and found that each of them are independent under the applicable NASDAQ listing standards, except Edward J. Wehmer, who serves as our Founder and CEO. Accordingly, more than 92% of the members of the Board are independent, including the Chairman of the Board.
Related Party Transactions
We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, 5% or more beneficial owners of our Common Stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. We refer to transactions with these related persons as “related party transactions.” The Audit Committee and the Nominating Committee are jointly responsible for the review and approval of each related party transaction exceeding $120,000. Such committees consider all relevant factors when determining whether to approve a related party transaction including, without limitation, whether the terms of the proposed transaction are at least as favorable to us as those that might be achieved with an unaffiliated third party. Among other relevant factors, the Audit Committee and the Nominating Committee consider the following:
•the size of the transaction and the amount of consideration payable to a related person;
•the nature of the interest of the applicable executive officer, Director or 5% shareholder in the transaction;
•whether the transaction may involve a conflict of interest;
•whether the transaction involves the provision of goods or services to us that are available from unaffiliated third parties; and
•whether the proposed transaction is on terms and made under circumstances that are at least as favorable to us as would be available in comparable transactions with or involving unaffiliated third parties.
Some of the executive officers and Directors of the Company are, and have been during the preceding year, customers of the Company’s banking subsidiaries (the “Banks”), and some of the officers and Directors of the Company are direct or indirect owners of 10% or more of the stock of corporations which are, or have been in the past, customers of the Banks. Extensions of credit by the Company and its banking subsidiaries to “insiders” of the Company and its subsidiaries are also regulated by Regulation O adopted under the Federal Reserve Act and the Federal Deposit Insurance Corporation Improvement Act. It is the Company’s policy that any transactions with persons whom Regulation O defines as “insiders” (i.e., executive officers, Directors, principal shareholders and their related interests) be engaged in the same manner as transactions conducted with all members of the public. As such customers, they have had transactions in the ordinary course of business of the Banks, including borrowings, all of which transactions are or were on substantially the same terms (including interest rates and collateral on loans) as those prevailing at the time for comparable transactions with nonaffiliated persons. In the opinion of management of the Company, none of the transactions involved more than the normal risk of collectability or presented any other unfavorable features. Additionally, in certain cases, a family member of an executive officer or Director of the Company serves as a director of a Bank or is employed in a non-executive role by the Company or an affiliate of the Company on terms that are consistent with their peers and at market compensation levels that are commensurate with their roles. In no case does an immediate family member directly report to a related executive officer or Director. Other than as described above, since January 1, 2020, no transaction was identified as a related party transaction.
CORPORATE SOCIAL RESPONSIBILITY
We know that many of our shareholders expect that we conduct our business in a socially responsible manner through our actions and interactions with our clients, colleagues and within the communities that we serve. Since the Company was founded, we have worked to integrate corporate social responsibility into all of the Company’s activities, and the Board carefully considers corporate social responsibility when it works with management to determine the Company’s strategic priorities and plans to achieve such priorities. We strive to be a good corporate citizen by conducting our business in an environmentally responsible manner, by operating as an employer that is committed to our vibrant and diverse workforce and, through our fifteen chartered community banks, by maintaining strong ties to the communities in which our clients live, work and do business. Although not an exhaustive list, examples of the Company’s activities that reflect our strong commitment to corporate social responsibility include:

Community Service and Partnership
•We collaborate with a wide range of nonprofits and community organizations to strengthen low-to-moderate income neighborhoods through our community outreach programs.
•We provided financial support of approximately $12.6 million to approximately 2,400 nonprofit organizations in 2020, as well as significant in-kind marketing contributions of approximately $1.2 million in value.
•We provide financial literacy training throughout the communities that are served by Wintrust community banks. Our 2020 financial literacy training involved approximately 600 workshops, 7,000 workshop attendees, and 1,300 teaching hours.
•We currently maintain an “Outstanding” rating under the Community Reinvestment Act at fourteen of fifteen of our community bank charters.
Environmental Sustainability
At Wintrust we strive to minimize our environmental impact. Although as a financial services company our energy and water use is comparatively small, we nevertheless take pride in trying to promote natural resource conservation through recycling and water conservation and water use reduction. In our efforts to promote greater environmental responsibility and operate at an increased level of resource efficiency we:
•Endeavor to reduce water consumption at our local bank branches and corporate headquarters, in most cases using low-volume flush valves and motion-activated faucets that help us reduce our water use.
•Seek opportunities to expand recycling programs throughout our locations, in addition to existing paper recycling and shred services in all of our locations.
•Encourage conservation and recycling in the communities we serve via paperless statements and other electronic deliveries to our customers, as well as document imaging of records in lieu of paper storage.
•Aim to reduce energy conservation wherever reasonably possible.
•Construct and remodel our buildings utilizing environmental best practices wherever possible. All new construction of our buildings have LED lighting and high efficiency HVAC systems. Our strategy is to meet and in many cases exceed the guidelines for LEED (Leadership in Energy and Environmental Design) and ENERGY STAR certification, and several of our locations are LEED or ENERGY STAR certified, although we generally forego the expense of formal certification.
•Our corporate headquarters received ENERGY STAR certification when it opened in 2013, receiving a score of 75 out of 100, making our headquarters building a top performer in terms of energy performance standards and greenhouse gas emissions and thus helpful in the fight against climate change. Additional environmental sustainability initiatives on our headquarters campus include geothermal energy systems, high efficiency HVAC systems, LED lighting and modernized elevators for maximum energy efficiency.
Employee Engagement and Welfare
We believe that Wintrust has been recognized as a top workplace because of the commitment we have made to our employees and their families, as further described below:
•Our best-in-class health care plans reflect a sincere investment in our colleague’s physical, emotional and financial well-being. Offering premium coverage through our health insurance provider, our employees are afforded a large network of doctors and on average, Wintrust pays over 75% of monthly medical premiums for employees enrolled.
•Our other benefits include a wide range of employer-sponsored and voluntary offerings such as short and long-term disability insurance, our WTFC Employee Stock Purchase Plan, retirement benefits, life insurance, accident, critical illness, and other benefits, many of which are offered in response to employee survey feedback and dialogue.
•We adhere to a compensation philosophy designed to meet market rates derived from competitive data and internal metrics to reward employees with fair and competitive salaries.

•We conduct periodic company-wide employee engagement surveys to assess employee satisfaction and engagement. Our employees’ satisfaction is demonstrated by Wintrust being consistently recognized in the Chicago Tribune “Top Places to Work” annual survey report for the last seven consecutive years.
•In response to the COVID-19 pandemic, we implemented workplace safety and wellness initiatives including:
◦Shifted immediately to remote work model for nearly all of our non-worksite essential staff, even though, as an essential business, we were not required to do so.
◦Modified banking operations and branch staffing levels to limit person-to-person contact. In addition to temporarily closing some branch lobbies and switching to drive-thru only service, retail employees were placed on bi-weekly rotational shifts. Employees were paid full wages even while home on rotational schedules. Branch employees were paid an hourly premium for all on-site hours worked while stay at home hours were in effect.
◦Provided an additional 80 hours of emergency paid sick time to employees to cover absences for illness, quarantine, and care of family members.
◦Offered new telemedicine services through a third-party vendor for COVID-19 symptoms and illness.
◦Covered the full cost of COVID-19 testing for all employees and family members enrolled in Wintrust’s health benefits.
◦Provide access to at-home COVID-19 test kits to limit employees’ need to leave their homes for testing.
◦Enhanced childcare benefits for employees to improve work-life balance.
◦Enhanced employee assistance program offerings and resources designed to help employees manage COVID-19 related mental health issues.
◦Implemented new safety protocols, signage and distributed personal protective equipment (PPE) kits to all Company locations.
◦Implemented comprehensive employee communications program regarding COVID-19 related matters.
◦Provided enhanced manager and employee resources relating to remote work environment.
◦Required daily health attestations for all employees reporting to branch locations and offices.
◦Made HVAC system enhancements to provide for improved air quality via upgraded filtration media and increased air circulation.
◦Deployed photohydroionization or electrostatic sanitization air purification technology at designated locations, when determined appropriate under the circumstances.
Diversity and Inclusion
Wintrust has an unwavering commitment to creating a diverse and inclusive culture where every colleague can be successful. Our expressed vision is: To reinforce the Wintrust Financial Corp. brand as an employer of choice and responsible corporate citizen that is reflective of the diverse markets in which we operate. We will integrate inclusive practices into key strategic objectives and business operations across the entire enterprise, and make evident our commitment by leveraging diverse internal and external assets to drive continued success. This vision, anchored by the One Wintrust Diversity & Inclusion Roadmap, is manifested throughout the organization in numerous ways, including:
•We have a formal equal employment policy which requires that persons are recruited, hired, assigned, promoted and subject to personnel action without regard to race, national origin, religion, age, color, sex, sexual orientation, gender identity, disability, or protected veteran status, or any other characteristic protected by local, state, or federal laws, rules or regulations. We also have a formal policy prohibiting sexual harassment in the workplace.

•We continue investing in partnerships and initiatives aimed at the growth and readiness of our workforce, such as inclusive leadership training, the Wintrust Women’s Executive Leadership Council, and our efforts to identify more women and professionals of color for leadership development, sponsorship and mentorship opportunities. Senior executives from across the enterprise actively engage in the shared responsibility for cultivating a strong multicultural senior leadership bench.
•We reach diverse talent pools by establishing a number of strategic partnerships to attract the best talent from the widest sources, ensuring diverse cohorts of emerging professionals in the Wintrust Credit Academy, an internal employee development and training program, doing our part to reshape the banking and financial services industry to meet an increasingly diverse marketplace.
•We drive employee engagement and further foster organizational inclusiveness through business resource groups, which are grassroots networks of employees who provide unique perspective to real business challenges such as the human capital matters of talent attraction, hiring and development, as well as market awareness in order to drive continued success for Wintrust.
•We actively engage in forums, collaborations and consortiums aimed at curbing racial inequity, including the CEOs in Action For Racial Equity Fellowship, the national cross-sector initiative examining the intersectionality of economic empowerment, health care, education and public safety for various communities.
These and many other efforts are fortified by the unwavering commitment of Founder and CEO Ed Wehmer — a signatory of the national movement CEO in Action for Diversity & Inclusion Pledge — and other senior executives from across the organization to ensure commitment, accountability and progress toward being an organization where everyone can excel.
Details of achievements in pursuit of employee well-being, community engagement and other equitable practices can be found on the Company’s website at www.wintrust.com.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
The Company’s Board is currently comprised of 13 Directors, each serving a term that will expire at this year’s Annual Meeting or until a successor has been elected and qualified. Christopher J. Perry and Ingrid S. Stafford will not stand for re-election. Mr. Perry and Ms. Stafford have been valued members of the Board since 2009 and 1998, respectively. We thank them for their service to the Company. The size of our Board will be reduced to 12 Directors following the Annual Meeting. Accordingly, 12 individuals are standing for election at the Annual Meeting to serve on the Board until the next Annual Meeting or until a successor has been elected and qualified.
The Board, acting pursuant to the recommendation of the Nominating Committee, has nominated each incumbent Director (other than Mr. Perry and Ms. Stafford), and one additional nominee, who are standing for election. Each nominee has indicated a willingness to serve, and the Board has no reason to believe that any of the nominees will not be available for election. However, if any of the nominees is not available for election, proxies may be voted for the election of other persons selected by the Board. Proxies cannot, however, be voted for a greater number of persons than the number of nominees named. Shareholders of the Company have no cumulative voting rights with respect to the election of Directors.
It is expected that, pending re-election at the Annual Meeting, H. Patrick Hackett, Jr. will serve as non- executive Chairman of the Board following the Annual Meeting. Assuming each Director nominee is elected to serve on the Board until the next Annual Meeting, the membership of the Board and each of its committees following the Annual Meeting, is expected to be as reflected in the following chart. Based on each Director nominee’s self-identified data, it is expected that the Board will be comprised of 33% women and 67% men, and will include two individuals (approximately 17% of the Board) who identify as members of a racial or ethnic minority group (African-American).

Name	Age	Director Since	Committees	Subsidiaries/Divisions
Peter D. Crist	69	1996	Nominating Compensation Finance Executive	Hinsdale Bank
Bruce K. Crowther	69	1998	Nominating Compensation Finance Executive	—
William J. Doyle	70	2017	Nominating Compensation Finance	—
Marla F. Glabe	67	2015	Audit Risk Management IT/IS	Great Lakes Advisors Wintrust Investments The Chicago Trust Company FIRST Insurance Funding Wintrust Life Finance
H. Patrick Hackett, Jr., Chairman of the Board	69	2008	Nominating Compensation Finance Executive	Wintrust Bank (Advisory Director)
Scott K. Heitmann	72	2008	Audit Risk Management IT/IS Executive	Great Lakes Advisors Wintrust Investments The Chicago Trust Company Wintrust Bank
Deborah L. Hall Lefevre	53	2019	IT/IS Executive	—
Suzet M. McKinney	48	—	Audit Risk Management	Great Lakes Advisors Wintrust Investments The Chicago Trust Company
Gary D. “Joe” Sweeney	63	2015	Audit Compensation Risk Management	Town Bank
Karin Gustafson Teglia	53	2019	Audit Risk Management IT/IS Executive	Hinsdale Bank Tricom
Alex E. Washington, III	47	2020	Nominating Finance IT/IS Executive	Wintrust Bank
Edward J. Wehmer	67	1996	Executive	Shared officer of each subsidiary

Nominees for Election at the 2021 Annual Meeting of Shareholders
Peter D. Crist (69), Director since 1996. Mr. Crist served as the Company’s Chairman from 2008 to 2017. He currently is the Chair of the Nominating Committee. Mr. Crist founded Crist/Kolder Associates, an executive recruitment firm, which focuses on chief executive officer and director searches, in 2003 and has served since inception as its Chairman and Chief Executive Officer. From December 1999 to January 2003, Mr. Crist served as Vice Chairman of Korn/Ferry International (NYSE), the largest executive search firm in the world. Previously, he was President of Crist Partners, Ltd., an executive search firm he founded in 1995 and sold to Korn/Ferry International in 1999. Immediately prior thereto he was Co-Head of North America and the Managing Director of the Chicago office of Russell Reynolds Associates, Inc., the largest executive search firm in the Midwest, where he was employed for more than 18 years. He currently serves as a director of Northwestern Memorial Hospital, where he Chairs the Nominating and Corporate Governance Committee. Mr. Crist is a director of Hinsdale Bank.
Mr. Crist’s experience assisting companies with executive searches provides him with insight into the attraction and retention of Company personnel, an important concern of the Company. In addition, Mr. Crist’s experience as an executive of several large, Chicago-based businesses provides him with insight into the management and operational challenges and opportunities facing the Company in its markets. He also brings experience as the previous Chair of the Compensation Committee of Northwestern Memorial Hospital. In addition, Mr. Crist’s experience as a director of Hinsdale Bank gives him valuable insight into the Company’s banking operations.
Bruce K. Crowther (69), Director since 1998.   Mr. Crowther served as President and Chief Executive Officer of Northwest Community Healthcare, Northwest Community Hospital and certain of its affiliates (“Northwest Community”) from January 1992 until his retirement in December 2013. Prior to that time, he served as Executive Vice President and Chief Operating Officer of Northwest Community from 1989 to 1991. He is a Fellow of the American College of Healthcare Executives. Mr. Crowther is the past Chairman of the board of directors of the Illinois Hospital Association as well as recent former Chairman of the board of directors of the Max McGraw Wildlife Foundation. Additionally, he serves as a director of NeoGenomics, Inc. (NASDAQ), of Methode Electronics, Inc. (NYSE), and of Gray Matter Analytics, a private-equity company. Mr. Crowther resigned as a director of Barrington Bank in January, 2020.
Mr. Crowther’s experience as President and Chief Executive Officer of Northwest Community provides him with insight into the challenges of leading a large and complex organization in the greater Chicago area and an understanding of the operation and management of a large business. In addition, Mr. Crowther’s experience as a former director of Barrington Bank gives him valuable insight into the Company’s banking operations.
William J. Doyle (70), Director since 2017.   Mr. Doyle served as President and Chief Executive Officer of Potash Corporation of Saskatchewan (“PotashCorp”), one of the world’s largest fertilizer suppliers, for 15 years, and retired in July 2015. Mr. Doyle formerly served as President of the International Fertilizer Industry Association, a trade association representing the global fertilizer industry, and was a board member of Canpotex and the International Plant Nutrition Institute.
Mr. Doyle is a graduate of Georgetown University in Washington, D.C., and Chairman of the University’s Board of Directors. He is also on the board of the Big Shoulders Fund, a charity providing support to Catholic schools in the neediest areas of inner-city Chicago.
Mr. Doyle’s experience as President and Chief Executive Officer of PotashCorp provides him with insight into the challenges of leading a large and complex global organization with key operations throughout the world, as well as an understanding of the operation and management of, and governance and regulatory considerations associated with, a large public company.
Marla F. Glabe (67), Director since 2015.   Ms. Glabe has over 40 years of experience in the financial services industry including her service as a senior executive with Allstate Insurance Company (“Allstate”) and as a member of the board of directors of Allstate Life Insurance Company. From 1974 to 2009, she held various executive positions at Allstate and its affiliates. From 2011 until March of 2019, Ms. Glabe served as the Lead Managing Director for MasterMind Advisory Board, a corporation offering advisory services to CEOs and business entrepreneurs. Ms. Glabe is Senior Advisor for Management Control International, Inc., a privately owned family asset management firm, serves on the boards of Royal Neighbors of America, a fraternal life insurance company, and Northwest Community Healthcare, and is a member of the Society of Actuaries. Ms. Glabe is a director of Great Lakes Advisors, Wintrust Investments, and The Chicago Trust Company and serves on the Executive Advisory Committee for First Insurance Funding and Wintrust Life Finance.

Ms. Glabe’s business experience gives her in-depth knowledge of managing and providing leadership at sophisticated nationwide organizations in highly regulated businesses. Her knowledge of the insurance industry gives her insight into an area, which, through the Company’s insurance premium financing business, impacts a substantial portion of the Company’s business. In addition, her experience in leadership provides Ms. Glabe with knowledge of the issues faced by large and complex businesses in the financial services industry. As a result of her financial experience, Ms. Glabe qualifies as a financial expert for purposes of rules governing audit committees. Ms. Glabe’s experience on the Executive Advisory Committee for First Insurance Funding and Wintrust Life Finance and as a current director of the boards associated with Wintrust Wealth Management gives her valuable insight into the Company’s non-banking operations.
H. Patrick Hackett, Jr. (69), Director since 2008.   Mr. Hackett has served as the Company’s Chairman since 2017. Mr. Hackett has been the Managing Member of HHS Partners, LLC, an investment company located in the Chicago area, since 2001. Previously, he served for 12 years as the President and Chief Executive Officer of RREEF Capital, Inc. and as Principal of The RREEF Funds, an international commercial real estate investment management firm. Mr. Hackett taught real estate finance at the Kellogg Graduate School of Management for 15 years when he also served on the real estate advisory boards of Kellogg and of the Massachusetts Institute of Technology. He serves on the boards of First Industrial Realty Trust, Inc. (NYSE) and Northwestern University. Mr. Hackett is an advisory director of Wintrust Bank.
Mr. Hackett’s business and education backgrounds provide him familiarity with financial models and valuation of corporations and banks, as well as of commercial real estate, which often serves as collateral for the Company’s products. Mr. Hackett worked as a bank auditor early in his career, giving him some experience in bank accounting and operations.
Scott K. Heitmann (72), Director since 2008.   Mr. Heitmann, retired for the past 15 years, has over 30 years of experience in the banking industry, including his service as Vice Chairman of LaSalle Bank Corporation and President, Chairman and Chief Executive Officer of Standard Federal Bank from 1997 to 2005. He served as the President and Chief Executive Officer of LaSalle Community Bank Group and LaSalle Bank FSB from 1988 to 1996. Mr. Heitmann currently serves as an Advisory Director of Boys Hope Girls Hope of Illinois. Mr. Heitmann has previously served as a director of LaSalle Bank Corporation, Standard Federal Bank and the Federal Home Loan Bank of Chicago. Mr. Heitmann is a director of Great Lakes Advisors, Wintrust Investments, The Chicago Trust Company, and Wintrust Bank.
Mr. Heitmann’s experience in the banking industry, including service in executive leadership roles at LaSalle Bank Corporation and Standard Federal Bank, provide him with knowledge of the financial services business, generally, and the business of community banking, in particular. His experience as a former bank lender also provides insight into the Company’s community banking business. In addition, his experience with LaSalle Bank’s various predecessors provides him with insight into the opportunities and challenges posed to a growth-oriented Chicago-based community bank. As a result of his financial experience, Mr. Heitmann qualifies as a financial expert for purposes of rules governing audit committees. Mr. Heitmann’s experience as a director of Wintrust Bank and the boards associated with Wintrust Wealth Management gives him valuable insight into the Company’s banking, brokerage and investment advisory operations.
Deborah L. Hall Lefevre (53), Director since 2019.   Ms. Lefevre currently serves as Executive Vice President, Chief Technology Officer of Couche-Tard/Circle K (“Circle K”), where she is responsible for global technology and digital strategy and execution across a network of approximately 15,500 locations operated by Circle K, a multinational operator of convenience stores. From 2003 until joining Circle K in 2017, Ms. Lefevre served in various management positions within the Information Technology department of McDonald’s Corporation, including Corporate Vice President, Global Enterprise Solutions and Business Transformation (2015-17); Chief Information Officer, U.S. Segment (2013-15); and Vice President, IT Enterprise (2008-13).
Ms. Lefevre’s extensive knowledge of information technology systems and information security issues provides the Company with sophisticated guidance regarding the Company’s technology and information security strategy and tactical objectives. In addition, her experience as a senior executive of two large, highly-complex public companies provides her with comprehensive knowledge of the issues faced by complex businesses.
Suzet M. McKinney DrPH, MPH (48), Director Nominee. Dr. Suzet M. McKinney currently serves as Principal & Director of Life Sciences at Sterling Bay Company, LLC, a real estate development company, where she is responsible for relationships with the scientific, academic, corporate, tech and governmental sectors involved in the life science ecosystem, as well as managing the experience and facilitating the growth of life science tenants in Sterling Bay developments. Prior to joining Sterling Bay in February, 2021, she served since September, 2015 as executive director of the Illinois Medical District, which includes 560 acres of medical research facilities, labs, a biotech business incubator, universities, raw land development areas, four hospitals, and more than 40 healthcare related facilities. It is one of the largest urban medical districts in the United States. Dr. McKinney currently serves as a director of the Company subsidiaries Great Lakes Advisors, Wintrust Investments, and The Chicago Trust Company.
She also currently serves as a board member of Susan G. Komen Chicago, Thresholds, and the African American Legacy of the Chicago Community Trust.
Dr. McKinney holds her doctorate from the University of Illinois at Chicago School of Public Health. She received her bachelor’s degree in biology from Brandeis University, where she was also a Howard Hughes Fellow. She also received her master of public health degree, in health care administration, and certificates in managed care and health care administration, from Benedictine University.
Dr. McKinney’s professional experience includes managing large and complex organizations, as well as extensive familiarity with the Chicago business community. As a result of her financial experience, Dr. McKinney qualifies as a financial expert for purposes of rules governing audit committees. Additionally, Dr. McKinney’s experience as a director of Wintrust Investments, Great Lakes Advisors and Chicago Trust Company gives her valuable insight into the Company’s non-banking operations.
Gary D. “Joe” Sweeney (63), Director since 2015.   Mr. Sweeney serves as strategic advisor to Corporate Financial Advisors, LLC (“CFA”), a middle-market investment banking firm, which specializes in providing merger and acquisition advisory services, capital sourcing, exit planning and general corporate advisory services. From 2000 to April 2015, Mr. Sweeney was a co-owner and a managing director of CFA. Prior to that time, he founded and served as president of Sports Marketing and Management Group, LLC, a sports marketing and management firm that specializes in assisting and representing coaches and professional athletes in securing contracts and marketing opportunities. Mr. Sweeney is a published best-selling author and a frequent public speaker. Mr. Sweeney has served on the boards of directors of numerous private companies over the past 35 years. He currently serves on the Board of Directors of Town Bank, The University of Notre Dame Graduate Alumni Board for the Mendoza College of Business, Integrity Grading and Excavation Corp., and numerous private equity companies.
Mr. Sweeney’s experience provides him with extensive knowledge of mergers and acquisitions, capital raising, and the investment process, each of which are key functions of the Company. His knowledge of underwriting approaches and valuation methodologies are valuable in evaluations of proposed transactions. Mr. Sweeney’s experience also provides him with familiarity with the management of the liquidity, financial reporting, risk and audit management of a large organization. As a result of his financial experience, Mr. Sweeney qualifies as a financial expert for purposes of rules governing audit committees. In addition, his experience in leadership provides Mr. Sweeney with knowledge of the issues faced by large and complex businesses. Mr. Sweeney’s experience as a current director of Town Bank gives him valuable insight to the Company’s banking operations.
Karin Gustafson Teglia (53), Director since 2019.   Ms. Teglia is President of DEKK Enterprises, LLC, an incubator that develops innovative concepts and go-to-market strategies for consumer products and services and DEKK Investments, LLC. Ms. Teglia also has served since 2009 as an advisor to TRP Investments, LLC, a commercial real estate investor. Prior to this role, Ms. Teglia served in various corporate finance management and international tax roles within McDonald’s Corporation, including Corporate Senior Vice President, Finance (2007-08); Corporate Vice President, Finance (2005-07) and Corporate Vice President of Tax (2001-05). Prior to joining McDonald’s Corporation in 1995, Ms. Teglia began her career as an international tax consultant with Price Waterhouse. Ms. Teglia is a certified public accountant and an attorney licensed to practice in Illinois.
Ms. Teglia currently serves as a director of Tricom as well as a director of Hinsdale Bank, chairing its Audit Committee and also serving on its Risk Committee. She also served on an Advisory Panel of the National Academy of Sciences, focusing on food allergy research, and serves on the Food Allergy Research and Education Board of National Ambassadors.
Ms. Teglia’s management experience at McDonald’s Corporation provides experience with the management of the liquidity, financial reporting, risk and audit management of a large organization. As a result of her financial experience, Ms. Teglia qualifies as a financial expert for purposes of rules governing audit committees. Additionally, Ms. Teglia’s experience as a director of Hinsdale Bank gives her valuable insight into the Company’s banking operations, as well as experience as an audit committee member and chair.

Alex E. Washington, III (47), Director since 2020.  Mr. Washington serves as a Managing Director of Wind Point Partners, a middle market private equity firm based in Chicago, Illinois. Wind Point Partners has approximately $3.0 billion in assets under management and focuses on acquisition of middle-market companies in the industrial products, consumer products, and business services sectors. Mr. Washington joined Wind Point Partners in 2002 and currently serves on the boards of several private companies, including A&R Logistics, Ascensus Specialties, ClockspringNRI, and Kleinfelder Group. Past directorships include Argotec, Arr-Maz Custom Chemicals, Dicom Transportation Group, Evans Food Group, Novolex, and Paragon Films. Prior to Wind Point Partners, he held professional roles with J.H. Whitney, Donaldson Lufkin & Jenrette, and McKinsey & Company.
Mr. Washington received a Bachelor of Arts in Finance from Morehouse College and a Master of Business Administration from Harvard Business School. Mr. Washington was a Class VI recipient of the Ewing Marion Kauffman Fellowship in venture capital. He currently serves as a director of Wintrust Bank, where he chairs its Audit Committee. His civic activities include serving as a board member of the Chicago Council on Global Affairs, board member of the Chicago Urban League, life trustee of the Chicago Foundation for Education, and member of both the Chicago Club and the Economic Club of Chicago.
Mr. Washington’s extensive private equity experience provides him with comprehensive knowledge of mergers and acquisitions, capital raising, and the investment process, each of which are key functions of the Company. The Board believes that his knowledge of underwriting approaches and valuation methodologies is extremely valuable in evaluation of proposed transactions. Mr. Washington’s significant experience on the board of directors of other companies also provides him with familiarity with the management of the liquidity, financial reporting, risk and audit management of complex organizations.
Edward J. Wehmer (67), Director since 1996.   Mr. Wehmer, a founder of the Company, served as President and Chief Executive Officer of the Company from May 1998 to February 2020, at which point he was named Founder and Chief Executive Officer. Prior to May 1998, he served as President and Chief Operating Officer of the Company since its formation in 1996. He served as the President of Lake Forest Bank from 1991 to 1998. He serves as an Advisory Director of each of the Company’s main operating subsidiaries. Mr. Wehmer is a certified public accountant and earlier in his career spent seven years with the accounting firm of Ernst & Young LLP specializing in the banking field and particularly in the area of bank mergers and acquisitions. Mr. Wehmer serves as Lead Independent Director on the board of directors of Stepan Company (NYSE), a chemical manufacturing and distribution company. He also serves as a director of the Catholic Extension Society, on the audit committee of Northwestern Memorial Health Care, as a trustee for Ann & Robert H. Lurie Children’s Hospital and Foundation, as chair of Northwestern Memorial Hospital Foundation, and as the vice chairman of the Finance Council of the Archdiocese of Chicago.
Mr. Wehmer is the only member of the Board who is also an executive officer of the Company. As such, he provides the views of the management of the Company and substantial insight into the operations of the Company. As an employee of the Company since its inception, he also provides historical context for the Board’s discussions.
Required Vote
Election as a Director of the Company requires that a nominee receive the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, online or by proxy, and entitled to vote thereon. Accordingly, instructions to abstain will have the same effect as a vote against such nominee. Broker non-votes will have no impact on the election of Directors.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

EXECUTIVE OFFICERS OF THE COMPANY
Certain information regarding those persons serving as the Company’s executive officers is set forth below.
Edward J. Wehmer (67) — Founder and Chief Executive Officer — Mr. Wehmer serves as the Company’s Founder and Chief Executive Officer. Accordingly, he is responsible for overseeing the execution of the Company’s day-to-day operations and strategic initiatives. See the description above under “Proposal No. 1 —  Election of Directors” for additional biographical information.
David A. Dykstra (60) — Vice Chairman, Chief Operating Officer — Mr. Dykstra joined the Company in 1995 and currently serves as the Company’s Vice Chairman, Chief Operating Officer, a position he has held since February 2020. He previously had held the title of Senior Executive Vice President, Chief Operating Officer since 2002. Prior to 2002, Mr. Dykstra served as the Company’s Chief Financial Officer. Earlier in his career, Mr. Dykstra was employed from 1990 to 1995 by River Forest Bancorp, Inc., Chicago, Illinois, most recently holding the position of Senior Vice President and Chief Financial Officer. Prior to his association with River Forest Bancorp, Mr. Dykstra spent seven years with KPMG LLP, most recently holding the position of Audit Manager in the banking practice. Mr. Dykstra is a Director of Chicago Deferred Exchange Company, LLC, State Bank of the Lakes, and Tricom.
Kathleen M. Boege (54) — Executive Vice President, General Counsel and Corporate Secretary — Ms. Boege joined the Company in September 2015. Ms. Boege manages all legal affairs of the Company, as well as assisting banks and non-bank subsidiaries with legal matters. Prior to joining the Company, Ms. Boege served as General Counsel and Corporate Secretary of FreightCar America, Inc. from January 2013 through August 2015. She joined FreightCar America, Inc. from Bally Total Fitness Corporation (“Bally”) where she served as Chief Administrative Officer, General Counsel and Secretary from August 2011 through December 2012. Prior to this role, she held other leadership roles in legal and human resources at Bally commencing in 2007. Prior to joining Bally, Ms. Boege was Vice President, Associate General Counsel and Assistant Secretary at the Chicago Stock Exchange. Prior to joining the Chicago Stock Exchange, Ms. Boege worked in private practice at two Chicago law firms from 1991 to 1999.
Timothy S. Crane (59) — President — Mr. Crane joined the Company in August 2008. In February, 2020, he was appointed President, after previously holding the title of Executive Vice President, Senior Market Head and Treasurer since February 2017. He oversees Wintrust’s subsidiary banks, banking operations and treasury business. In January 2016, Mr. Crane was appointed to serve as Corporate Treasurer of the Company. Prior to joining the Company, Mr. Crane served as President of Harris Bankcorp(Harris Bank, Bank of Montreal) in Chicago where he was employed for 24 years. He also serves on the boards of the Metropolitan Family Services, the Bank Administration Institute, Chicago United and serves as a Trustee of DePaul University. In addition, Mr. Crane is Chairman of the Company’s two largest bank subsidiaries, Lake Forest Bank and Wintrust Bank.
Guy W. Eisenhuth (65) — Executive Vice President and Regional Market Head — Mr. Eisenhuth joined the Company in January 2010 as President and Chief Executive Officer of Village Bank and was promoted in January 2014 to Executive Vice President and Regional Market Head and currently oversees Barrington Bank, Schaumburg Bank, and Village Bank. Prior to joining the Company, Mr. Eisenhuth served as Head of Commercial Banking of Fifth Third Bank in Chicago where he was employed for one year and worked for several years at J.P. Morgan Chase, and predecessors, ultimately serving as Senior Vice President-Group Head, Middle Market Banking. Mr. Eisenhuth is a Director of Barrington Bank, Schaumburg Bank, and Village Bank.
Richard B. Murphy (61) — Vice Chairman, Chief Lending Officer — In February 2020, Mr. Murphy became Vice Chairman, Chief Lending Officer, after previously holding the title of Chief Credit Officer since January 2002. He is responsible for coordinating all the credit functions of the Company as well as its mortgage banking business. Mr. Murphy served as the President of Hinsdale Bank from 1996 until December of 2005. From 1993 until his promotion to President of Hinsdale Bank, Mr. Murphy served as the Executive Vice President and Senior Lender of Hinsdale Bank. Prior to his association with the Company, Mr. Murphy served as President of the First State Bank of Calumet City. Mr. Murphy is on the Board of the Big Shoulders Fund, the Keystone Board of Shirley Ryan Ability Labs, and the Advisory Board of After School Matters. Mr. Murphy is married to the sister of Mr. Wehmer’s wife. Mr. Murphy is a member of the Executive Advisory Committee of First Insurance Funding and Wintrust Life Finance.
David L. Stoehr (61) — Executive Vice President and Chief Financial Officer — Mr. Stoehr joined the Company in January 2002 and manages all financial and accounting affairs of the Company, including internal and external financial reporting. Previously, Mr. Stoehr was Senior Vice President/Reporting & Analysis at Firstar/U.S. Bancorp, Director of

Finance/Controller of Associated Banc-Corp with primary responsibility for financial accounting and reporting, business unit financial management and data warehouse design and implementation. Prior to his association with Associated Banc-Corp, Mr. Stoehr was Assistant Vice President/Balance Sheet Management at Huntington Bancshares, Inc., Columbus, Ohio, from 1993 to 1995 and Financial Reporting Officer at Valley Bancorporation, Appleton, Wisconsin, from 1983 to 1993.
Thomas P. Zidar (52) — Executive Vice President and Senior Market Head of Wealth Management Services — Mr. Zidar joined the Company in 2006 and also serves as Chairman and Chief Executive Officer of Wintrust Wealth Management. Prior to joining the Company, Mr. Zidar worked at ABN AMRO/LaSalle Bank for nine years, most recently as Executive Vice President in the Personal Financial Services group of LaSalle Bank, responsible for five business units. Throughout Mr. Zidar’s tenure with ABN AMRO/LaSalle Bank, he served as Chairman, President and CEO of ABN AMRO Financial Services; Senior Vice President, Integration Management; Senior Vice President/First Vice President, Acquisitions & Corporate Capital; and Vice President, Profit Enhancement. Previously, Mr. Zidar held positions as an Associate at A.T. Kearney, a management consulting firm, in Chicago, and as a Financial Analyst and Associate at TTG, an investment banking firm, in New York and London. Mr. Zidar serves as a Director of Great Lakes Advisors, Wintrust Investments, The Chicago Trust Company, and Chicago Deferred Exchange Company.
EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION & ANALYSIS
This Compensation Discussion & Analysis section reviews the compensation program for our five named executive officers (“NEOs”), which include our principal executive officer, principal financial officer and our three other most highly-compensated executive officers as of December 31, 2020.
Our 2020 NEOs were:

Named Executive Officer	Title/Role
Edward J. Wehmer	Founder and Chief Executive Officer
David A. Dykstra	Vice Chairman, Chief Operating Officer
Richard B. Murphy	Vice Chairman, Chief Lending Officer
Timothy S. Crane	President
David L. Stoehr	Executive Vice President and Chief Financial Officer
Executive Summary
2020 Business Highlights
In 2020, despite substantial headwinds created by factors including a near-zero interest rate environment, impact of the new credit losses accounting standards (“CECL”), and the global COVID-19 pandemic, the Company achieved favorable business results overall with continued growth and operational efficiency as a focus for both the banks and the non-bank businesses. Consistent with its founding values, the Company continued to adhere to its core principles of sound and conservative underwriting. The Company drove growth through its bank and non-bank businesses while making significant community impact through loans processed as a part of the Paycheck Protection Program (“PPP”). As a result of these steps and the executive officers’ leadership during unprecedented and exceptionally challenging times, the Company continued its history of profitability. We believe that the results achieved in 2020 highlighted the benefit of the guidance provided by the executive leadership team who maintained a measured and balanced approach to pursuing growth and maintaining credit quality and appropriate reserves, while placing the highest consideration on the health, safety and well-being of the Company’s employees and its communities.
The Compensation Committee of our Board (the “Committee”) recognizes that the Company’s executive officers have a key role in overseeing growth while appropriately managing risk. In that regard, the Committee considered the accomplishments of management in the following context (results are as of December 31, 2020):
•generated pre-tax income, excluding provision for credit losses, of $604.0 million (a 13% increase from $534.0 million in 2019), the highest reported level in the history of the Company;
•increased deposits by 23.2% to $37.1 billion (a $7 billion increase from $30.1 billion in 2019);
•increased loan portfolio (excluding loans held for sale) by 19.7% from year-end 2019 to $32.1 billion, the highest reported level in the history of the Company;

•increased total assets to $45.1 billion, an increase of $8.5 billion, or 23.1% from the end of 2019;
•reduced total non-performing assets as a percentage of total assets to 0.32%, down from 0.36% at the end of 2019;
•increased quarterly Common Stock dividend to $0.28 per share, resulting in total dividends of $64.5 million paid in 2020 to eligible holders of Common Stock;
•2020 was the Company’s twenty-fourth consecutive year of profitability; and
•our assets have grown 97%, 61% and 23% over the last five, three and one year periods, respectively, and our loans, excluding covered loans and loans held for sale, have grown 86%, 48% and 20% over the same five, three and one year periods, respectively.
2020 Business Highlights – Response to the COVID-19 Pandemic
In addition to the achievements listed above, the Committee believed that management’s swift, aggressive and sustained response to the COVID-19 pandemic, and to the complex challenges faced by the financial services industry as a result of the global pandemic, benefitted the Company, its customers, local communities, employees and shareholders. The Company’s response to pandemic-related challenges reflects the critical leadership and crisis management skills of the NEOs as well as the soundness of the Board’s governance and oversight processes and the tireless dedication of executive management and the entire Wintrust team. Highlights of the Company’s response to COVID-19 included:
•Implemented the Company’s previously-developed pandemic plan, commencing in March, 2020.
•Implemented comprehensive workplace safety and employee wellness initiatives, as detailed on pages 23-24.
•Established a critical response team comprised of senior executives and leaders of key business and support units. This team met daily during the initial critical phase of the pandemic and continues to meet at least weekly to help ensure continuity of operations. The team has engaged in continuous monitoring of evolving COVID-19 developments and trends since the early stages of the COVID-19 pandemic.
•Enhanced monitoring of the Company’s loan portfolio and refined risk ratings to identify and manage COVID-19 related credit risks and continuously track and assess critical credit quality metrics, with particular focus on loans in industries most impacted by COVID-19. Established a team of credit specialists to address COVID-related loan deferral and modification requests consistently with the Company’s prudent credit culture.
•Implemented a series of actions to help ensure that the Company maintained sufficient capital during the economic uncertainty of the pandemic, including a temporary suspension of the Company’s share repurchase program (which the Company resumed in the fourth quarter of 2020), and a preferred stock offering in May, 2020 that generated approximately $270 million in net cash proceeds.
•Funded over $4.8 billion in loans to over 13,000 COVID-impacted businesses as a key participant in the Paycheck Protection Program (“PPP”) administered by the Small Business Administration pursuant to the Coronavirus Aid, Recovery and Economic Security (CARES) Act. The Company’s PPP lending activity included significant outreach to underserved neighborhoods and local nonprofit organizations (over 1300 of which received PPP loans from the Company’s banks), the filming and dissemination of a bilingual instructional video for potential PPP borrowers, and the establishment of on-site Business Resource Centers in certain of the Company’s bank branches located in underserved areas.
These actions were implemented by the Company’s leadership team under the direction of the NEOs and in collaboration with the Board, which participated in continuous dialogue with the NEOs during the early stages of the pandemic and has continued to monitor identification of pandemic-related risks and mitigation strategies relating to the Company’s operations, business strategy and continuity, and financial results.

Highlights of our Executive Compensation Philosophy, Program and Practices
Philosophy and Culture of Achievement and Accountability
The Committee has responsibility for developing, implementing and monitoring our executive officer compensation program and policies as well as determination and oversight of the Company’s executive compensation philosophy. The Committee sets the compensation for all of our NEOs and reviews compensation for all executive officers of the Company. In administering the Company’s executive compensation program, the Committee is mindful of our unique operating structure, culture and history as well as the growth strategy of our Company and its businesses. As a Company with growth oriented and entrepreneurial operations, we are cognizant that to attract and retain the managerial talent deemed necessary to operate and grow our businesses, we often have to compensate our executives with a view to the scope and complexity of the business we expect them to manage, rather than the size of the business they currently manage. Our executive compensation philosophy and programs are designed to attract and retain management capable of leading the organization in its efforts to create the infrastructure to meet its growth curve while still managing risk.
The Committee believes executives’ total direct compensation should be heavily weighted toward incentive compensation rather than through fixed components such as base salary and benefits. This philosophy is intended to create and foster a pay-for-performance framework within defined risk parameters that drives shareholder value by aligning shareholder and NEO interests. Our Short-Term Incentive Plan, or STIP, and Long-Term Incentive Program, or LTIP, are designed to provide that a significant percentage of our executives’ total compensation is linked to performance and the interests of our shareholders.
Our Pay-for-Performance Focus
Reinforcing pay for performance is an important underpinning of our executive compensation framework. For 2020, target performance-based compensation for our CEO and the other NEOs was (on average) approximately 77% and 60% of total target compensation, respectively. As seen in the pie charts below, a majority of total target compensation for the CEO and the other NEOs is performance based, as reflected by our short-term incentive and long-term incentive elements that are 100% performance-oriented.

CEO Pay Elements

22.3%
Base
Salary
1.0%
Perquisites &
Other Benefits
48.9%
Long-Term
Incentive
Plan
27.8%
Short-Term
Incentive
Plan
76.7%
Performance-
Based

Other NEO Pay Elements

30.0%
Long-Term
Incentive
Plan
38.0%
Base
Salary
30.0%
Short-Term
Incentive
Plan
60.0%
Performance-
Based
2.0%
Perquisites &
Other Benefits

Our Executive Compensation Practices

	What We Do		What We Don’t Do
☑
We Pay for Performance:   The majority of executive pay is not guaranteed. Our CEO and NEOs on average have approximately 77% and 60%, respectively, of their target total compensation tied to Company performance.
		☒	No Hedging or Short Selling: Our NEOs are prohibited from engaging in short selling of our Common Stock or engaging in hedging or offsetting transactions regarding our Common Stock.
☑	We Align Our Long-Term Incentives With Performance: 100% of our long-term incentive awards vest based on three-year Company performance.	☒	No Pledging: Our NEOs are prohibited from pledging our securities.
☑	We Set Stretch Goals: Our performance hurdles are designed to require stretch individual and Company performance along with superior returns in order to receive commensurate payout.	☒	No Excessive Expenditures or Perquisites: We have adopted a policy designed to prevent any excessive or luxury expenditures and maintain modest perquisites.
☑	We Have a Clawback Policy: In the event of a material negative restatement of our financial statements, we can claw back any payments made which were predicated on achieving certain financial results.	☒	No Undue Risk: We discourage excessive risk taking by having a balanced portfolio of short-and long-term incentive performance measures and a cap on final payouts.
☑
We Require Stock Ownership:   We have robust stock ownership guidelines. Our CEO is required to hold Common Stock with a value equal to a multiple of six times base salary and our other NEOs are between one and three times base salary.
		☒	No Repricing Underwater Options: Our stock incentive plan does not permit repricing or the exchange of underwater stock options without shareholder approval.
☑
We Utilize Independent Compensation Expertise:   The Committee has retained Meridian, an independent compensation consultant, to advise on the executive compensation program and practices, including annual assessments of the Company’s peer group.
☒
No CIC Payment Absent a Double Trigger:    Payments under our employment agreements and our long-term incentive programs generally require two events for vesting in connection with a change in control — both a change in control and a qualifying termination of employment.

Shareholder Support
During its compensation review process, the Committee considers whether the Company’s executive compensation and benefits program are in line with the interests of the Company’s shareholders. In that respect, the Committee considered the approval by approximately 96% of the votes cast for the Company’s “say on pay” proposal at the Company’s prior annual meeting of shareholders, which was consistent with shareholder approval by approximately 98% and 99% in 2019 and 2018, respectively, demonstrating sustained shareholder support for the Company’s executive compensation program. Accordingly, the Committee determined that the Company’s executive compensation philosophy, compensation objectives, and compensation elements continued to be appropriate and did not make any changes to the Company’s executive compensation program in response to such vote.
Compensation Philosophy and Objectives
The philosophy underlying our executive compensation program is to promote a pay-for-performance environment and remain competitive with market practices in order to attract and retain key talent, which we believe will support the long-term success of the Company and build value for our shareholders.
The compensation elements included in the pay of our NEOs vary and are reflective of different pay objectives. Base salaries are intended to pay executives competitively relative to market peers and individual performance. Relevant performance factors that influence base pay include leadership, innovation, strategic contributions, maintaining effective company systems and infrastructure, customer service and talent management. Variable compensation (short-term and long-term incentives) is tied to financial measures (such as pre-tax net income, net interest margin, net overhead ratio, core loan and deposit growth, credit quality, and earnings per share) as well as the achievement of specific business objectives (including satisfactory regulatory exams), employee retention, and increased shareholder value. It is also the Committee’s philosophy to provide retirement and health and welfare benefits to all employees on a non-discriminatory basis. We do not provide supplemental retirement benefits to our executives.

The Committee has set forth the following objectives for its executive compensation program:
•Attract first-rate entrepreneurial talent that reflects our structure.   We believe that our organizational design and structure are a significant part of our value proposition. Consequently, we need to hire leaders who will thrive within our structure, are able to operate well within a matrixed organizational structure which allows the capacity to act in equal measure autonomously at times and in collaboration at times, while driving growth and managing risk.
•Focus on performance-based compensation.   Our compensation program is designed to support performance and achievement at every level of the organization, from the individual to the bank, subsidiary, and Company. It is also designed to drive performance across both short-term and long-term horizons.
•A significant portion of total compensation should be in the form of long-term incentives.   Our compensation program includes incentives designed to align management and shareholder interests over a multi-year performance period. This longer-term horizon also helps promote retention and therefore business continuity.
•Long-term incentive compensation should balance growth and risk.   Our longer-term rewards are structured to help mitigate excessive risk-taking since leaders are rewarded for creating sustained value for the Company and its shareholders.
•Long-term incentive compensation should be highly correlated with returns.   The prescribed performance goals under our long-term incentive compensation program are designed to be challenging and at or above target payouts should be achievable only with above target, superior organizational performance.
•Compensation levels should be competitive to ensure that we attract and retain a highly qualified management team to lead and grow our Company.   The successful operation of our Company requires an experienced and talented management team. We hire for both the current and anticipated future needs of the organization, so executives must be able to effectively lead the organization now, and also meet future needs of a growing organization. To do this, our compensation program must be competitive with those of our peer firms to attract and retain talent that is capable of scaling for the future.
•Compensation opportunities should be commensurate with an executive’s roles and responsibilities.   Our organization values talented executives who perform comprehensively, both within their specific roles as well as taking on more leadership responsibilities. Consequently our compensation program seeks to recognize and reward our executives who are most responsible for the performance of the Company and who engage in broader duties than their job titles may imply.
•Compensation for NEOs should be fair and perceived as such, both internally and externally.   We measure the appropriateness of our compensation offerings by comparing them both internally and externally to peer group benchmarks. Shareholders are best served when we can attract and retain talented executives with compensation packages that are competitive but fair.
Peer Group Benchmarking
On an annual basis, the Committee’s independent compensation consultant, Meridian Compensation Partners LLC (“Meridian”), provides the Committee with assessments of the competitive market and best practices relating to executive compensation practices, including peer group benchmarking, pay-for-performance analysis, research on regulatory and industry trends, and program design. The Committee utilizes these assessments when considering compensation program design and other decisions.
Peer Group Analysis
On an annual basis, the Committee asks Meridian to review the peer group to evaluate whether it reflects the appropriate population of banks both regionally and nationally similar to Wintrust in size, scope and complexity. When identifying and constructing the competitive peer group, the Committee took into consideration which companies compete for customers, executive talent or investors, as well as other factors including the amount of commercial and industrial loans, level of non-interest revenue, and comparability in business models. These factors were considered as the Committee sought to develop a peer group that approximated the size and the structure of the Company. The following peer group, developed in 2019 and used by the Committee to make 2020 compensation decisions, was comprised of 20 banks, including 14 similarly-sized national banks and six Midwestern banks. This reference group of banks had assets between $16 billion and $48 billion at March 31, 2019, with Wintrust’s assets then positioned at approximately the median.

National Holding Company Peer Group*
People’s United Financial, Inc.	Pinnacle Financial Partners, Inc.	BOK Financial Corporation
Synovus Financial Corp.	Cullen/Frost Bankers, Inc.	First Horizon National Corporation
Webster Financial Corporation	BankUnited	Hancock Holding Company
F.N.B. Corporation	Texas Capital Bancshares, Inc.	IBERIABANK Corporation
Sterling Bancorp	First Citizens BancShares
Midwestern Holding Company Peer Group
Associated Banc-Corp	Commerce Bancshares, Inc.	TCF Financial Corporation
UMB Financial Corporation	Old National Bancorp	First Midwest Bancorp, Inc.
*    The 2020 peer group was updated as compared to 2019 to eliminate MB Financial and to add First Citizens BancShares based on the peer group selection criteria described above.
When making compensation decisions, the Committee reviews the compensation paid to our CEO and other NEOs relative to the compensation paid to similarly-situated executives, to the extent available, at our peer companies based on publicly available information reported in our peers’ proxy statements.
Benchmark Analysis
In December 2019, Meridian provided the Committee with background information regarding the Company’s compensation structure as compared to the peer group and market practices. Meridian provided the Committee with an analysis undertaken with respect to each of the NEO’s positions, including a comparison of target total compensation, target total direct compensation as well as each component of compensation (e.g., base salary, short-term incentives, long-term incentives) on a comparative basis with the Company’s peer group.
In addition, the Committee reviewed NEO compensation in the aggregate to that of our peer group. The Committee believes that reviewing compensation across both dimensions of their role and in aggregate provides the Committee with the most well-rounded view of the appropriateness of NEO compensation levels relative to peers.
Pay-for-Performance Analysis
In 2020, Meridian conducted a pay-for-performance analysis which compared realized and realizable pay for the CEO as compared to the chief executive officers in our peer group. This analysis provided a retrospective look which evaluated the historical relationship between pay and performance, helped evaluate the effectiveness of the Company’s pay structures and performance goals and helped assess whether pay was aligned with performance. The study found that changes made in 2018 improved the three year alignment between the Company’s historical performance and the CEOs’ actual pay results, noting that the Company continued to perform on a composite basis in the top quartile of the benchmarked peer group and the CEO’s pay and performance were appropriately aligned when compared with the peer group for the three-year period ending in 2019. The Committee intends to periodically conduct this analysis as it continues to monitor the effectiveness of the Company’s executive pay program.

2020 Compensation Elements and Decisions
This section describes the various elements of our 2020 compensation program for the NEOs and outlines why the Committee chose each element, how it’s determined and its impact on the Committee’s pay decisions.

Element	Key Characteristics	Why We Pay this Element	How We Determine the Amount	2020 Decisions
Base Salary	Fixed compensation component payable in cash. Reviewed annually and adjusted when appropriate.	Provide a base level of competitive cash compensation for executive talent.	Experience, job scope, market data, and individual performance.	Base salary increases were approved for the NEOs in 2020, ranging between 0.0% and 12.2%.
Annual Short-Term Incentive	Variable compensation component payable in cash or stock. Performance is 75% allocated to financial measures and 25% allocated to individual performance goals. Payment is capped at 150% of target.	Motivate and reward executives for performance on key operational, financial and individual objectives met during the course of the year.	Market practices and individual performance with actual payouts based on the extent to which performance goals are achieved.	Annual short-term incentive payouts ranged from 95.0% to 96.6% of target, based on a combination of Company and individual performance.
Long-Term Incentives	Variable compensation component payable in performance-based restricted stock units and performance-based cash. Payments are capped at 150% of target.	Align long-term interests of management and shareholders. Retain executive talent.	Market practices and performance, with performance-based cash and restricted stock unit payouts based on performance.
The 2020 LTIP consisted of a mix of awards (50% cash/50% equity) that is 100% performance based. Awards are determined after the 3 year performance period (2020-2022) based on achievement of 3 year cumulative adjusted EPS.

The 2018-2020 LTIP did not pay out based on performance against three-year cumulative adjusted earnings per share.

In January, 2021, the Committee awarded one-time discretionary cash payments to all participants in the Company’s 2018-2020 LTIP, in amounts equal to approximately 74% of the value of the 2018-2020 LTIP target payouts. See pages 46-47.

Perquisites and Other Personal Benefits	Compensation component to provide basic competitive benefits.	Provide a base level of competitive compensation for executive talent.	Periodic assessment of competitive offerings.	No substantive change from prior years.
Base Salary
The Company provides NEOs with base salaries to compensate them for services rendered during the fiscal year and reflect each NEO’s position, specific skills, tenure, experience, responsibility and performance. Annual base salary adjustments for NEOs for any given year are generally determined by the Committee at its meeting in January. Increases, if any, in base salary on a year-over-year basis are dependent on the Committee’s assessment of the Company’s and individual’s performance and data from Meridian regarding market competitive base salaries. The Committee has full discretion to set NEO salary at any level it deems appropriate. As part of this process, the Committee solicits the recommendations of Mr. Wehmer with respect to the NEOs (other than Mr. Wehmer and Mr. Murphy). The Committee also considers peer data provided by Meridian, internal pay equity and merit history in evaluating recommendations.
In 2020, the Committee made the following determinations relative to base salary.

Named Executive Officer	2019 Base Salary	2020 Base Salary
Edward J. Wehmer	$1,150,000	$1,150,000
David A. Dykstra	$810,000	$810,000
Richard B. Murphy	$600,000	$610,000
Timothy S. Crane	$490,000	$550,000	*
David L. Stoehr	$490,000	$495,000
*    The increase in Mr. Crane’s base salary from 2019 to 2020 reflects the increase in his responsibilities following his promotion to President of the Company in February, 2020.
Annual Short-Term Incentive
The Company’s performance-based annual short-term incentives are based on each NEO’s overall performance and the achievement of performance goals subject to the discretion and adjustment by the Committee. Annual short-term incentives are intended to provide officers across the Company with an opportunity to receive cash compensation (may be paid in equity at the discretion of the Committee), based on consideration of the Company, subsidiary and individual performance goals. Performance-based incentives are a key component of our total compensation package because they reward our executives for pursuing objectives that the Committee believes are consistent with the overall goals and strategic direction that the Board has set for the Company.
NEO short-term incentive targets are reviewed by the Committee annually to evaluate appropriateness to the current business cycle and competitiveness relative to the market. In determining the target annual short-term incentives, the Committee considers several factors, including:
•market practices;
•the target annual incentive set and achieved in recent years;
•the desire to provide, as described above, a substantial portion of total compensation as performance-based; and
•the relative importance and degree of difficulty of the short-term and long-term performance goals of the Company.
The Committee establishes target opportunities for each participant based on their role and competitive market data. Based on the Committee’s assessment of Corporate and Individual performance, actual awards can vary from 0% to 150% of the target opportunities.

Named Executive Officer	Target*
Edward J. Wehmer	125%
David A. Dykstra	80%
Richard B. Murphy	80%
Timothy S. Crane	80%
David L. Stoehr	70%
*    The increase in the 2020 target opportunities, as compared to 2019 target opportunities, for each of Messrs. Dykstra, Murphy and Crane reflect the increase in each of their responsibilities following their respective promotions in February, 2020, to Vice Chairman, Chief Operating Officer; Vice Chairman, Chief Lending Officer; and President.

Consistent with 2019, the 2020 target annual short-term incentive opportunity was allocated in the following manner based upon the executive’s role:
•75% based on Company performance, associated with consolidated pre-tax net income; and
•25% based on individual goals and objectives.
Based upon the weighting outlined above of the 75/25 allocation of the short-term incentive target, the table below reflects each NEO’s 2020 base salary and how their total incentive targets were allocated as a percentage of each NEO’s base salary.

Named Executive Officer	2020 Base Salary	2020 Total Short-Term Incentive Percentage at Target	Percentage Allocated to Company Performance	Percentage Allocated to Individual Objectives
Edward J. Wehmer	$1,150,000	125%	93.75%	31.25%
David A. Dykstra	$810,000	80%	60.00%	20.00%
Richard B. Murphy	$610,000	80%	60.00%	20.00%
Timothy S. Crane	$550,000	80%	60.00%	20.00%
David L. Stoehr	$495,000	70%	52.50%	17.50%
Development of Company Performance Objectives
The Committee considers a number of factors in connection with short-term incentive awards, including key performance indicators such as net overhead ratio, loan, asset and deposit growth and credit quality, as well as qualitative factors including advances in the Company’s efforts to maintain a diverse and inclusive corporate culture, development of enterprise infrastructure that will support future growth, and continued business line diversification.
One of the key Company-level objectives for 2020 was to achieve consolidated pre-tax net income of $515.5 million. The Committee used the following guidelines to set the high, target, low, and threshold portion of the annual short-term incentive award opportunity allocated to the Company-level objective:

Wintrust 2020 Consolidated Pre-Tax Net Income	Performance Measurement of Company- Level Annual Short-Term Incentive Award
Greater than $515.5 million	High
$515.5 million	Target
$463.9 million to $515.5 million	Low
$360.8 million to $463.9 million	Threshold
Development of Individual Performance Objectives
The individual performance objectives for the NEOs are developed through an iterative process between the Committee and management. Management develops an initial set of recommended objectives based upon business needs. The Committee reviews the proposed objectives and modifies them at its discretion, after considering whether the objectives are aligned with the Board’s strategic focus. The following objectives, among others including regulatory objectives, leadership development, and advancing diversity, were established for the NEOs in January, 2020:
Edward J. Wehmer
•Improve core performance of the enterprise reflected in various measures such as core loan, asset and deposit growth, net overhead ratio, performance on niche and core loans, earnings per share, stock price, shareholder return, and net income.
•Continue to identify and acquire strategic assets, asset generation platforms and bank acquisitions to complement the Company’s strategy.

•Maintain the appropriate organizational infrastructure to support technology efforts, expansion efforts, streamlining operations and expense management.
•Identify and execute key partnerships to complement the Company’s strategy.
•Advance diversity throughout the Wintrust enterprise; build a learning culture through professional development plans, mentorship and and training resources; continue to advance recognition of Wintrust as an employer of choice in Chicagoland and southern Wisconsin.
David A. Dykstra
•Lead all market transactions and strategic acquisition activities. Execute acquisitions and oversee integration.
•Increase core earnings and net income through planned and profitable growth. Improve year-over-year performance in core loan, asset and deposit growth, net overhead ratio, performance on niche loans, earnings per share, stock price, and shareholder return.
•Maintain cost effective, scalable and efficient internal operations.
•Oversee activities designed to achieve continued Community Reinvestment Act ratings of Outstanding (or minimum rating of High Satisfactory) for all charters.
Richard B. Murphy
•Oversee the Chief Credit Officer's management of the core portfolio and non-performing assets at acceptable levels.
•Work with operations to assist in credit related systems implementations to enhance the efficiency of the credit function.
•Preserve exemplary credit quality through effective underwriting and disciplined loan management.
•Provide leadership to mortgage, premium finance and niche lending businesses to optimize business outcomes. Partner with leaders of lending businesses and credit function to enhance diversity of incoming personnel and emerging leaders.
•Improve asset quality and improve management reporting on all loans.
Timothy S. Crane
•Manage all banks to meet/exceed financial targets.
•Achieve loan growth without credit loss outside acceptable ranges.
•Focus on expansion and new branch openings, as well as actively managing the existing footprint.
•Maintain an appropriate focus on enhancing customer relationships.
•Oversee banks’ diversity initiatives relating to incoming personnel, development of emerging leaders and recruitment of community bank directors.
David L. Stoehr
•Proactively develop strategies to manage interest rate risk and improve earnings.
•Provide effective analytics, metrics and reporting to measure strategic initiatives.
•Maintain capital above policy thresholds and advise and present completion of capital stress testing.
•Continue to make progress on enhanced diversity of incoming personnel and emerging leaders. Collaborate with emerging leaders on professional development plans.

Performance Results and Payouts
As noted above under “2020 Business Highlights,” while the Company results in 2020 were substantially impacted by the COVID-19 pandemic, we believe the Company’s strong performance highlights the benefit of the skill and guidance provided by the Company’s executive leadership team.
Company Performance Results:   The Company’s consolidated pre-tax net income for the year ended December 31, 2020 was $389.8 million. In determining the actual annual short-term incentive for each NEO associated with the achievement of Company-level objectives, the Committee considered a number of factors, including the following achievements:
•The Company’s achievement of 76% of the consolidated pre-tax net income objective, which if adjusted for the estimated impact of the COVID-19 pandemic on the previously discussed new CECL accounting standard and the resultant provision for credit losses, would have resulted in consolidated pre-tax net income of approximately $508 million or 99% of the consolidated pre-tax net income objective;
•strong key performance indicators, including net overhead ratio, loan, asset and deposit growth and credit quality;
•strong and swift response to the COVID-19 pandemic (as detailed on page 33);
•enhanced focus on issues of diversity and inclusion within the Company’s workforce, including a virtual “town hall” meeting attended by over 100 enterprise-level directors, focusing on issues of racial equity and inclusion;
•continued progress on diversification strategy via expanded lines of business; and
•continued build out of enterprise infrastructure to support future success of the organization.
The Committee, taking into account the Company’s actual and adjusted consolidated pre-tax net income performance along with all of the other above-referenced positive key performance indicators, determined to pay out the portion of annual short-term incentives associated with the Company-level results at 95% of target.
Individual Performance Objectives:   The Committee reviewed each executive’s performance relative to individual goals and determined that each of the NEOs achieved or exceeded all of their individual performance objectives.
Total Annual Short-Term Incentive Payout:   Consistent with the approach taken in prior years, the final determination of an NEO’s actual short-term incentive payment is based on the Committee’s holistic evaluation of Company and individual performance metrics including consolidated pre-tax net income, individual performance objectives, and discretionary factors. The Committee retains the discretion to determine the amount of any annual short-term incentive awarded to an NEO. The final determination of the Committee could result in no short-term incentive being paid or a short-term incentive amount above or below a strictly formulaic view of performance. Based on their analysis, the Committee exercised its discretion, and approved the annual short-term incentive award for each NEO. The extent of achievement by Mr. Wehmer and the other NEOs relative to the accomplishment of the Company’s financial objectives was taken into account. Additionally, short-term incentives were informed by the Committee’s intention to ensure that total cash compensation was at an appropriate competitive position relative to the Company’s performance. The following table sets forth the total eligible annual short-term incentive amounts at target and annual short-term incentives actually paid to each of our NEOs under the 2020 NEO short-term incentive program.

Named Executive Officer	Total Annual Short-Term Incentive at Target	Total Annual Short-Term Incentive Paid	% Annual Short-Term Incentive Paid vs. Target
Edward J. Wehmer	$1,437,500	$1,365,625	95.00%
David A. Dykstra	$648,000	$615,600	95.00%
Richard B. Murphy	$488,000	$463,600	95.00%
Timothy S. Crane	$440,000	$425,000	96.59%
David L. Stoehr	$346,500	$329,175	95.00%
Our annual short-term incentive may be paid in cash and/or equity at the discretion of the Committee. With regard to 2020 performance, annual short-term incentives awarded by the Committee to the NEOs were paid in cash and are reported in the “Bonus” column in the 2020 Summary Compensation Table.

Long-Term Incentive Plan (LTIP)
The Committee believes that a substantial portion of each NEO’s compensation should be in the form of long-term incentive compensation in order to further align the interests of our NEOs and shareholders. The framework is also designed to:
•provide a competitive compensation opportunity;
•foster retention;
•allow the Company to compete effectively for talent;
•incorporate leading practices;
•provide transparency;
•support the Company’s long-term strategy and growth objectives;
•align management’s long-term compensation with shareholder returns;
•link pay and performance;
•create a long-term focus based on sustainable results; and
•promote long-term NEO stock ownership.
Award Mix
The Committee administers the LTIP and can determine on an annual basis the mix of awards included in the annual grant. Consistent with the 2019 design, the Committee determined that 100% of the 2020 LTIP would be performance-based and that the award vehicle mix should be comprised of the following:

Award Vehicle Mix	% of Award
Performance-Based Cash Awards	50%
Performance-Based Restricted Stock Units	50%
Performance-based cash and performance-based restricted stock units are designed to promote pay for performance since the awards vest only upon the achievement of certain performance conditions. Performance-based awards under the LTIP are contingent upon the achievement of pre-established long-term goals set in advance by the Committee with results measured over a multi-year performance period (i.e., three years). Each year, the Committee sets three-year performance goals for the LTIP, which results in overlapping performance cycles. Performance-based awards are earned only at the end of the performance period based on the Company’s actual performance against pre-established goals certified by the Committee, subject to negative discretionary adjustments.
In 2020, the Committee selected three-year cumulative earnings per share (as adjusted to exclude acquisition-related charges, the effect of certain changes in the effective tax rate and any excess tax benefits or tax deficiencies related to stock-based compensation awards as determined by the Committee, “Cumulative Adjusted EPS”) as the measure for the 2020-2022 LTIP cycle. When it determined stock-based compensation LTIP awards for the 2020-2022 performance cycle in January, 2020, the Committee believed that the targets established for this performance metric were reasonably achievable with strong executive management performance. Since then, the Company’s earnings have been impacted significantly by the COVID-19 pandemic and it is possible that the impact of COVID-19 could materially impact the Company’s ability to achieve threshold Cumulative Adjusted EPS for purposes of the 2020-2022 LTIP performance period.
2020 LTIP Target and Grants:   The Committee provided a 2020 LTIP grant for the performance period from January 1, 2020 through December 31, 2022, with the performance-based restricted stock units and cash awards that are scheduled to vest based on our Cumulative Adjusted EPS performance during the performance period. The ultimate value of the awards will depend on the Company’s performance relative to three-year goals and in the case of the performance-based restricted stock units, the Company’s stock price at vesting. Each NEO’s long-term incentive target percentage, as a percentage of base salary is outlined below:

Named Executive Officer	Target Percentage of Base Salary*
Edward J. Wehmer	220%
David A. Dykstra	85%
Richard B. Murphy	85%
Timothy S. Crane	85%
David L. Stoehr	75%
*    The increase in the 2020 target opportunities, as compared to 2019 target opportunities, for each of Messrs. Dykstra, Murphy and Crane reflect the increase in each of their responsibilities following their respective promotions in February, 2020, to Vice Chairman, Chief Operating Officer; Vice Chairman, Chief Lending Officer; and President.
Performance-Based Restricted Stock Unit Awards and Performance-Based Cash Awards:   The performance-based restricted stock unit awards (50% of incentive target opportunity) and performance-based cash awards (50% of target incentive opportunity) will each be measured following the end of the performance period ending December 31, 2022. The threshold, target and maximum award opportunities for each NEO for the performance-based restricted stock unit and cash awards is set forth in the following two tables:
Performance-Based Restricted Stock Unit Awards

Named Executive Officer	Number of shares -Maximum Performance	Number of shares – Target Performance	Number of shares –Threshold Performance
Edward J. Wehmer	29,603	19,735	9,868
David A. Dykstra	8,057	5,371	2,686
Richard B. Murphy	5,967	3,978	1,989
Timothy S. Crane	4,874	3,249	1,625
David L. Stoehr	4,301	2,867	1,434
Performance-Based Cash Awards

Named Executive Officer	Amount payable under performance-based cash awards –Maximum Performance	Amount payable under performance- based cash awards – Target Performance	Amount payable under performance- based cash awards – Threshold Performance
Edward J. Wehmer	$1,897,500	$1,265,000	$632,500
David A. Dykstra	$516,375	$344,250	$172,125
Richard B. Murphy	$382,500	$255,000	$127,500
Timothy S. Crane	$312,375	$208,250	$104,125
David L. Stoehr	$275,625	$183,750	$91,875
2018-2020 LTIP Results and Payment: The 2018-2020 LTIP was 100% performance based and consisted of a mix of awards, comprised of 50% performance-based cash awards and 50% performance-based restricted stock unit awards. The Committee determined for this performance cycle to use cumulative earnings per share as the performance measure, adjusted for acquisition related costs, tax benefits associated with stock-based compensation and the change in the corporate tax rate

(collectively, “Cumulative Adjusted EPS”). The following chart outlines the performance award matrix adopted in conjunction with the 2018-2020 LTIP for the performance-based cash and performance-based restricted stock unit awards:

	Cumulative Adjusted EPS over 3 year Performance Period	Payout % of Target Award
Maximum	$21.97	150%
Target	$19.30	100%
Threshold	$16.86	50%
<Threshold	<$16.86	0%
Through the first two years of the 2018-2020 LTIP performance period, the Company’s quarterly estimates indicated that the Company was on target to achieve or exceed threshold performance for the 2018-2020 LTIP performance period. Accordingly, the Committee’s expectation, at its quarterly meeting in January, 2020, was that the Company would meet or exceed the Cumulative Adjusted EPS threshold for the 2018-2020 performance period, if the Company achieved its budgeted 2020 financial results.
Six weeks after such quarterly Committee meeting, the COVID-19 global pandemic was declared by the World Health Organization. The Committee quickly ascertained that worsening economic conditions resulting from the COVID-19 pandemic could have a significant impact on the Company’s operations and earnings. The Committee consulted with its external advisors and determined that it would carefully monitor the potential impact of the pandemic on compensation matters, as well as actions taken by other financial institutions (including the Company’s peer group) to address the impact of the pandemic on compensation. To this end, the Committee added the impact of COVID-19 on compensation to the agendas for its regular quarterly meetings. Additionally, the Committee conferred informally numerous times between March, 2020 and January, 2021. Throughout these discussions, the Committee benefitted from extensive dialogue with its compensation committee consultant and other external legal, tax and accounting advisors.
When the Committee met in January, 2021 to consider matters including certification of the Company’s performance for purposes of payouts under the 2018-2020 LTIP, it was determined that the Company’s Cumulative Adjusted EPS for this 3-year performance period was $16.68, only eighteen cents below threshold. Based on this level of achievement, the 2018-2020 LTIP performance threshold was not met, despite the Company’s strong performance through January, 2020. It was determined that the Company’s failure to achieve the required LTIP performance threshold was a direct result of the COVID-19 pandemic and its impact on the Company’s Cumulative Adjusted EPS during 2020, which caused the Company’s Cumulative Adjusted EPS for the entire performance period to fall slightly below threshold.
Among the COVID-related factors that had a direct and quantifiable adverse impact on the Company’s earnings, the most significant was the impact on the newly-adopted Current Expected Credit Losses (“CECL”) accounting standard and the resultant increase in the Company’s provision for credit losses. CECL required the Company to increase its 2020 provision for credit losses to $214.2 million, compared to $53.9 million in 2019, in response to deterioration in existing and forecasted macroeconomic conditions related to COVID-19. This increased provision was required under the CECL accounting standard, despite the fact that management’s strong immediate response to the pandemic, and consistent monitoring throughout the balance of 2020, resulted in a relatively stable credit environment and no material increase in loan losses. In fact, the Company’s ratio of nonperforming loans to total loans was less on December 31, 2020 than on December 31, 2019.
When viewing the Company's performance absent the quantifiable extraordinary and unanticipated impacts of the COVID-19 pandemic, including most notably the impact of CECL on earnings, the Committee determined that the Company’s 2018-2020 performance would have exceeded threshold at Cumulative Adjusted EPS of $18.72, which would have resulted in a payout of approximately 88% payout of the target award.
The Committee considered exercising discretion to adjust the LTIP performance metrics to exclude the quantifiable impact of COVID-19 on earnings, which would have permitted the aforementioned payout of approximately 88% under the LTIP for the 2018-2020 performance period. The exercise of such discretion by the Committee to address extraordinary circumstances, such as the COVID-19 pandemic, is expressly permitted by the 2015 Plan and the LTIP award agreements. For reasons discussed below, however, the Committee determined that one-time cash payments to participants were a superior alternative to the exercise of discretion to make award payouts under the LTIP. Accordingly, the Committee did not exercise discretion to adjust for the impact of COVID-19 and therefore did not approve any LTIP payouts for the 2018-2020 LTIP performance period based on adjusted results.

One-Time Discretionary Payment for 2018-2020 Performance: In considering long-term incentive alternatives that were aligned with the Company’s performance from 2018 through 2020, the Committee’s objective was to identify a solution that was fair to the LTIP participants, and also considered losses that may have been experienced by the Company’s shareholders. The Committee considered the following:
•Our LTIP for the 2018-2020 performance period was 100% performance-based with absolute goals, unlike many of our peers that incorporate relative performance and/or time-based restricted stock as part of their programs. While this design works well in stable environments where future goal setting is more certain, it had unintended consequences in the highly-volatile pandemic environment that could not have been anticipated and was beyond management’s control.
•A desire to avoid the outcome of denying any long-term compensation to its LTIP participants for the Company’s near miss of threshold Cumulative Adjusted EPS for the 2018-2020 LTIP performance period, given that the failure to achieve the threshold level of performance was directly attributable to the COVID-19 pandemic, a factor that was entirely out of management’s control.
•The Company’s performance relative to its peers through 2020 was strong. Additionally, the Company achieved record levels of pre-tax income excluding the provision for credit losses in each of 2018, 2019 and 2020 demonstrating strong core operating results, as well as maintaining low levels of actual net charge-offs and non-performing loans.
•Incentives attributable to this long-term performance period constituted an appropriate vehicle to keep LTIP participants motivated, engaged and aligned with fulfilling the Company's objectives, rather than penalizing them by providing for no incentive payout for long-term performance due to a pandemic situation that was beyond the control of LTIP participants.
The Committee recognized that any solution that it identified also needed to take into account the interests of the Company’s shareholders. The Committee concluded that compensating LTIP participants for long-term performance, in the form of one-time discretionary cash payments, would be appropriately aligned with long-term shareholder interests for several reasons:
•The Committee noted that management’s immediate, aggressive and sustained response to the COVID pandemic had helped the Company maintain stable operations and in fact achieve substantial growth during 2020, thereby creating an opportunity for enhanced long-term shareholder value.
•Based on information known at the time of the Committee’s decision, the Committee considered that a discretionary cash payment would result in substantial expense savings, to the benefit of the Company’s shareholders. The discretionary cash payment vehicle permitted the Company to avoid recognizing an expense for value that would not be received by the LTIP participants (approximately $2.8 million) based on the original grant price and the deemed achievability of the performance goals at the time of grant. This approach also permitted the Company to avoid recording as a write-off a deferred tax asset in 2021 when the LTIP performance shares would have been issued (approximately $0.8 million). The Committee believes that these substantial expense savings constituted a prudent exercise of expense management, to the benefit of the Company’s shareholders. These expense savings would not have been achieved if the Committee had elected to make a payout by exercising discretion under the LTIP.
•The Committee also determined that it was appropriate to further adjust the payout downward, by an additional 12%, to address the Company’s stock price decline over the 2018-2020 performance period.
Based on these considerations, the Committee approved one-time discretionary cash payments to all participants in the 2018-2020 LTIP program, including each of the NEOs, with the payouts equal to 74% of the value of the original 2018-2020 LTIP target awards, as set forth in the table below. For context only, the following table sets forth the original target 2018-2020 LTIP award values as well as the value of the one-time discretionary payments.

Named Executive Officer	2018-2020 Target LTIP Award	One-Time Discretionary Payment
Edward J. Wehmer	$2,530,000	$1,872,200
David A. Dykstra	$592,500	$438,450
Richard B. Murphy	$431,250	$319,125
Timothy S. Crane	$348,750	$258,075
David L. Stoehr	$348,750	$258,075
Perquisites and Other Benefits
Our NEOs receive modest perquisites provided by or paid for by the Company that the Committee believes are reasonable, competitive and consistent with the Company’s overall compensation philosophy. In 2020, these perquisites included: car allowances or Company-owned automobiles; club dues; life insurance; and supplemental long-term disability. Our NEOs were also eligible for a 401(k) employer matching contribution on the same terms as all other employees of the Company.
The Committee reviews the perquisites provided to its NEOs on a regular basis to evaluate whether they continue to be appropriate in light of the Committee’s overall goal of designing a competitive compensation program for NEOs that is aligned with the interests of our shareholders. Attributed costs of the personal benefits described above for the NEOs for the fiscal year ended December 31, 2020 are included in column (i) of the “2020 Summary Compensation Table.”
Post-Termination Compensation
We have entered into employment agreements with each of our NEOs that provide for post-termination compensation. These agreements provide for payments and other benefits if the NEO’s employment terminates for a qualifying event or circumstance, such as being terminated without “Cause” or leaving employment for “Constructive Termination,” as these terms are defined in the employment agreements. Additionally, the employment agreements provide for the payment of enhanced severance benefits if the NEO’s employment is terminated within eighteen months of a “Change-in-Control” (as defined in the agreements). Additional information regarding the employment agreements, including a definition of key terms and a quantification of benefits that would have been received by our NEOs had termination occurred on December 31, 2020, is found under the heading “Potential Payments upon Termination or Change in Control” on page 53 of this Proxy Statement.
The Committee believes that these employment arrangements are an important part of overall compensation for our NEOs and will help to secure the continued employment and dedication of our NEOs, prior to or following a change in control, notwithstanding any concern that they might have at such time regarding their own continued employment. These agreements also contain restrictive covenants, including non-compete and non-solicitation provisions, which protect the Company’s interests in its client and employee relationships. The Committee also believes that these agreements are important as a recruitment and retention device, as nearly all of the companies with which we compete for executive talent have similar agreements in place for their senior employees.
Additional Information Regarding Compensation Policies
We have additional compensation policies that support our practices. These policies serve to further illustrate and provide context around our approaches to compensation.
Clawback Policy.   Our clawback policy provides that the Company may recover any payment or equity awards made to a current or former executive officer, if the payment was predicated upon achieving certain financial results that were subsequently the subject of a material negative restatement caused by the intentional misconduct of the executive officer. In such event, the Company may recover the amount by which any annual or long-term payments or awards made or granted exceeded what would have been awarded or granted based on restated financials. In addition, the Company may recover any profits realized on the sales of securities received by such executive officer pursuant to such awards.
In addition, the clawback provision of the Sarbanes-Oxley Act of 2002 also applies to Messrs. Wehmer and Stoehr. This provision provides that if the Company is required to restate its financial statements as a result of misconduct, Mr. Wehmer and Mr. Stoehr are required to reimburse the Company for short-term incentives or other incentive-based or equity-based compensation and profits realized in the 12 months after the financial information was first publicly issued or filed with the SEC.

Policy Regarding Excessive or Luxury Expenditures.   Our Board adopted a policy designed to eliminate or prevent any excessive or luxury expenditures, including excessive expenditures on entertainment or events, office and facility renovations, aviation or other transportation services. A copy of this policy is available on our website, www.wintrust.com.
Tax Gross-Up Provisions.   Effective May 20, 2009, the Company adopted a policy that it will not enter into any new or materially amended agreements with NEOs that include any excise tax gross-up provisions with respect to payments contingent upon a change in control.
Prohibition on Hedging and Short Selling.   The Company’s employees, including its executive officers and Directors, are prohibited from engaging in short selling of the Common Stock or engaging in hedging or offsetting transactions regarding the Common Stock.
Prohibition on Pledging Stock.   In April 2013, the Company adopted a policy prohibiting executive officers and Directors from pledging any of the Company’s securities.
Stock Ownership Guidelines.   In January 2011, the Company adopted stock ownership guidelines for our executive officers as part of our commitment to corporate governance and to strengthen the alignment of interests between our executive officers and shareholders. Under the guidelines, our Chief Executive Officer and other NEOs are expected to accumulate shares of Common Stock to meet the applicable ownership level within five years of their election or appointment.
For purposes of the guidelines, “shares” include shares owned by the executive or the executive’s immediate family members residing in the same household, including shares held in the Company’s 401(k) plan or employee stock purchase plan, shares held in trust for the benefit of the executive or the executive’s family, shares obtained through stock option exercises, deferred shares, shares of restricted stock and restricted stock units granted under the Company’s equity plans.

Title	Guideline
Chief Executive Officer	6 times base salary
Vice Chairman, Chief Operating Officer and Vice Chairman, Chief Lending Officer	3 times base salary
Other Named Executive Officers	1 times base salary
The Committee reviews an executive’s progress toward achieving the applicable guideline. An executive’s progress toward the applicable ownership guideline is expected to be approximately 20% per year. If the Committee determines that an executive has not demonstrated sufficient progress toward compliance with the applicable guideline, it may take appropriate action. The Committee determined that each of these executives met this requirement as of December 31, 2020.
Compensation Process and Roles
Role of Management.   The Committee made all 2020 compensation decisions for our NEOs. Mr. Wehmer annually reviews the performance of each of the Company’s and its subsidiaries’ officers (other than Mr. Wehmer whose performance is reviewed by the Committee and Mr. Murphy whose performance is reviewed by the Committee due to the fact that he is married to the sister of Mr. Wehmer’s wife). The conclusions reached and the compensation recommendations based on these reviews, including with respect to salary adjustments and incentive award amounts, were presented to the Committee. The Committee exercised its discretion in modifying any recommended adjustment or award.
Committee Process.   During 2020, the Committee reviewed both the Company’s compensation philosophy and the actual compensation being paid by the Company. The Committee met, including in executive sessions without any members of management present, to discuss, evaluate and set executive officer compensation. In setting compensation for each of the NEOs, the Committee focused on the total compensation received by each NEO, as well as the allocation of each element of compensation in relation to those provided by the peer companies identified above. The Committee acted pursuant to a written charter that had been approved by our Board.
Compensation Consultant.   The Committee has the sole authority to retain and dismiss its own outside compensation consultants and any other advisors it deems necessary. The role of a compensation consultant is to assist the Committee in analyzing executive compensation packages and to provide the Committee with information regarding market compensation levels, general compensation trends and best practices. The consultant also provides advice regarding the competitiveness of specific pay decisions and actions for the NEOs, as well as the appropriateness of the design of the Company’s executive compensation program. In 2020, the Committee engaged Meridian to advise it on executive compensation-related issues, conduct benchmarking and pay-for-performance analyses and to provide advice relating to establishing bonus opportunities and target incentives for 2020. In addition, Meridian provided guidance on leading practices on compensation. Meridian attended meetings of the Committee, including executive sessions, upon invitation. Meridian did not provide any other services to the Company. The Committee has assessed the independence of Meridian pursuant to the rules of the SEC and concluded that Meridian’s work for the Committee does not raise any conflicts of interest.
2020 Summary Compensation Table
The following table summarizes compensation awarded to, earned by or paid to our NEOs for 2020, 2019, and 2018. The section of this Proxy Statement entitled “Compensation Discussion & Analysis” describes in greater detail the information reported in this table and the objectives and factors considered in setting NEO compensation.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($)(3) (i)	Total ($) (j)
Edward J. Wehmer Founder & Chief Executive Officer	2020	1,150,000	3,237,825	1,265,000	—	—	—	49,423	5,702,248
	2019	1,150,000	1,408,750	1,265,000	—	1,260,400	—	55,938	5,140,088
	2018	1,150,000	1,470,000	1,265,000	—	965,250	—	50,181	4,900,431
David A. Dykstra Vice Chairman, Chief Operating Officer	2020	810,000	1,054,050	344,250	—	—	—	42,720	2,251,020
	2019	809,077	550,000	300,000	—	395,588	—	39,131	2,093,796
	2018	799,115	661,500	296,250	—	381,150	—	35,895	2,173,910
Richard B. Murphy Vice Chairman, Chief Lending Officer	2020	609,038	782,725	255,000	—	—	—	36,043	1,682,806
	2019	599,077	400,000	221,250	—	272,288	—	36,762	1,529,377
	2018	588,673	490,000	215,625	—	257,400	—	28,949	1,580,647
Timothy S. Crane, President	2020	544,231	683,075	208,250	—	—	—	24,749	1,460,305
	2019	488,615	375,000	178,125	—	215,775	—	24,868	1,282,383
	2018	474,115	357,700	174,375	—	182,655	—	24,618	1,213,463
David L. Stoehr Executive Vice President & Chief Financial Officer	2020	494,519	587,250	183,750	—	—	—	29,147	1,294,666
	2019	488,615	340,000	178,125	—	227,335	—	25,788	1,259,863
	2018	474,115	352,800	174,375	—	192,679	—	26,343	1,220,312
(1)The amounts shown in this column for 2020 consists of, for each of the NEOs, (a) the annual cash bonus paid in 2021 with respect to 2020 performance and (b) the one-time discretionary cash payment paid in 2021 with respect to 2018-2020 performance, which was made in lieu of making a payment under the LTIP by adjusting the cumulative adjusted EPS metric for the 2018-2020 LTIP performance period. See “2018-2020 LTIP Results and Payment” and “One-Time Discretionary Payment for 2018-2020 Performance” on pages 44-46, for further detail.

Named Executive Officer	Annual Cash Bonus ($)	One-Time Discretionary Cash Payment ($)	Total Bonus ($)
Edward J. Wehmer	$1,365,625	$1,872,200	$3,237,825
David A. Dykstra	$615,600	$438,450	$1,054,050
Richard B. Murphy	$463,600	$319,125	$782,725
Timothy S. Crane	$425,000	$258,075	$683,075
David L Stoehr	$329,175	$258,075	$587,250
(2)The amounts shown in this column for 2020 represent performance-based restricted stock unit awards granted under the Company’s LTIP. These awards are valued based on the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”) and are reported based on the probable achievement of the performance-based vesting conditions at the time of grant. The grant date fair value of the awards represents the average of the high and low sale prices of the Common Stock on the date of grant, as reported by NASDAQ, multiplied by the number of shares subject to the award at target level. Under the LTIP, if the highest achievement level is attained for the 2020 performance-based restricted stock unit awards, the maximum grant date fair value for these awards is as follows: Mr. Wehmer $1,897,500; Mr. Dykstra $516,375; Mr. Murphy $382,500; Mr. Crane $312,375; and Mr. Stoehr $275,625.
(3)Amounts in this column include the value of all other compensation paid to or received by the NEOs in 2020. Please see the “All Other Compensation” table below for further information regarding these amounts. Perquisites are valued at actual amounts paid for such perquisites and other compensation.
All Other Compensation

Named Executive Officer	Corporate Automobile Usage ($)	Club Memberships Not Exclusively For Business Use ($)	Life Insurance Premiums ($)	Supplemental Long-Term Disability ($)	401(k) Plan Matching Contribution ($)	Total ($)
Edward J. Wehmer	11,314	8,286	22,795	2,028	5,000	49,423
David A. Dykstra	25,528	—	12,192	—	5,000	42,720
Richard B. Murphy	10,924	7,607	12,512	—	5,000	36,043
Timothy S. Crane	12,000	1,815	5,934	—	5,000	24,749
David L. Stoehr	12,000	356	11,791	—	5,000	29,147
2020 Grants of Plan-Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($/Sh)(3) (l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Edward J. Wehmer	1/23/2020	632,500	1,265,000	1,897,500	—	—	—	—	—	—	—
	1/23/2020	—	—	—	9,868	19,735	29,603	—	—	—	1,265,000
David A. Dykstra	1/23/2020	172,125	344,250	516,375	—	—	—	—	—	—	—
	1/23/2020	—	—	—	2,686	5,371	8,057	—	—	—	344,250
Richard B. Murphy	1/23/2020	127,500	255,000	382,500	—	—	—	—	—	—	—
	1/23/2020	—	—	—	1,989	3,978	5,967	—	—	—	255,000
Timothy S. Crane	1/23/2020	104,125	208,250	312,375	—	—	—	—	—	—	—
	1/23/2020	—	—	—	1,625	3,249	4,874	—	—	—	208,250
David L. Stoehr	1/23/2020	91,875	183,750	275,625	—	—	—	—	—	—	—
	1/23/2020	—	—	—	1,434	2,867	4,301	—	—	—	183,750
(1)The amounts in this column represent performance-based cash awards granted to the NEOs pursuant to the 2020 LTIP and granted under the Wintrust Financial Corporation 2015 Stock Incentive Plan (the “2015 Plan”) that will be earned at the end of the performance period ending December 31, 2022 based on the Company’s achievement of performance objectives relating to the Company’s Cumulative Adjusted EPS. Subject to certain qualifying termination events, the participant is required to be employed on the award settlement date in order to vest in the award.
(2)The amounts in this column represent performance-based restricted stock unit awards granted to the NEOs pursuant to the 2020 LTIP and granted under the 2015 Plan that will be earned at the end of the performance period ending December 31, 2022 based on the Company’s achievement of performance objectives relating to the Company’s Cumulative Adjusted EPS. Subject to certain qualifying termination events, the participant is required to be employed on the award settlement date in order to vest in the award.
(3)The amounts in this column are valued based on the grant date fair value of the award calculated in accordance with FASB ASC Topic 718 based on the probable outcome of the applicable performance conditions. See Note 2 to the 2020 Summary Compensation Table for a discussion of the relevant assumptions used in calculating the grant date fair value.
Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table
Each of our current NEOs is subject to an employment agreement with the Company. The initial terms under the employment agreements of Messrs. Wehmer, Dykstra, Murphy and Crane expired in 2011 and the initial term of Mr. Stoehr’s employment agreement expired in 2009. However, each NEO’s agreement automatically renews for successive three-year terms, in the case of Messrs. Wehmer, Dykstra and Murphy, and one-year terms in the case of Messrs. Stoehr and Crane, unless either the NEO or the Company provides notice of non-renewal at least 60 days prior to the expiration of the then-current term. If a change in control occurs, the then-current term of each NEO’s employment agreement automatically extends for two years from the date of the change in control. If the term is extended due to a change in control, such extension will be further extended automatically for successive three-year terms, in the case of Messrs. Wehmer, Dykstra and Murphy, and one-year terms in the case of Messrs. Stoehr and Crane, unless either the NEO or the Company provides notice of non-renewal at least 60 days prior to the expiration of the then-current term.
2020 Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information for each NEO with respect to (1) each stock option to purchase shares of Common Stock that has not been exercised and remained outstanding at December 31, 2020 and (2) each award of restricted stock units that has not vested and remained outstanding at December 31, 2020.

Name (a)	Options Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Edward J. Wehmer	—	—	—	—	—	—	—	17,675	(2)	1,079,766
	—	—	—	—	—	—	—	19,735	(3)	1,205,611
David A. Dykstra	16,790	—	—	40.87	01/28/23	—	—	4,192	(2)	256,089
	—	—	—	—	—	—	—	5,371	(3)	328,114
Richard B. Murphy	3,778	—	—	40.87	01/28/23	—	—	3,091	(2)	188,829
	—	—	—	—	—	—	—	3,978	(3)	243,016
Timothy S. Crane	8,046	—	—	40.87	01/28/23	—	—	2,489	(2)	152,053
	—	—	—	—	—	—	—	3,249	(3)	198,481
David L. Stoehr	2,829	—	—	40.87	01/28/23	—	—	2,489	(2)	152,053
	—	—	—	—	—	—	—	2,867	(3)	175,145

(1)The amounts in this column represent restricted stock unit awards that remained subject to performance-based vesting conditions as of December 31, 2020.
(2)Represents performance-based restricted stock unit awards that will be earned at the end of the January 1, 2019 through December 31, 2021 performance period based on the Company’s achievement of performance objectives relating to the Company’s Cumulative Adjusted EPS. These restricted stock unit awards are reported in this table assuming target achievement.
(3)Represents performance-based restricted stock unit awards that will be earned at the end of the January 1, 2020 through December 31, 2022 performance period based on the Company’s achievement of performance objectives relating to the Company’s Cumulative Adjusted EPS. These restricted stock unit awards are reported in this table assuming target achievement.
2020 Option Exercises and Stock Vested Table
The following table sets forth information for each NEO with respect to the exercise of options and the vesting of stock awards during 2020, and the value realized upon such exercise or vesting.

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#)(2) (d)	Value Realized on Vesting ($)(3) (e)
Edward J. Wehmer	29,173	355,619	17,377	933,579
David A. Dykstra	—	—	5,453	292,962
Richard B. Murphy	—	—	3,752	201,576
Timothy S. Crane	12,399	146,178	2,974	159,778
David L. Stoehr	—	—	3,133	168,320
(1)The value realized on the exercise of stock options represents the difference between the option exercise price and the market price determined by calculating the average of the high and low market price of the Common Stock on the date of exercise, multiplied by the number of shares of the Common Stock acquired upon exercise.
(2)Represents the vesting of awards, including performance-based stock awards, granted under the Company’s 2007 Plan and 2015 Plan.
(3)The value realized on the vesting of restricted stock units represents the average of the high and low market price of the Common Stock on the date of vesting multiplied by the number of restricted stock units that vested.
2020 Nonqualified Deferred Compensation Table

Name (a)	Executive Contributions in Last Fiscal Year ($) (b)	Registrant Contributions in Last Fiscal Year ($) (c)	Aggregate Earnings in Last Fiscal Year ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year End ($) (f)
Edward J. Wehmer	—	—	(772,848)(1)	—	5,750,219(2)
David A. Dykstra	—	—	(318,140)(1)	—	2,367,057(3)
Richard B. Murphy	—	—	—	—	—
Timothy S. Crane	—	—	—	—	—
David L. Stoehr	—	—	—	—	—

(1)The amounts reported in the column entitled “Aggregate Earnings in Last Fiscal Year” represent the change in the value of the shares subject to the deferred LTIP and restricted stock unit awards from December 31, 2019 to December 31, 2020.
(2)This amount represents the value of Mr. Wehmer’s deferred LTIP awards settled in 2016, 2017, 2018 and 2019 and his restricted stock unit awards which have vested but are not issuable until the earlier to occur of  (i) the executive’s termination of employment and (ii) the time at which the award is no longer subject to the deduction limits under Section 162(m) of the Internal Revenue Code (the “Code”).
(3)This amount represents the value of Mr. Dykstra’s restricted stock unit awards which have vested but are not issuable until the earlier to occur of  (i) the executive’s termination of employment and (ii) the time at which the award is no longer subject to the deduction limits under Section 162(m) of the Code.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
As noted under “Compensation Discussion & Analysis — Post-Termination Compensation” on page 47 of this Proxy Statement, we have entered into employment agreements with each of our NEOs that provide for payments in connection with such NEO’s termination, whether in connection with a change in control or otherwise. The benefits to be provided to the current NEOs under the employment agreements upon various termination situations are described below, including a summary of payments that would have been required had a termination taken place on December 31, 2020.
Payments Made upon Termination
The NEO’s rights upon a termination of his employment depend upon the circumstances of the termination. Central to an understanding of the rights of each NEO under the employment agreements is an understanding of the definitions of  ‘Cause’ and ‘Constructive Termination’ that are used in those agreements. For purposes of the employment agreements:
•We have Cause to terminate the NEO if the NEO has engaged in any of a list of specified activities, including refusing to perform duties consistent with the scope and nature of his position, committing an act of gross negligence or willful misconduct resulting in or potentially resulting in economic loss or damage to the Company’s reputation, conviction of a felony or other actions specified in the definition.
•The NEO is said to have been Constructively Terminated (and thereby gain access to the benefits described below) if we (i) materially reduce the NEO’s duties and responsibilities, or (ii) reduce the NEO’s adjusted total compensation (as defined in the agreements) to an amount less than (x) 75% of his adjusted total compensation for the prior 12 months or (y) 75% of his adjusted total compensation for the 12 months preceding the date of such NEO’s employment agreement, whichever is greater. In addition, in the case of Messrs. Wehmer, Dykstra and Murphy, the NEO is said to have been Constructively Terminated if we reduce, or assign such NEO duties substantively inconsistent with, his position, authority, duties or responsibilities, including reductions occurring solely as a result of the Company ceasing to be a publicly traded entity or becoming a wholly owned subsidiary of another entity.
The employment agreements require, as a precondition to the receipt of these payments, that the NEO sign a standard form of release in which he waives all claims that he might have against us and certain associated individuals and entities. The employment agreements also include non-compete and non-solicit provisions and confidentiality provisions that would apply for three years following the termination of employment or, in the case of Mr. Crane, for two years.
Payment Obligations for Termination with Cause
If an NEO is terminated for Cause, he is entitled to receive amounts earned during the terms of employment. Such amounts include:
•unpaid base salary through the date of termination;
•accrued but unused vacation or paid leave; and
•reimbursements.

Payment Obligations Upon Death or Permanent Disability
In the event of death or permanent disability of an NEO, in addition to the items above:
•Messrs. Wehmer, Dykstra, Murphy and Stoehr will be entitled to a payment equal to three times the sum of his base salary in effect at the time of his death or disability and the target cash and stock bonus awards granted to such NEO in the year of his death or disability. Mr. Crane will be entitled to a payment equal to two times the sum of his base salary in effect at the time of his death or disability and the annual incentive compensation award (not including any equity-based award or cash award with a vesting period of greater than one year) paid to Mr. Crane during the 12-month period prior to his termination. Such payments will be made (i) in the case of death, in a lump sum within 30 days of the NEO’s death or (ii) in the case of permanent disability, ratably over 36 months (24 months for Mr. Crane), with any such payment benefit reduced by the proceeds from any life or disability insurance policies maintained by the Company. For Mr. Crane, such payment benefit will be reduced by the amount of any income earned by Mr. Crane during the 24-month period; provided, however, that such amount paid to Mr. Crane shall not be less than $8,333.34 per month.
•Each NEO will immediately vest in all outstanding awards under the Company’s incentive plans.
Additionally, in the event of termination due to permanent disability:
•Messrs. Dykstra and Murphy will continue to receive health insurance, including for qualified dependents, either under the then current Company plan or under an independent policy having similar coverage to that maintained by the Company, until the earlier of  (i) the date he becomes eligible for any comparable medical, dental, or vision coverage provided by any other employer or (ii) the date he becomes eligible for Medicare benefits; and
•Messrs. Stoehr and Crane will continue to receive health insurance, including for qualified dependents, under the then current Company plan until the end of the 36-month period for Mr. Stoehr and the 24-month period for Mr. Crane over which the severance payments described in the first bullet point of this subsection are made.
Payment Obligations for Constructive Termination or Termination Without Cause
In the event of constructive termination or termination without cause of an NEO, such NEO is entitled to the items listed above under “Payment Obligations for Termination with Cause” and “Payment Obligations Upon Death or Permanent Disability,” except that:
•the payment described in the first bullet point under “Payment Obligations Upon Death or Permanent Disability” will not be made in a lump sum, but rather be made ratably over the 36-month period for Messrs. Wehmer, Dykstra, Murphy and Stoehr and over the 24-month period for Mr. Crane;
•outstanding option awards under the Company’s incentive plans will remain exercisable until the earlier of  (i) three months or (ii) the life of the award;
•Messrs. Dykstra and Murphy and their respective dependents will be entitled to continued health benefits until the earliest of  (i) the date he becomes eligible for another group health insurance plan with no pre-existing condition limitation or exclusion or (ii) the date he becomes eligible for Medicare benefits; and
•Messrs. Stoehr and Crane and their respective dependents will be entitled to continued health benefits until the earliest of  (i) the date he becomes eligible for another group health insurance plan with no pre-existing condition limitation or exclusion, (ii) the expiration of the maximum coverage period under COBRA or (iii) the date he becomes eligible for Medicare benefits.

Payment Obligations for Termination Without Cause or Constructive Termination Following a Change in Control
In the event of the constructive termination or termination without cause of an NEO within eighteen months of a change in control, which is defined below, such NEO shall be entitled to the same payments and items described above under “Payment Obligations for Constructive Termination or Termination Without Cause,” however, such payments shall be made in a lump sum within 30 days of such termination. Additionally:
•pursuant to our incentive plans, the NEO will be entitled to immediate vesting and lapsing of restrictions on all outstanding equity awards;
•Messrs. Wehmer, Dykstra and Murphy will be entitled to an additional cash payment equal to an amount that would offset any excise taxes incurred by the NEO as a result of the receipt of any change in control payments and such offset payment, within 30 days of the determination that such excise tax is due; and
•in the case of Messrs. Stoehr and Crane, such payment may be subject to reduction (any such payment a “Reduced Payment”) to the extent it would cause such NEO to receive an “excess parachute payment” (as defined in the Code) unless the change in control payments, less the amount of any excise taxes payable by the NEO, is greater than the Reduced Payment.
On May 20, 2009, the Company adopted a policy that it will not enter into any new or materially amended agreements with NEOs that include any excise tax gross-up provisions with respect to payments contingent upon a change in control. This policy does not apply to the employment agreements with Messrs. Wehmer, Dykstra and Murphy in effect at the time of adoption of such policy.
For purposes of a change in control, the NEO is said to have been Constructively Terminated (and thereby gain access to the benefits described above) if the resulting employer were to (i) materially reduce the NEO’s duties and responsibilities, (ii) reduce the NEO’s adjusted total compensation to an amount less than (x) 100% of his adjusted total compensation for the prior 12 months or (y) 100% of his adjusted total compensation for the 12 months preceding the date of such NEO’s employment agreement, whichever is greater, or (iii) following the change in control, deliver notice to such NEO that he will continue to be employed but his employment agreement will be rejected. In addition, in the case of Messrs. Wehmer, Dykstra and Murphy, the NEO is said to have been Constructively Terminated if we reduce, or assign such NEO duties substantively inconsistent with, his position, authority, duties or responsibilities, including reductions occurring solely as a result of the Company’s ceasing to be a publicly traded entity or becoming a wholly owned subsidiary of another entity.
“Change in control” is defined in the NEOs’ employment agreements by reference to the 2007 Stock Incentive Plan, which defines change in control as any of the following events:
•if any person acquires 50% or more of the Company’s outstanding Common Stock or of the combined voting power of the Company’s outstanding voting securities (other than securities acquired directly from the Company);
•if the Company’s incumbent Directors (and director nominees approved by such Directors) cease to constitute a majority of the Board;
•the consummation of a reorganization, merger or consolidation in which our shareholders immediately prior to such transaction do not, following such transaction, beneficially own more than 50% of the outstanding common stock or of the combined voting power of the corporation resulting from such transaction; or
•the approval of our shareholders of a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

The table below shows potential payments to the NEOs if terminated upon death or permanent disability, for Constructive Termination or without Cause, in connection with a change in control and retirement. The amounts shown assume that termination was effective as of December 31, 2020, and are estimates of the amounts that would be paid to the executives upon termination. All equity awards have been calculated using the closing stock price of the Company’s Common Stock on December 31, 2020 of $61.09, as reported on NASDAQ. The actual amounts to be paid can only be determined at the actual time of an executive’s termination.

Name	Type of Payment	Death ($)	Permanent Disability ($)	Constructive Termination ($)	Termination Without Cause ($)	Termination in Connection with a Change in Control ($)	Retirement ($)
Edward J. Wehmer	Cash Severance Benefit (2)	7,762,500	7,762,500	7,762,500	7,762,500	7,762,500	—
(1)	Value of Unvested and Accelerated Equity (3)	1,125,313	1,125,313	1,125,313	1,125,313	2,285,377	1,125,313
	Value of Long-Term Cash Incentive Award (4)	1,269,217	1,269,217	1,269,217	1,269,217	2,530,000	1,269,217
	Benefit Continuation (5)	—	—	—	—	—	—
	Less Life Insurance Proceeds (6)	(2,700,000)	—	—	—	—	—
	Less Disability Insurance Proceeds (7)	—	(600,000)	—	—	—	—
	Excise Tax Gross-Up Payment (8)	—	—	—	—	—	—
	TOTAL	7,457,030	9,557,030	10,157,030	10,157,030	12,577,877	2,394,530
David A. Dykstra	Cash Severance Benefit (2)	4,374,000	4,374,000	4,374,000	4,374,000	4,374,000	—
(1)	Value of Unvested and Accelerated Equity (3)	280,951	280,951	280,951	280,951	584,204	280,951
	Value of Long-Term Cash Incentive Award (4)	314,603	314,603	314,603	314,603	644,250	314,603
	Benefit Continuation (5)	—	62,808	62,808	62,808	62,808	—
	Less Life Insurance Proceeds (6)	(2,700,000)	—	—	—	—	—
	Less Disability Insurance Proceeds (7)	—	(1,200,000)	—	—	—	—
	Excise Tax Gross-Up Payment (8)	—	—	—	—	—	—
	TOTAL	2,269,554	3,832,362	5,032,362	5,032,362	5,665,262	595,554
Richard B. Murphy	Cash Severance Benefit (2)	3,294,000	3,294,000	3,294,000	3,294,000	3,294,000	—
(1)	Value of Unvested and Accelerated Equity (3)	207,521	207,521	207,521	207,521	431,845	207,521
	Value of Long-Term Cash Incentive Award (4)	232,388	232,388	232,388	232,388	476,250	232,388
	Benefit Continuation (5)	—	63,055	63,055	63,055	63,055	—
	Less Life Insurance Proceeds (6)	(2,700,000)	—	—	—	—	—
	Less Disability Insurance Proceeds (7)	—	(1,200,000)	—	—	—	—
	Excise Tax Gross-Up Payment (8)	—	—	—	—	—	—
	TOTAL	1,033,909	2,596,964	3,796,964	3,796,964	4,265,150	439,909
Timothy S. Crane	Cash Severance Benefit (2)	1,850,000	1,850,000	1,850,000	1,850,000	1,850,000	—
(1)	Value of Unvested and Accelerated Equity (3)	168,036	168,036	—	—	350,534	—
	Value of Long-Term Cash Incentive Award (4)	188,066	188,066	—	—	386,375	—
	Benefit Continuation (5)	—	25,920	19,440	19,440	19,440	—
	Less Life Insurance Proceeds (6)	(1,200,000)	—	—	—	—	—
	Less Disability Insurance Proceeds (7)	—	(1,200,000)	—	—	—	—
	Severance Cutback (9)	—	—	—	—	—	—
	TOTAL	1,006,102	1,032,022	1,869,440	1,869,440	2,606,349	—
David L. Stoehr	Cash Severance Benefit (2)	2,524,500	2,524,500	2,524,500	2,524,500	2,524,500	—
(1)	Value of Unvested and Accelerated Equity (3)	160,257	160,257	160,257	160,257	327,198	160,257
	Value of Long-Term Cash Incentive Award (4)	179,981	179,981	179,981	179,981	361,875	179,981
	Benefit Continuation (5)	—	43,084	21,542	21,542	21,542	—
	Less Life Insurance Proceeds (6)	(2,505,000)	—	—	—	—	—
	Less Disability Insurance Proceeds (7)	—	(1,200,000)	—	—	—	—
	Severance Cutback (9)	—	—	—	—	—	—
	TOTAL	359,738	1,707,822	2,886,280	2,886,280	3,235,115	340,238
(1)In the event of termination with cause, each NEO would only be entitled to earned but unpaid base salary through the termination date, accrued but unused vacation or paid leave, and reimbursement of miscellaneous company incurred expenses.

(2)Upon termination due to death or disability, termination without cause, constructive termination, or qualifying termination following a change in control, with respect to each NEO other than Mr. Crane, such NEO is entitled to receive an amount equal to three times (3x) the sum of (i) the NEO’s base salary in effect at the time of termination plus (ii) an amount equal to the NEO’s target cash bonus and the NEO’s target stock bonus in the year in which the termination occurs. Under a constructive termination, termination without cause or a qualifying termination following a change in control, Mr. Crane is entitled to a severance payments of two times (2x) base salary and an amount equal to the annual incentive compensation paid to him during the 12-month period prior to the termination.
(3)All outstanding stock options immediately vest in the event of death, permanent disability, or a qualifying termination following a change in control. All time-vesting restricted stock awards will immediately vest in the event of a death, permanent disability, constructive termination, retirement or a qualifying termination following a change in control. In the event of death, permanent disability or retirement, the 2018, 2019 and 2020 performance-based restricted stock unit awards will vest on a pro-rata basis based on performance over the full performance period. For this analysis, performance has been assumed at target for the 2019 and 2020 awards. For the 2018 performance-based restricted stock unit awards, the amount represents the actual payout, since the performance period was completed on December 31, 2020 and the performance achieved during the period was known. In the event of a qualifying termination following a change in control, the 2019 and 2020 performance-based restricted stock unit awards will vest in full at target performance. The 2018 performance-based restricted stock unit award is shown at actual performance as the performance period ended on December 31, 2020. Messrs. Wehmer, Dykstra, Murphy and Stoehr had met the retirement-eligibility requirements under each of the foregoing equity awards as of December 31, 2020. Therefore, any constructive termination or termination without cause incurred by Messrs. Wehmer, Dykstra, Murphy and Stoehr was treated as a retirement for purposes of quantifying their disclosed benefits.
(4)In the event of death, permanent disability or retirement, 2018, 2019 and 2020 performance-based cash awards will be payable in a pro-rata portion based on actual performance over the full performance period. For this analysis, performance has been assumed at target for the 2019 and 2020 awards. For the 2018 performance-based cash awards, the amount represents the actual payout, since the performance period was completed on December 31, 2020 and the performance achieved during the period was known. In the event of a qualifying termination following a change in control, the 2019 and 2020 performance-based cash awards will vest in full at target performance. The 2018 performance-based cash award is shown at actual performance as the performance period ended on December 31, 2020. Messrs. Wehmer, Dykstra, Murphy and Stoehr had met the retirement-eligibility requirements under each of the foregoing equity awards as of December 31, 2020. Therefore, any constructive termination or termination without cause incurred by Messrs. Wehmer, Dykstra, Murphy and Stoehr was treated as a retirement for purposes of quantifying their disclosed benefits.
(5)We have assumed benefit continuation for Messrs. Dykstra and Murphy through the age of 65, the time at which the NEO will be eligible for Medicare. As of December 31, 2020, Mr. Wehmer was eligible for Medicare and, thus, would not receive benefit continuation. We have assumed benefit continuation for 18 months in the event termination in connection with a change in control, termination without cause or constructive termination for Mr. Stoehr and Mr. Crane, per current COBRA guidelines. We have assumed benefit continuation for 36 months in the event of permanent disability for Mr. Stoehr and 24 months in the event of permanent disability for Mr. Crane.
(6)In the event of termination in connection with death, the amount of benefits to be paid for each NEOs pursuant to his employment agreements shall be reduced by the amount of any life insurance benefit payments paid or payable to him from policies of insurance maintained and/or paid for by the Company; provided that in the event the life insurance benefits exceed the amount to be paid to him, the executive shall remain entitled to receive the excess life insurance payments.
(7)In the event of termination in connection with permanent disability, the amount of benefits to be paid to each NEO pursuant to his employment agreement shall be reduced by the amount of any long-term disability insurance benefit payments paid or payable to him during the payment period from policies of insurance maintained and/or paid for by the Company; provided that in the event the long-term disability insurance benefits exceed the amount to be paid to him, he shall remain entitled to receive the excess insurance payments.
(8)In the event of a termination in connection with a change in control, Messrs. Wehmer, Dykstra and Murphy are entitled to an excise tax gross-up payment to be paid by the Company if the present value of the NEO’s parachute payments exceeds his safe harbor. Excise tax gross up payments were calculated in accordance with Section 280G of the Code. Effective May 20, 2009, the Company adopted a policy that it will not enter into any new or materially amended agreements with NEOs that include any excise tax gross-up provisions with respect to payments contingent upon a change in control. Assuming a termination as of December 31, 2020, there would have been no excise tax gross-up payment payable to Messrs. Wehmer, Dykstra and Murphy.
(9)The employment agreements for Mr. Stoehr and Mr. Crane provide that in the event the potential payments would constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code, or any interest or penalties with respect to such excise tax, then the amount of the payout would be automatically reduced to an amount equal to $1.00 less than three times (3x) the “base amount” as defined in Section 280G(3) of the Code (the “Reduced Payment”). This reduction will not apply if the sum of the amount of severance pay less the amount of excise tax payable by the NEO is greater than the Reduced Payment.
CEO PAY RATIO DISCLOSURE
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Mr. Wehmer, our Founder and Chief Executive Officer as of December 31, 2020. We believe that the pay ratio disclosed below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For 2020,
•The median of the annual total compensation of all of our employees, other than Mr. Wehmer, was $64,755.
•Mr. Wehmer’s annual total compensation, as reported in the Total column of the 2020 Summary Compensation Table, was $5,702,248.
•Based on this information, the ratio of the annual total compensation of Mr. Wehmer to the median of the annual total compensation of all employees is estimated to be 88 to 1.
We selected October 1, 2020 as the date on which to determine our median employee. As of that date, we had had approximately 5,350 employees. The pay ratio disclosure rules provide an exemption for companies to exclude non-U.S. employees from the median employee calculation if non-U.S. employees in a particular jurisdiction account for five percent (5%) or less of the Company’s total number of employees. We applied this de minimis exemption when identifying the median employee by excluding 101 employees in Canada. After taking into account the de minimis exemption, 5,249 employees in the United States and zero employees located outside of the United States were considered for identifying the median employee.
For purposes of identifying the median employee from the employee population base, other than Mr. Wehmer, we considered W-2 gross taxable wages for calendar year 2020. In addition, for employees that commenced employment with the Company after January 1, 2020, we annualized their compensation.
In determining the annual total compensation of the median employee, such employee’s compensation was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the 2020 Summary Compensation Table with respect to each of the NEOs.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion & Analysis with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion & Analysis be included in the Company’s Proxy Statement, its Annual Report on Form 10-K and such other filings with the SEC as may be appropriate.
Compensation Committee

BRUCE K. CROWTHER (CHAIR)	H. PATRICK HACKETT, JR.
PETER D. CRIST	GARY D. “JOE” SWEENEY
WILLIAM J. DOYLE

PROPOSAL NO. 2 — APPROVAL OF THE AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN
General
The Company’s ESPP was originally adopted by the Board on April 30, 1997 and became effective when it was approved by shareholders on May 22, 1997. The ESPP was most recently amended by the Board on April 3, 2018 and approved by the shareholders on May 24, 2018 to increase the number of shares available under the ESPP by 200,000 shares. As of April 1, 2021, only 96,914 shares of Common Stock remain available under the ESPP. On April 6, 2021, the Board approved an amendment and restatement to the ESPP to increase the number of shares available under the ESPP by 200,000 shares of Common Stock, subject to shareholder approval.
The purpose of the ESPP is to encourage employee stock ownership, thereby enhancing employee commitment to the Company and providing employees an opportunity to share in the Company’s success.
Description of Amendments
At the Annual Meeting, shareholders will be requested to approve an increase by 200,000 in the number of shares available for issuance under the ESPP. At current participation levels and the Company’s current stock price, we estimate that, in the absence of the approval of the increase in the number of shares of Common Stock that may be offered under the ESPP, all such shares could be substantially exhausted by March 31, 2022. If the amended and restated ESPP is approved by shareholders, the number of shares available under the ESPP will be increased to 296,914. We believe that this increase in the number of shares available under the ESPP will enable eligible persons to participate under the ESPP until approximately 2025 based on current participation levels and the current price of our Common Stock. The amendment and restatement of the ESPP also (a) removed a provision providing that following a termination of employment due to death, retirement or total and permanent disability, the employee (or his estate, personal representatives or beneficiary) had the right to purchase stock as of the earlier of the end of the offering period and the end of the three month period following such termination, and (b) established that the maximum aggregate purchase price for participating employees is $25,000.
Description of the ESPP
The following is a description of the terms of the ESPP, as proposed to be amended and restated. This description is qualified in its entirety by reference to the plan document, as proposed to be amended and restated, a copy of which is attached to this Proxy Statement as Annex A and incorporated herein by reference.
Shares Available. The ESPP currently permits the Company to offer up to 1,125,000 shares of our Common Stock, subject to adjustment in the event of certain changes to our capital structure affecting the Common Stock. As of April 1, 2021, 1,028,086 shares have been sold to employees under the ESPP, only 96,914 shares remain available for purchase under the ESPP, and it is anticipated that all available shares under the ESPP could be purchased by March 31, 2022. If shareholders approve the increase in the number of shares available for issuance under the ESPP, a total of 296,914 shares would be available under the ESPP, subject to adjustment in the event of certain changes to our capital structure affecting the Common Stock. This represents an increase of 200,000 shares over the number of shares that would have been available in the absence of the approval of the amended and restated ESPP. As of April 1, 2021, the closing price for a share of Common Stock, as reported on NASDAQ, was $76.12 per share.
Eligibility. All employees (including officers and directors who are employees) of the Company and certain participating subsidiaries are eligible to participate in the ESPP, except that the Compensation Committee may, with respect to any offering, exclude from eligibility any employee who (i) has been employed by the Company or its subsidiaries for less than 24 months (or such lesser number of months determined by the Compensation Committee) as of the first day of an offering period, (ii) normally works less than 20 hours per week (or such lesser number of hours determined by the Compensation Committee), (iii) normally works less than five months per year (or such lesser number of months determined by the Compensation Committee), or (iv) is a highly compensated employee (as defined in Section 414(q) of the Code); provided, however, that the Compensation Committee may exclude employees who have completed a shorter period of service or whose customary employment is for fewer months in a calendar year than is specified in (i), (ii) or (iii), provided that the exclusion is applied in an identical manner to all employees who are granted options in the ESPP or offering. As of April 1, 2021, approximately 4,957 employees of the Company and its participating subsidiaries would be eligible to purchase shares under the ESPP if they enrolled in the ESPP.

Administration. The ESPP provides that the Compensation Committee or any other committee designated by the Board will administer the ESPP. Currently, the Compensation Committee administers the ESPP. The Compensation Committee, in its sole discretion, determines from time to time when the Company will make an offering under the ESPP, but is under no obligation to do so. Any such offering period must be at least three months in duration, but no more than 26 months in duration. The Compensation Committee also makes administrative and procedural decisions regarding the ESPP, adopts rules and regulations concerning the operation of the ESPP and decides questions of construction and interpretation regarding the ESPP and an employee’s participation therein. The Compensation Committee may employ such other persons and delegate to them such powers, rights and duties as it may consider necessary to properly carry out the administration of the ESPP.
Operation of the ESPP. Employees may enroll in the ESPP during the first enrollment period for each offering after they become eligible. Each participating employee may authorize payroll deductions and will become entitled to purchase shares of Common Stock on such dates during and/or at the end of the offering period as determined by the Compensation Committee. A participating employee may purchase up to such number of shares as the employee’s accumulated payroll deductions may permit, provided that the aggregate purchase price may not exceed $25,000. Shares of the Company offered under the ESPP may be newly issued shares, treasury shares, shares purchased on the open market, or any combination of such shares. The purchase price of the shares of Common Stock will be determined by the Compensation Committee at the outset of such offering, provided that the price may not be lower than the lesser of 85% of the fair market value per share of the Common Stock on the first day of the offering period or 85% of the fair market value per share of the Common Stock on the purchase date for the offering. The Compensation Committee may also limit for any offering period the number of shares which may be purchased by an employee, with such maximum shares determined as of the first day of the offering period. No employee may participate in an offering to the extent (i) such participation would permit the employee to purchase shares of Common Stock under all of the employee stock purchase plans (as defined in Section 423 of the Code) of the Company and its subsidiaries at a rate which exceeds $25,000 in fair market value of such shares for each calendar year during which an option granted to the employee under the ESPP is outstanding (determined based on the fair market value of the stock at the time the option was granted) or (ii) if such employee, immediately after commencing participation, would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any participating subsidiary.
Payroll deductions are credited to a participant’s purchase savings account, which is part of an aggregate account at a banking subsidiary of the Company designated by the Compensation Committee. The funds credited to an employee’s account on a purchase date (which may occur periodically during the offering period or only at the end of the offering period) are applied to the purchase of shares of Common Stock, and any excess over the purchase price will be paid to the employee. However, any payroll deductions accumulated in an employee’s purchase savings account which are not sufficient to purchase a full share of Common Stock will be retained in the purchase savings account for the next subsequent offering period.
An employee participating in the ESPP may not increase or decrease the amount of the employee’s payroll deduction during the offering period unless such change is permitted by the Compensation Committee in its discretion. However, an employee may withdraw the funds credited to the employee’s savings account at any time, unless the Compensation Committee provides otherwise, or may voluntarily terminate participation in the ESPP at any time. Should an employee terminate participation in the ESPP entirely, the accumulated payroll deductions will be returned to such employee. If an employee terminates employment, the employee’s right to purchase the stock immediately terminates. An employee’s participation rights in the ESPP and the related purchase savings account are not assignable or transferable except by will or the laws of descent and distribution. An employee has no rights as a shareholder with respect to the shares the employee is eligible to purchase until the shares are so purchased and issued by the Company.
Merger, Consolidation and Change of Control. In the event of a merger or consolidation in which the Company is the surviving company, the right to purchase shares through an offering shall continue. In the event of a dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving company, participation in the offering shall terminate unless the surviving company decides in its discretion to allow purchase of its shares on substantially similar terms. Notwithstanding the terms above, in the event of a change of control (defined below), the change of control date shall be a purchase date under all offering periods, and each participant in the ESPP will have the right to elect to purchase up to such number of shares as the employee’s accumulated payroll deductions may permit or to be paid in cash all of the employee’s accumulated payroll deductions. A change of control is defined in the ESPP as certain acquisitions of 50% or more of the Company’s Common Stock, a change in the majority of the Board, or the consummation of a reorganization, merger or consolidation (unless, among other conditions, the Company’s shareholders receive more than 50% of the stock of the surviving company), a sale or disposition of all or substantially all of the assets of the Company, or a complete liquidation or dissolution of the Company.

Amendments and Termination. The Board may at any time amend, suspend or discontinue the ESPP or at any time prior to a change of control alter or amend any and all terms of participation in any offering made under the ESPP. However, if applicable laws require shareholder approval, then such amendment will be subject to the requisite shareholder approval.
Federal Income Tax Consequences
The following discussion briefly summarizes certain U.S. federal income tax consequences to participants who may receive grants of awards under the ESPP. The discussion is based upon current interpretations of the Code, and the regulations promulgated thereunder as of such date. This summary describes the general tax principles that apply and is provided only for general information. Certain types of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances. This summarized tax information is not tax advice.
The ESPP is not qualified under Section 401 of the Code, but is intended to be a qualified employee stock purchase plan under Section 423 of the Code. An employee pays no tax when the employee enrolls in the ESPP, when the employee purchases shares of Common Stock pursuant to the ESPP or when the employee receives shares of Common Stock. However, payroll deductions under the ESPP are used to purchase shares of Common Stock on an after-tax basis.
An employee will have a taxable gain or loss when any shares of Common Stock purchased through the ESPP are sold. If there is a specified per participant maximum number of shares that may be purchased during an offering period and an employee sells the stock within two years from the first day of the offering period (the “grant date”) or within one year of the actual purchase of the shares (each, a “disqualifying disposition”), then the excess, if any, of the fair market value of the shares on the purchase date over the purchase price will be taxed as ordinary income. The amount of such difference will be added to the basis of the shares for purposes of determining the amount of gain or loss on the sale of such shares, and such gain or loss will be long-term or short-term capital gain or loss for income tax purposes depending upon how long such shares were held. The Company will be entitled to a deduction from income in an amount equal to the ordinary income reported by the employee arising from a disqualifying disposition, subject to any limitations imposed under Section 162(m) of the Code.
If there is a specified per participant maximum number of shares that may be purchased during an offering period and an employee sells the stock after the holding period described above, then the lesser of (i) the excess, if any, of the fair market value of the shares on the first day of the offering period over the purchase price and (ii) the excess, if any, of the fair market value of the shares at the time of such sale over the purchase price will be taxed as ordinary income and the balance of the employee’s gain, if any, will be long-term capital gain. The Company will not be entitled to a deduction from income with respect to the disposition of shares under these circumstances. If the shares held for the periods described above are sold and the sale price is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss equal to the difference between the sale price and the purchase price.
Required Vote
The approval of the amended and restated ESPP requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no impact on whether the proposal passes.
THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE “FOR” APPROVAL OF THE WINTRUST FINANCIAL CORPORATION EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information as of December 31, 2020, relating to the Company’s equity compensation plans pursuant to which common stock is authorized for issuance:

EQUITY COMPENSATION PLAN INFORMATION
Plan	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
WTFC 1997 Stock Incentive Plan, as amended	85,000	$—	—
WTFC 2007 Stock Incentive Plan	247,594	$40.21	—
WTFC 2015 Stock Incentive Plan	1,088,262	$9.65	2,082,745
WTFC Employee Stock Purchase Plan	—	$—	110,970
WTFC Directors Deferred Fee and Stock Plan	—	$—	517,611
	1,420,856	$49.86	2,711,326
Equity compensation plans not approved by security holders (1)
N/A	—	$—	—
Total	1,420,856	$49.86	2,711,326
(1)Excludes 41,208 shares of the Company's common stock issuable pursuant to the exercise of options granted under the plan of STC Bancshares Corporation. The weighted average exercise price of these options is $40.05. No additional awards will be made under this plan.

PROPOSAL NO. 3 — APPROVAL OF, ON AN ADVISORY (NON-BINDING) BASIS, THE COMPANY’S EXECUTIVE COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT
Background of the Proposal
As the Company has done in years past and as required pursuant to Section 14A of the Exchange Act, we are providing shareholders with an opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. The Company believes that it is appropriate to seek the views of shareholders on the design and effectiveness of the Company’s executive compensation program. Although this vote is advisory and thus non-binding, the Board and the Compensation Committee value the opinions of the shareholders and will consider the outcome of this “Say on Pay” vote when evaluating our compensation philosophy, policies and practices.
At the annual meetings of shareholders held in 2020, 2019, and 2018, we provided our shareholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers as disclosed in the applicable proxy statement. Our shareholders overwhelmingly approved such proposals, with more than 96% of the votes cast each year in favor. In accordance with the preference expressed by our shareholders at the 2017 annual meeting of shareholders, we intend to hold a Say on Pay vote on an annual basis at least until the next frequency vote. In 2023, we will again ask our shareholders to consider the appropriate frequency of the Say on Pay vote.
Executive Compensation
The Company believes that its compensation policies and procedures, which are reviewed and approved by the Compensation Committee, encourage a culture of pay-for-performance and are strongly aligned with the long-term interests of shareholders. As more fully set forth under “Executive Compensation — Compensation Discussion & Analysis,” the Compensation Committee has taken a number of actions in recent years to further strengthen the Company’s compensation philosophy and objectives and the percentage of the compensation of senior executives which is “at risk.” As always, the Compensation Committee will continue to review all elements of the executive compensation program and take any steps it deems necessary to continue to fulfill the objectives of the program.
Shareholders are encouraged to carefully review the “Executive Compensation — Compensation Discussion & Analysis” section of this Proxy Statement for a detailed discussion of the Company’s executive compensation program. Because this shareholder vote is advisory, it will not be binding on the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
The Board has authorized a shareholder vote on the Company’s executive compensation as reflected in the Compensation Discussion & Analysis, including the disclosures regarding named executive officer compensation provided in the various tables included in this Proxy Statement, the accompanying narrative disclosures and the other compensation information provided in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:
“Resolved, that the shareholders of Wintrust Financial Corporation approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion in this Proxy Statement for the 2021 Annual Meeting of Shareholders.”
Required Vote
The approval of the non-binding advisory resolution approving the compensation of our named executive officers described in this Proxy Statement requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, online or by proxy, and entitled to vote thereon. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no impact on whether the proposal passes.
THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE “FOR” THE APPROVAL OF, ON AN ADVISORY (NON-BINDING) BASIS, THE COMPANY’S EXECUTIVE COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 with management of the Company. The Audit Committee also discussed with Ernst & Young LLP, an independent registered public accounting firm for the Company, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with United States generally accepted accounting principles, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the auditors’ communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP their independence from the Company.
In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.
Audit Committee

KARIN GUSTAFSON TEGLIA (CHAIR)	INGRID S. STAFFORD
MARLA F. GLABE	GARY D. “JOE” SWEENEY
SCOTT K. HEITMANN

PROPOSAL NO. 4 — RATIFICATION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2021
The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, as auditors for the Company and its subsidiaries for the fiscal year ended December 31, 2021. The Board and the Audit Committee recommend that shareholders ratify the appointment of Ernst & Young LLP as independent auditors for the Company and its subsidiaries. If shareholders do not ratify the appointment, the Audit Committee will reconsider its selection. Ernst & Young LLP has served as independent registered public accounting firm for the Company since 1999 and is considered by the Board and the Audit Committee to be well qualified. One or more representatives of Ernst & Young LLP are expected to attend the Annual Meeting and afforded an opportunity to make a statement, if they desire to do so, and to respond to questions from shareholders.
Required Vote
Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, online or by proxy, and entitled to vote thereon. Abstentions will have the same effect as a vote against ratification. Brokers will have discretionary authority to vote on this proposal.
THE BOARD OF DIRECTORS AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2021.

AUDIT AND NON-AUDIT FEES PAID
The Company’s independent auditors for the fiscal years ended December 31, 2020 and 2019 were Ernst & Young LLP. Under its charter, the Audit Committee is solely responsible for reviewing the qualifications of the Company’s independent auditors and selecting the independent auditors for the current fiscal year.
The following is a description of the fees billed to the Company by Ernst & Young LLP for the years ended December 31, 2020 and December 31, 2019:
Audit Fees:   Audit fees include fees billed by Ernst & Young LLP for the review and audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly reports filed with the SEC, as well as services normally provided by an independent auditor in connection with statutory and regulatory filings or engagements. Aggregate fees for audit services were $2,498,146 in 2020 and $2,830,403 in 2019.
Audit-Related Fees:   Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements. Aggregate fees for audit-related services were $38,000 in 2020 and $45,500 in 2019.
Tax Fees:   Tax fees include fees for tax compliance, tax return preparation advice and tax planning services. Aggregate fees for tax services were $700,430 in 2020 and $943,170 in 2019.
All Other Fees:   This category comprises all fees billed by Ernst & Young LLP to the Company not included in the previous three categories, which includes services provided for on-line accounting and auditing standards, interpretive guidance and regulatory advisory services. Aggregate fees for other services were $11,145 in 2020 and $1,135 in 2019.
The Audit Committee pre-approves all services, including both audit and non-audit services, provided by the Company’s independent auditor. For audit services, the independent auditor provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year and the fees to be charged, which must be formally accepted by the Audit Committee before the audit commences.
Management also submits to the Audit Committee a list of non-audit services that it recommends the independent auditor be engaged to provide and an estimate of the fees to be paid for each. The Audit Committee considers whether the provision of non-audit services by the Company’s independent auditor is compatible with maintaining the auditor’s independence. The Audit Committee must approve the list of non-audit services and the estimated fees for each such service before the commencement of the work.
To ensure prompt handling of unexpected matters, the Audit Committee has delegated the authority to amend and modify the list of approved permissible non-audit services and fees to the Audit Committee Chair. If the Chair exercises this delegation of authority, she reports the action taken to the Audit Committee at its next regular meeting.
All audit and permissible non-audit services provided by Ernst & Young LLP to the Company for fiscal year 2020 were pre-approved by the Audit Committee in accordance with these procedures.
SHAREHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING
Shareholder proposals intended to be presented at the Company’s 2022 Annual Meeting of Shareholders must be received in writing by the Secretary of the Company no later than December 17, 2021 in order to be considered for inclusion in the proxy material for that meeting. Any such proposals shall be subject to the requirements of Rule 14a-8 of the proxy rules adopted under the Exchange Act. Furthermore, in order for any shareholder to properly propose any business for consideration at the 2022 Annual Meeting, including the nomination of any person for election as a Director, or any other matter raised other than pursuant to Rule 14a-8 of the proxy rules adopted under the Exchange Act, written notice of the shareholder’s intention to make such proposal must be furnished to the Company in accordance with the By-laws. Pursuant to the By-laws, the deadline for such notice is February 26, 2022 (but not before January 27, 2022).

OTHER BUSINESS
The Company is unaware of any other matter to be acted upon at the Annual Meeting for shareholder vote. In case of any matter properly coming before the Annual Meeting for shareholder vote, unless discretionary authority has been denied the proxy holders named in the proxy card accompanying this Proxy Statement, such persons shall vote in accordance with their best judgment.
BY ORDER OF THE BOARD OF DIRECTORS
Kathleen M. Boege
Corporate Secretary

ANNEX A

SECOND AMENDED AND RESTATED
WINTRUST FINANCIAL CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
1.Purpose
The purpose of the Wintrust Financial Corporation Employee Stock Purchase Plan is to encourage employee stock ownership, thereby enhancing employee commitment to Wintrust Financial Corporation (“Wintrust” or the “Corporation”) and providing an opportunity to share in the Corporation’s success. The Plan is amended and restated effective as of the date provided in Paragraph 21 hereof, as set forth herein.
2.Definitions
(a)“Bank” means any banking subsidiary of the Corporation designated by the Committee with respect to any offering.
(b)“Board” means the Board of Directors of the Corporation.
(c)“Code” means the Internal Revenue Code of 1986, as amended.
(d)“Committee” means the Compensation Committee of the Board or any other committee designated by the Board to administer this Plan.
(e)“Common Stock” means Common Stock, no par value, of the Corporation.
(f)“Considered Compensation” means compensation as defined by the Committee in accordance with Section 423 of the Code and applicable regulations, including total compensation or base compensation for any pay period during or at the beginning of, an Offering Period.
(g)“Fair Market Value” means the closing price as recorded by the NASDAQ National Market on the relevant valuation date or if no closing price has been recorded on such date, on the next preceding day on which such a closing price was recorded; provided, however, the Committee may specify some other definition of Fair Market Value.
(h)“Maximum Share Limit” means 1,325,000 shares of Common Stock.
(i)“Offering Period” means the term of any offering under the Plan as determined by the Committee which shall be at least three months in duration, but no more than 26 months in duration.
(j)“Participating Subsidiary” means any subsidiary or affiliate corporation of Wintrust designated by the Committee if on the first date of the Offering Period, Wintrust or a subsidiary of Wintrust, individually or collectively, owns 50% or more of the total combined voting power of all classes of stock of such corporation.
(k)“Plan” means this Wintrust Financial Corporation Second Amended and Restated Employee Stock Purchase Plan.
(l)“Purchase Date” means the last day of an Offering Period or any other day or days the Committee may prescribe under Paragraph 8(c)(ii).
(m)“Purchase Savings Account” means that portion of an aggregate account established with the Bank on behalf all participating employees that is attributable to a particular participating employee.
(n)“Wintrust” or “Corporation” means Wintrust Financial Corporation, an Illinois corporation.
The masculine pronoun wherever used herein is deemed to include the feminine, and the singular shall be deemed to include the plural whenever the context requires.
Annex A-1

3.Administration
The Plan shall be administered by the Committee. The Committee, by majority action thereof (whether taken during a meeting or by written consent), is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Corporation, and to make all other determinations necessary or advisable for the administration of the Plan. To the extent deemed necessary or advisable for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, any member of the Committee who is not a “non-employee director” under such Rule may abstain or recuse himself from any action of the Committee, in which case a majority action of the remaining members shall constitute a majority action of the Committee.
The Committee may employ such agents, attorneys, accountants or any other persons and delegate to them such powers, rights and duties, as the Committee may consider necessary to properly carry out the administration of the Plan. The interpretation and construction by the Committee of any provisions of the Plan and the terms and conditions of an offering including employee participation thereunder and any determination by the Committee pursuant to any provision of the Plan shall be final and conclusive.
4.Offerings Under the Plan
The Committee shall determine whether Wintrust shall make an offering to all of the then eligible employees, provided, however, that it shall be under no obligation to do so. In the event of an offering under the Plan, an offering prospectus, or such other document as may then be required under applicable law, shall be prepared which outlines the specific terms and conditions of such offering.
5.Eligibility
All employees of Wintrust or of any Participating Subsidiary shall be eligible to participate in an offering under the Plan except that the Committee may, with respect to any offering, exclude from eligibility (i) any employee who normally works less than 20 (or such lesser number determined by the Committee) hours a week, (ii) any employee who normally works less than five (or such lesser number determined by the Committee) months a year, (iii) any employee who, on the first date of the applicable Offering Period, has not been employed by Wintrust or a Participating Subsidiary for at least 24 (or such lesser number determined by the Committee) months immediately prior thereto and (iv) any employee who is a highly compensated employee (as defined in Section 414(q) of the Code); provided, however, that the Committee may exclude employees who have completed a shorter period of service or whose customary employment is for fewer months in a calendar year than is specified in (i), (ii) or (iii), provided that the exclusion is applied in an identical manner to all employees who are granted options under the Plan or offering. In the case of employees of a Participating Subsidiary who become employed as a result of the acquisition by Wintrust or a Participating Subsidiary of all or part of the assets or stock of such employees’ previous employer and the previous employer does not become a Participating Subsidiary, the Committee may establish a separate “offering” under this Plan in accordance with Treasury Regulation §1.423-2(a) and each employee’s employment date will be considered to be the date he was employed by his previous employer solely for the purpose of applying provision (iii) above, unless otherwise determined by the Committee.
6.Stock
The shares of Common Stock offered hereunder may be treasury shares, authorized and unissued shares, shares purchased in the open market (on an exchange or in negotiated transactions) or any combination thereof. Subject to adjustment in accordance with the provisions of Paragraph 8(f), the total number of shares of Common Stock which may be offered shall not exceed the Maximum Share Limit. If at any time participating employees elect to purchase more than the Maximum Share Limit, then the number of shares of Common Stock which may be purchased by each participating employee shall be reduced pro rata.
In the event that an employee’s participation under the Plan for any reason ends or is terminated and the shares which are subject to option are not purchased, such unpurchased shares of Common Stock shall again be available for offering under the Plan.
Annex A-2

7.Number of Shares Which an Employee May Purchase
Wintrust may grant to each participating employee, on a nondiscriminatory basis, an option to purchase such number of shares of Common Stock with respect to a given offering as shall have an aggregate purchase price not in excess of $25,000.
Alternatively, Wintrust may grant to each participating employee, on a nondiscriminatory basis, an option to purchase a fixed or maximum number of shares of Common Stock determined on the first date of the Offering Period, provided that the aggregate purchase price must comply with limitations set forth in the preceding sentence.
Notwithstanding the foregoing provisions of this Plan, no employee may participate in an offering under the Plan (i) if such participation would permit the employee to purchase shares of Common Stock under all the employee stock purchase plans of Wintrust and its Participating Subsidiaries qualified under Section 423 of the Code at a rate which exceeds $25,000 in fair market value of such shares for each calendar year during which an option granted to the employee under the Plan is outstanding (determined based on the fair market value of the stock at the time the option was granted), or (ii) if such employee, immediately after his participation commences, owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of Wintrust or any Participating Subsidiary. For such purpose, the rules of Section 424(d) of the Code, as amended, shall apply in determining the stock ownership of an employee, and stock which the employee may purchase pursuant to his participation in the Plan and under all other plans or options of Wintrust or any Participating Subsidiary shall be treated as stock owned by the employee.
8.Terms and Conditions of Participation in an Offering Under the Plan
An eligible employee’s participation in an offering under this Plan shall comply with and be subject to the following:
(a)Purchase Price. The purchase price per share of Common Stock shall be determined by the Committee at the outset of the offering; provided, however, the purchase price may not be lower than the lesser of 85 percent of the Fair Market Value of the shares of Common Stock on the first date of the Offering Period or 85 percent of the Fair Market Value of the shares of Common Stock on the Purchase Date.
(b)Purchase Savings Account. A participating employee shall authorize the withholding from his compensation, throughout the Offering Period, of a dollar amount or percent of salary per pay period, the maximum of which is subject to the limits of Paragraph 7 or other lesser limitations set by the Committee. Withheld amounts will be credited to the employee’s Purchase Savings Account. Subject to the applicable limitations contained in Paragraph 7 hereof, the employee shall not be entitled to make any other deposits to his Purchase Savings Account, unless the Committee so determines, and then, only to the extent permitted by the Committee and in accordance with Treasury Regulation §1.423-2. No interest shall accrue at any time for any amount credited to a Purchase Savings Account.
After the employee’s withholding election has been received and approved by Wintrust, the employee shall not be entitled to change such election during the Offering Period unless, subject to the applicable limitations contained in Paragraph 7 hereof, the Committee so determines, and then, only to the extent permitted by the Committee and in accordance with Treasury Regulation §1.423-2.
Notwithstanding the foregoing, the employee may withdraw funds accumulated in his Purchase Savings Account at any time, except as the Committee may otherwise provide. The Bank reserves the right, as a condition of any Purchase Savings Account, to demand and receive thirty days’ notice, in writing, as a condition of the withdrawal of any sum or sums whenever such requirement may be deemed advisable by the Bank, in its discretion.
(c)Purchase of Shares.
(i) Subject to earlier purchase pursuant to Paragraphs 8(c)(ii), 8(e) and 8(g) hereof, each employee shall specify on or before the Purchase Date whether he desires to purchase all, a portion or none of the shares of Common Stock which he is entitled to purchase as a result of his participation in the offering. Except as set forth in the next paragraph, if the employee fails to deliver the notification referred to in this paragraph, such failure shall be
Annex A-3

deemed an election by the employee to exercise his right to purchase on the Purchase Date all of the shares of Common Stock which he is entitled to purchase.
On the Purchase Date, the Bank shall cause the funds then credited to the employee’s Purchase Savings Account to be applied to the purchase price of the shares of Common Stock the employee elected to purchase. Any funds remaining in the Purchase Savings Account after such purchase will be paid to the employee and the Purchase Savings Account will be closed; provided, however, any payroll deductions accumulated in an employee’s Purchase Savings Account which are not sufficient to purchase a full share of Common Stock shall be retained in the Purchase Savings Account for the next subsequent Offering Period, subject to earlier withdrawal by the employee as provided in this Section 8.
(ii) The Committee may determine that Wintrust shall make an offering which shall have more than one Purchase Date and, in such case, the Committee shall establish the dates (each a “Purchase Date”) on which purchases of shares of Common Stock can or will be made by participating employees during an Offering Period. The Committee shall set the terms, conditions and other procedures necessary for the proper administration of such Offering.
(d)Termination of Participation by Employee. An employee who participates in an offering may at any time on or before the expiration of the Offering Period terminate participation by written notice of such termination on a form prescribed by the Committee and delivered to Wintrust. As soon as practicable thereafter, all funds then credited to his Purchase Savings Account will be paid to the employee and his Purchase Savings Account will be closed.
(e)Termination of Employment. In the event that a participating employee’s employment with Wintrust and/or a Participating Subsidiary terminates during the term of an Offering Period, his participation under the Plan shall terminate immediately and within a reasonable time thereafter all funds then credited to his Purchase Savings Account will be paid to the employee.
(f)Recapitalization. The aggregate number of shares of Common Stock which may be offered under the Plan, the number of shares of Common Stock which each employee is entitled to purchase as a result of his participation in an offering and the purchase price per share for each such offering shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease in such shares of Common Stock, effected without receipt of consideration by Wintrust; provided, however, that any fractional shares of Common Stock resulting from any such adjustment shall be eliminated.
Subject to any required action by stockholders, if Wintrust shall be the surviving or resulting corporation in any merger or consolidation, excluding for this purpose a merger or consolidation which, or the approval of which by the stockholders of Wintrust, constitutes a Change of Control (and, thus, the consequences of which are otherwise provided for in Paragraph 8(g) hereof), any employee’s rights to purchase stock pursuant to participation in an offering hereunder shall pertain to and apply to the shares of stock to which a holder of the number of shares of Common Stock subject to such rights would have been entitled; but a dissolution or liquidation of Wintrust or a merger or consolidation in which Wintrust is not the surviving or resulting corporation, excluding for this purpose a merger or consolidation which, or the approval of which by the stockholders of Wintrust, constitutes a Change of Control (and, thus, the consequences of which are otherwise provided for in Paragraph 8(g) hereof), shall cause all participation in any offering made under the Plan which is then in effect to terminate, except that the surviving or resulting corporation may, in its absolute and uncontrolled discretion, tender an offer to purchase its shares on terms and conditions both as to the number of shares and otherwise, which will substantially preserve the rights and benefits of employees participating in an offering then in effect under the Plan.
In the event of a change in Common Stock which is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in par value thereof, or from par value to no par value, without increase in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.
Annex A-4

(g)Change of Control. Anything in the Plan to the contrary notwithstanding, the date on which a “Change of Control” (as defined below) occurs shall be considered to be a Purchase Date with respect to all Offering Periods under the Plan and each employee who is a participant in the Plan shall thereupon have the right to purchase all or fewer than all of the shares of Common Stock which he is entitled to purchase as a result of his participation in the offering with the funds then credited to his Purchase Savings Account or to be promptly paid in cash all funds credited to his Purchase Savings Account. For this purpose, a “Change of Control” shall mean:
(i) The acquisition, other than from the Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock of the Corporation or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Corporation or any of its subsidiaries, or any employee benefit plan (or related trust) of the Corporation or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of all or substantially all directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of the Corporation immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of the Corporation or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, as the case may be; or
(ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or
(iii) The consummation of a reorganization, merger or consolidation of the Corporation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Corporation immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Corporation or of the sale or other disposition of all or substantially all of the assets of the Corporation.
(h)Assignability. No Purchase Savings Account, or option to purchase shares of, Common Stock hereunder shall be assignable, by pledge or otherwise, or transferable except by will or by the laws of descent and distribution; and no right of any employee to purchase stock pursuant to an offering made hereunder shall be subject to any obligation or liability of such employee or have a lien imposed upon it. During the lifetime of an employee, the shares of Common Stock which he is entitled to purchase under the Plan may be purchased only by the employee.
(i)Restrictions on Transferability. If, at the time of the purchase of shares of Common Stock under the Plan, in the opinion of counsel for Wintrust, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the purchase or sale of securities, that the employee purchasing such shares shall agree not to purchase or dispose of such shares otherwise than in compliance with the Securities Act of 1933 or the Exchange Act, as amended, and the rules and regulations promulgated thereunder, the employee will, upon the request of Wintrust, execute and deliver to Wintrust an agreement to such effect.
Annex A-5

(j)Rights as Stockholder. An employee who is a participant hereunder shall have no rights as a stockholder with respect to shares of Common Stock which he is entitled to purchase under the Plan until the date of the issuance of the shares of Common Stock to the employee.
(k)Miscellaneous. The terms and conditions of participation under the Plan may include such other provisions as the Board shall deem advisable, including without limitation, provisions which may require participants to notify Wintrust promptly in writing if such participant disposes of stock acquired hereunder prior to the expiration of applicable holding periods under Section 423 of the Code.
9.Conformance With Tax and Securities Laws
The Plan and all offerings under the Plan are intended to comply in all aspects with Section 423 of the Code (or its successor section) and Rule 16b-3 promulgated under the Exchange Act, as amended from time to time. Should any of the terms of the Plan or offerings be found not to be in conformity with the terms of Section 423 or Rule 16b-3, such terms shall be invalid and shall be omitted from the Plan or the offering but the remaining terms of the Plan shall not be affected. However, to the extent permitted by law, any provisions which could be deemed invalid and omitted shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan.
10.Amendments
The Board may alter, amend, suspend or discontinue the Plan or at any time prior to a Change of Control (as defined in Paragraph 8(g)) alter or amend any and all terms of participation in an offering made thereunder.
11.Application of Funds
The proceeds received by Wintrust from the sale of Common Stock under the Plan, except as otherwise provided herein, will be used for general corporate purposes.
12.No Obligation to Purchase Shares
Participation under the Plan shall impose no obligation upon the employee to purchase any shares of Common Stock which are the subject of his participation.
13.Withholding
Any amounts to be paid or shares of Common Stock to be delivered by Wintrust under the Plan shall be reduced to the extent permitted or required under applicable law by any sums required to be withheld by Wintrust or any Participating Subsidiary.
14.Governing Law
Except where such laws may be superseded by Federal Law, this Plan and the terms and conditions of participation in the Plan, shall be construed in accordance with and governed by the laws of the State of Illinois; provided, however, in the event the Corporation’s state of incorporation shall be changed, then the law of such new state of incorporation shall govern.
15.Regulatory Authorities
Each and every obligation and undertaking of Wintrust hereunder is subject to the proviso that if at any time the Board determines that the listing, registration or qualification of the shares covered hereby or by an option issued hereunder upon any securities exchange or under any state or federal law, or the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to or in connection with the grant or exercise of any option hereunder, such grant or exercise shall be deemed to be without effect hereunder until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.
Annex A-6

16.Designation of Beneficiary
Each employee may designate any person or entity as such employee’s beneficiary who shall, in the event of the employee’s death, receive shares of Common Stock under the Plan or the funds in the employee’s Purchase Savings Account. Each designation of a beneficiary by an employee will revoke all previous designations under the Plan made by that employee and will be effective only when filed in writing with Wintrust in accordance with procedures established by the Committee during the employee’s lifetime. If any employee fails to designate a beneficiary in the manner provided above, or if the beneficiary designated by an employee dies before the employee or before issuance of all shares of Common Stock due to the employee under the Plan is completed, the Board or the Committee shall distribute the employee’s shares to the legal representative or representatives of the estate of the later to die of the employee or the employee’s designated beneficiary.
17.Indemnification
Any person who is or was a director, officer, or employee of Wintrust or a Participating Subsidiary and each member of the Committee shall be indemnified and saved harmless by Wintrust to the extent legally permissible from and against any and all liability or claim of liability to which such person may be subjected by reason of any act done or omitted to be done in good faith with respect to the administration of the Plan, including all expenses reasonably incurred in his defense in the event that Wintrust fails to provide such defense.
18.Rights to Employment
Participation under the Plan shall not confer upon any employee any right with respect to continued employment by Wintrust or a Participating Subsidiary.
19.Expenses
All expenses of administering the Plan shall be borne by Wintrust.
20.Facility of Payment
Whenever the Committee considers that an employee or a beneficiary entitled to shares of Common Stock or proceeds under the Plan is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct that such shares of Common Stock or proceeds be issued directly to such employee or beneficiary, to the legal guardian or conservator of such employee or beneficiary, to a relative of such employee or beneficiary to be expended by such relative for the benefit of such employee or beneficiary, to a custodian for such beneficiary under a Uniform Transfers or Gifts to Minors Act or comparable statute of any state, or expended for the benefit of such employee or beneficiary, as the Committee considers advisable.
21.Effective Date
This Plan, as amended and restated as set forth herein, is effective April 6, 2021, subject to approval by the shareholders of the Corporation at the 2021 annual meeting of the Corporation.
Annex A-7

ANNUAL MEETING OF SHAREHOLDERS OF

WINTRUST FINANCIAL CORPORATION

May 27, 2021

PROXY VOTING INSTRUCTIONS

INTERNET - *Before the Meeting:* Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

During the Meeting: Go to https://web.lumiagm.com/212949112. Log in with password "win2021" and the Control Number which appears under the Account Number on this card.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM Eastern Time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Annual Meeting of Shareholders, Proxy Statement, Form of Electronic Proxy Card, Annual Report on Form 10-K and Annual Letter to Shareholders are available at https://materials.proxyvote.com/97650W

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

052721

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH DIRECTOR NOMINEE, AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors

	FOR	AGAINST	ABSTAIN
Peter D. Crist	☐	☐	☐
Bruce K. Crowther	☐	☐	☐
William J. Doyle	☐	☐	☐
Marla F. Glabe	☐	☐	☐
H. Patrick Hackett, Jr.	☐	☐	☐
Scott K. Heitmann	☐	☐	☐
Deborah L. Hall Lefevre	☐	☐	☐
Suzet M. McKinney	☐	☐	☐
Gary D. "Joe" Sweeney	☐	☐	☐
Karin Gustafson Teglia	☐	☐	☐
Alex E. Washington, III	☐	☐	☐
Edward J. Wehmer	☐	☐	☐

	FOR	AGAINST	ABSTAIN
2. Proposal to approve the Amended and Restated Employee Stock Purchase Plan (to increase number of shares that may be offered by 200,000).	☐	☐	☐
3. Proposal to approve, on an advisory (non-binding) basis, the Company's executive compensation as described in the 2021 Proxy Statement.	☐	☐	☐
4. Proposal to ratify the appointment of Ernst & Young LLP to serve as the independent registered public accounting firm for fiscal year 2021.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

WINTRUST FINANCIAL CORPORATION

Proxy for Annual Meeting of Shareholders on May 27, 2021

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints H. Patrick Hackett, Jr. and Edward J. Wehmer and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of common stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Wintrust Financial Corporation, on May 27, 2021 at 9:00 a.m. Central Time to be held virtually via live audio webcast on the Internet at https://web.lumiagm.com/212949112 (password “win2021”), and at any adjournments or postponements thereof, as designated on the reverse side of this form.

If no other indication is made on the reverse side of this form, the proxies shall vote “FOR” the election of each director nominee, and “FOR” proposals 2, 3 and 4. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

1.1 14475